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Total System Services, Inc.

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M. Troy Woods

Chairman and

Chief Executive Officer

March 15, 2017

Dear Fellow Shareholder:

Thank you for putting your confidence and resources in TSYS. Enhancing the value of your investment remains our first priority. You are invited to attend our 2017 Annual Meeting of Shareholders on Thursday, April 27, 2017 at 10:00 a.m. Eastern Time in the TSYS Riverfront Campus Auditorium, One TSYS Way, Columbus, Georgia.

I hope that you will be able to join us as we review 2016 and our strategy for the future. If you are unable to attend the meeting, you can listen to it live and view the slide presentation by visiting our website at www.tsys.com.

Your vote is very important to us. Whether or not you plan to attend, I encourage you to promptly submit your vote by the Internet, telephone or mail to ensure that your shares are represented at our Annual Meeting.

We value your feedback and thank you for your continued commitment to TSYS.

Sincerely,

M. Troy Woods

Total System Services, Inc.      •      Post Office Box 2506      •      Columbus, Georgia 31902-2506

Notice of The 2017 Annual Meeting of Shareholders

TIME:	10:00 a.m. Eastern Time Thursday, April 27, 2017

PLACE:	TSYS Riverfront Campus Auditorium One TSYS Way Columbus, Georgia 31901

ITEMS OF BUSINESS:	(1) To elect 11 directors to serve until the next Annual Meeting of Shareholders.

(2) To ratify the appointment of KPMG LLP as TSYS’ independent auditor for the year 2017.

(3) To approve, on an advisory basis, executive compensation.

(4) To hold an advisory vote on the frequency of future advisory votes on executive compensation.

(5) To approve the Total System Services, Inc. 2017 Omnibus Plan.

(6) To transact such other business as may properly come before the meeting and any adjournment thereof.

WHO MAY VOTE:	You may vote if you were a shareholder of record on February 17, 2017.

ANNUAL REPORT:	A copy of the Annual Report is enclosed.

PROXY VOTING:	Your vote is important. Please vote in one of these ways:

(1) Use the toll-free telephone number shown on your proxy card or Notice of Internet Availability of Proxy Materials, as applicable;

(2) Visit the website shown on your proxy card or Notice of Internet Availability of Proxy Materials, as applicable, or scan the QR code shown with your mobile device;

(3) If you received paper copies of the proxy materials, mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope provided; or

(4) Submit a ballot at the Annual Meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES PROMPTLY.

By Order of the Board of Directors,

March 15, 2017

G. Sanders Griffith, III

Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder

Meeting to be held on April 27, 2017

This Proxy Statement and Annual Report to Shareholders are available on our website at

http://annualreport.tsys.com.

PROXY STATEMENT

PROXY SUMMARY

This summary highlights certain information contained elsewhere in this Proxy Statement. As it is only a summary, please read the entire Proxy Statement before you vote.

2017 ANNUAL MEETING OF SHAREHOLDERS

Date and Time: April 27, 2017,10:00 a.m. Eastern Time	Record Date: February 17, 2017
Place: TSYS Riverfront Campus Auditorium One TSYS Way Columbus, Georgia 31901	Meeting Webcast: www.tsys.com under “Investor Relations”—“Events, Webcasts and Presentations”

MEETING AGENDA AND VOTING RECOMMENDATIONS

Management Proposals:	Board’s Recommendation	Page
Election of 11 Director Nominees	FOR all Director Nominees	14
Ratification of Appointment of KPMG LLP as the Independent Auditor for 2017	FOR	19
Advisory Approval of Executive Compensation	FOR	45
Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	1 YEAR (a vote every year)	46
Approval of TSYS’ 2017 Omnibus Plan	FOR	47

2016 PERFORMANCE HIGHLIGHTS

TSYS delivered strong financial and business performance in 2016. Highlights include the following:

•	Total revenues were $4.2 billion, an increase of 50% over 2015. Revenues before reimbursable items were $3.9 billion, an increase of 56.5% over 2015.

•	Basic earnings per share (“EPS”) were $1.74, a decrease of 11.6% from 2015. Adjusted EPS from continuing operations was $2.81, an increase of 14.5% over 2015.

•	In April 2016, we completed the acquisition of TransFirst which was the largest acquisition in our history and it doubled the size of our merchant business.

•	The number of authorizations and transactions processed during the traditional holiday shopping season were the highest in our history.

Adjusted EPS and revenues before reimbursable items are non-GAAP financial measures which are defined on page 25 of this Proxy Statement. These two metrics and relative TSR were used as the performance metrics at the enterprise level for our executive compensation program for 2016.

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CORPORATE GOVERNANCE FACTS

Our Corporate Governance Policies Reflect Best Practices Including:

Annual Election of All Directors

Majority Voting and a Director Resignation Policy for Directors in Uncontested Elections

Independent Lead Director with Broad Authority and Responsibility

10 of 13 Directors are Independent

Executive Sessions of Non-Management Directors held at each Regularly Scheduled Board Meeting

Board Participation in Executive Succession Planning

Board Oversight of Risk Management with a Focus on the Most Significant Risks Facing TSYS

Director Stock Ownership Guidelines

Limitation on Outside Board and Audit Committee Service

Annual Board and Committee Self-Evaluations

Shareholder Outreach Regarding General Governance Issues and Compensation Related Matters

No Hedging of Company Stock by Directors and Executive Officers and Restrictions on Pledging

No Poison Pill

EXECUTIVE COMPENSATION

Our executive compensation program aligns to long-term shareholder value creation and attracts, motivates and retains an exceptionally talented executive team with the skills and vision required for us to become the leading global payment solutions provider. Our executive compensation program links compensation to TSYS’ performance. Performance-based pay incentives focus our management on achieving our key financial, strategic and business goals. For 2016, approximately 85% and 74%, respectively, of our CEO’s and, excluding a one-time cash signing bonus for our newly hired President and COO, other named executive officers’ target total direct compensation opportunity was performance-based, with the actual amounts realized dependent upon our annual and long-term performance and our stock price. Performance-based pay includes the target 2016 Annual Incentive Program (“AIP”) cash award and Long-Term Incentive Program (“LTIP”) opportunity (delivered in the form of stock options and performance shares).

Our Executive Compensation Program Reflects Best Practices Including:

Emphasis on Performance-Based Compensation

Clawback Policy on Incentive Compensation

Double-Trigger Provisions with Pro Rata Vesting of Equity Upon Change of Control

Significant Stock Ownership Guidelines

Retention of an Independent Compensation Consultant

Annual Shareholder “Say-on-Pay” Vote

No Hedging of Company Stock and Restrictions on Pledging

No Backdating or Repricing of Stock Options

No Excise Tax Gross-Up Policy for New Agreements

No Employment Agreements with Executive Officers

We were gratified that over 94% of the votes cast in 2016 on the advisory vote on our executive officers’ compensation voted in support of the compensation paid to executive officers. Nevertheless, consistent with its strong interest in shareholder engagement, communication, and transparency, the Compensation Committee continued to examine our executive compensation program to assure alignment between the interests of our executive officers and shareholders.

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Please see the Compensation Discussion and Analysis section beginning on page 24 of this Proxy Statement for a detailed description of our executive compensation.

ADDITIONAL INFORMATION

Please see Additional Information About the Annual Meeting beginning on page 57 for important information about the proxy materials, voting, the Annual Meeting, financial information and the deadlines to submit shareholder proposals for the 2018 Annual Meeting of Shareholders.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Principles

TSYS is committed to good corporate governance, which is designed to build long-term shareholder value, sustain our success, maintain internal checks and balances and foster responsible decision making and accountability.

TSYS has adopted Corporate Governance Guidelines and other governance practices to provide a framework for the effective governance of TSYS. Our Corporate Governance Guidelines and other governance practices are reviewed regularly by the Board and TSYS and modified as appropriate. The full text of our Corporate Governance Guidelines, Code of Business Conduct and Ethics which is applicable to all directors, officers and employees, each committee’s current charter, procedures for shareholders and other interested parties to communicate with the independent Lead Director or with the non-management directors individually or as a group and procedures for reporting complaints and concerns about TSYS, including complaints concerning accounting, internal accounting controls and auditing matters can be found in the Corporate Governance section of our website at www.tsys.com, under “Investor Relations” then “Corporate Governance.”

Governance is a continuing focus at TSYS, starting with the Board and extending to management and all employees. As such, the Board reviews TSYS’ policies and business strategies and advises and counsels the Chief Executive Officer and the other executive officers who manage our business.

Director Independence

The Board has determined that 10 of its 13 members are independent as defined by the listing standards of the New York Stock Exchange (“NYSE”) and our Corporate Governance Guidelines. TSYS’ Board has determined that the following directors are independent: James H. Blanchard, Kriss Cloninger III, Walter W. Driver, Jr., Sidney E. Harris, William M. Isaac, Mason H. Lampton, Connie D. McDaniel, John T. Turner, Richard W. Ussery and James D. Yancey. Gardiner W. Garrard, Jr. and H. Lynn Page, who retired as directors at the 2016 Annual Meeting of Shareholders, were also determined by the Board to be independent directors for the period they served as directors during 2016. For a director to be considered independent, the Board must affirmatively determine that the director has no direct or indirect material relationship with TSYS. The Board has established guidelines for independence to assist it in determining director independence which are consistent with the independence requirements in the NYSE listing standards. In addition to applying these guidelines, which are set forth in Section 2 of our Corporate Governance Guidelines and available in the Corporate Governance section of our website at www.tsys.com, under “Investor Relations” then “Corporate Governance,” the Board considers all relevant facts and circumstances in making an independence determination. The Board considered the transactions described under “Certain Relationships and Related Transactions” on page 10 and concluded that none of the transactions impaired any director’s independence under TSYS’ independence guidelines or NYSE listing standards.

Attendance at Meetings

The Board of Directors held seven meetings in 2016. All incumbent directors attended at least 75% of Board and committee meetings held during their tenure during 2016. The average attendance by directors at the aggregate number of Board and committee meetings they were scheduled to attend was 92%. Although TSYS has no formal policy with respect to Board members’ attendance at its annual meetings, it is customary for all Board members to attend the annual meetings. All of our directors attended the 2016 Annual Meeting of Shareholders.

Executive Sessions of the Board of Directors

The non-management directors meet separately in executive session at least four times a year in conjunction with each regularly scheduled meeting of the Board of Directors. The independent directors meet in executive session at least once a year. The independent Lead Director presides at the meetings of non-management and independent directors. James H. Blanchard currently serves as our independent Lead Director.

Committees of the Board

TSYS’ Board of Directors has five principal standing committees—an Audit Committee, a Corporate Governance and Nominating Committee, a Compensation Committee, a Technology Committee and an Executive Committee.

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Each committee has a written charter adopted by the Board of Directors that complies with the listing standards of the NYSE pertaining to corporate governance. Copies of the committee charters are available in the Corporate Governance section of our website at www.tsys.com, under “Investor Relations” then “Corporate Governance.” The Board has determined that each member of the Audit, Corporate Governance and Nominating and Compensation Committees is an independent director as defined by the listing standards of the NYSE and our Corporate Governance Guidelines, and satisfies the applicable SEC and NYSE additional independence requirements for the members of such committees. The following table shows the current membership of the various committees.

Name	Audit	Compensation	Corporate Governance and Nominating	Technology	Executive
James H. Blanchard					Chair
Kriss Cloninger III		Chair			✓
Walter W. Driver, Jr.		✓
Sidney E. Harris	✓			Chair	✓
William M. Isaac		✓	✓
Mason H. Lampton				✓
Connie D. McDaniel	Chair				✓
John T. Turner	✓		✓
Richard W. Ussery				✓
M. Troy Woods					✓
James D. Yancey			Chair	✓	✓
Number of Committee Meetings Held in 2016	11	5	3	4	0

Executive Committee

During the intervals between meetings of TSYS’ Board of Directors when the full Board is unable to meet in person or telephonically with respect to urgent, time sensitive matters, the Executive Committee possesses and may exercise any and all of the powers of the Board of Directors in the management and direction of the business and affairs of TSYS with respect to which specific direction has not been previously given by the Board of Directors unless Board action is required by TSYS’ governing documents, law or rule.

Audit Committee

The Report of the Audit Committee is on page 21. The Board has determined that all members of the Committee are independent under the rules of the NYSE and the SEC, financially literate under the rules of the NYSE and that Connie D. McDaniel is an “audit committee financial expert” as defined by the rules of the SEC. The primary functions of the Audit Committee include:

•	Monitoring the integrity of TSYS’ financial statements, TSYS’ systems of internal controls and TSYS’ compliance with regulatory and legal requirements;

•	Selecting and monitoring the independence, qualifications and performance of TSYS’ independent auditor and internal auditing activities;

•	Providing an avenue of communication among the independent auditor, management, internal audit and the Board of Directors; and

•	Monitoring the effectiveness of management’s enterprise risk management process that monitors and manages key business risks facing TSYS.

Corporate Governance and Nominating Committee

The primary functions of the Corporate Governance and Nominating Committee include:

•	Identifying qualified individuals to become Board members;

•	Recommending to the Board the director nominees for each annual meeting of shareholders and director nominees to be elected by the Board to fill interim director vacancies;

•	Overseeing the annual review and evaluation of the performance of the Board and its committees;

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•	Developing and recommending to the Board corporate governance guidelines; and

•	Ensuring that procedures are in place for annual CEO performance reviews and annual reviews for succession planning and management development.

Compensation Committee

The Report of the Compensation Committee is on page 38. The primary functions of the Compensation Committee include:

•	Establishing, reviewing and approving the compensation of the Chief Executive Officer and reviewing and approving compensation amounts for all other executive officers;

•	Overseeing TSYS’ equity compensation plans;

•	Preparing the report on executive compensation to be included in TSYS’ annual proxy statement;

•	Reviewing and assessing potential risk to TSYS from its compensation practices, policies and programs; and

•	Monitoring TSYS’ management development and executive succession planning activities.

The Compensation Committee’s charter reflects these responsibilities and, except to the extent prohibited by NYSE rules or other applicable law or regulation, allows the Committee to delegate any matters within its power and responsibility to individuals or subcommittees when it deems appropriate. Information regarding TSYS’ processes and procedures for the consideration and determination of executive compensation, including the roles of TSYS’ executive officers and independent compensation consultant in the Committee’s decision making process, can be found under “Compensation Discussion and Analysis” on page 24.

Technology Committee

The primary functions of the Technology Committee include:

•	Assisting the Board and Audit Committee in their oversight of TSYS’ management of risks regarding technology, information security, disaster recovery and business continuity;

•	Reviewing and discussing with management TSYS’ assessment and management of risks associated with its technology;

•	Reviewing and discussing with management TSYS’ risk appetite and strategy and objectives relating to technology risks, as well as the guidelines, policies and processes for monitoring and mitigating such risks and strategy and objectives: and

•	Making recommendations to the Audit Committee or the Board with respect to any of the above and other matters related to technology risks.

Board Leadership Structure

Under its charter, the Corporate Governance and Nominating Committee periodically reviews and recommends to the Board the leadership structure of the Board including whether to separate or combine the Chief Executive Officer and Chairman positions as well as whether to have a Lead Director. Our bylaws and Corporate Governance Guidelines provide the Board with the flexibility to change the structure of the Chairman and Chief Executive Officer positions as and when appropriate. In addition, since 2003, our Corporate Governance Guidelines have required the election by the independent directors of an independent Lead Director to serve during any period when there is no independent Chairman of the Board in order to ensure that there is effective oversight by an independent board.

Board Leadership Structure

•     Chairman and Chief Executive Officer: M. Troy Woods

•     Independent Lead Director: James H. Blanchard

•     Audit, Compensation, Corporate Governance and Nominating and Technology Committees led by independent directors

•     Active engagement and oversight by all directors

The Board believes this structure provides an effective balance between strong company leadership and appropriate safeguards and oversight by independent directors.

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Responsibilities of the Independent Lead Director

Under our Corporate Governance Guidelines, the responsibilities of the independent Lead Director include:

•	providing leadership to ensure the Board works in an independent, cohesive fashion, which includes evaluating the CEO’s and Board’s performance on an ongoing and annual basis;

•	serving as a liaison with TSYS’ shareholders;

•	developing the agenda for Board meetings with the Chairman of the Board, Board and Corporate Secretary;

•	having the authority to call meetings of the independent and non-management directors, as needed;

•	ensuring Board leadership in times of crisis;

•	developing the agenda for and chairing executive sessions of the independent directors and executive sessions of the non-management directors and acting as liaison between the independent directors and the Chairman of the Board on matters raised in such sessions;

•	chairing Board meetings when the Chairman of the Board is not in attendance;

•	working with the Chairman of the Board regarding meeting schedules to ensure the conduct of the Board meeting provides adequate time for serious discussion of appropriate issues and that appropriate information is made available to Board members on a timely basis;

•	attending meetings of the committees of the Board, as necessary or at his/her discretion, and communicating regularly with the Chairs of the principal standing committees of the Board; and

•	being available, upon request, for consultation and direct communication with major shareholders.

Meetings of Non-Management Directors and Rationale for Structure

Our Corporate Governance Guidelines provide that non-management directors will meet in executive session at least four times a year and that our independent directors will meet in executive session at least once a year. As noted above, our Lead Director chairs these executive sessions which allow the Board to review key decisions and to discuss matters in a manner that is independent of the Chief Executive Officer, and where necessary, critical of the Chief Executive Officer and senior management.

The Board believes that the leadership of both the Board and TSYS by Mr. Woods is in the best interests of TSYS and its shareholders as it enhances communication between the Board and management and allows Mr. Woods to more effectively execute TSYS’ business plans and confront its challenges. The Board believes that the appointment of a strong independent Lead Director and the use of regular executive sessions of the non-management directors, along with the Board’s strong committee system and substantial majority of independent directors, allow it to maintain effective oversight of management.

Risk Oversight

Our Board of Directors has overall responsibility for risk oversight with a focus on the most significant risks facing TSYS. A fundamental part of risk oversight is not only understanding the material risks the company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the Board of Directors in reviewing TSYS’ business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for TSYS. The Board recognizes that it is neither possible nor prudent to eliminate all risk. In fact, thoughtful and appropriate risk-taking is essential for TSYS to remain competitive and to achieve its long-term strategic objectives.

Oversight of Risk

•     The Board oversees risk management.

•     Board Committees, which meet regularly and report back to the full Board, play significant roles in carrying out the risk oversight function.

•     TSYS management is charged with managing risk, through robust internal processes and effective internal controls.

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The Board exercises its oversight responsibility for risk both directly and through the Audit, Compensation, Corporate Governance and Nominating and Technology Committees. Management of TSYS, which is responsible for day-to-day risk management, maintains an enterprise risk management process. The enterprise risk management process is designed to identify and assess TSYS’ risks, and to develop steps to mitigate and manage risks. On at least an annual basis, our Chief Risk, Compliance and Privacy Officer presents a report to the full Board and the Board discusses the most significant risks that TSYS is facing and the steps management has taken or will take to mitigate those risks. In addition, the full Board is kept informed of each committee’s risk oversight and related activities through regular reports from the committee chairs.

The Audit Committee has primary responsibility for overseeing TSYS’ enterprise risk management framework and programs. The Committee regularly discusses our major financial risk exposures, financial reporting, internal controls, key operational risks, market risks and compliance, and the enterprise risk management framework and programs. TSYS’ executive management engages with and/or reports to the Committee on a regular basis to address high priority risks.

The Technology Committee assists the Board and the Audit Committee in the oversight of TSYS’ management of risks regarding technology, information security, disaster recovery and business continuity, including, but not limited to, risks in these four areas related to hardware, software, personnel, architecture, organizational structure, management, resource allocation, innovation, and research and development. The Committee oversees and reviews management’s assessment and management of these technology risks and regularly discusses with management TSYS’ risk appetite and strategy relating to these risks.

The Corporate Governance and Nominating Committee oversees risks related to our overall corporate governance structure and processes, including board and committee composition, board size and structure, independence and risks arising from related party transactions.

The Compensation Committee oversees the risks associated with management resources, succession planning and management development and our compensation structure and programs, including evaluating and assessing risks arising from our compensation policies and practices for all employees, as discussed further below.

Management recently conducted a risk assessment to evaluate the risks associated with TSYS’ compensation practices, policies and programs for all employees, including the named executive officers. Management’s analysis was reviewed with the Compensation Committee at its February 2017 meeting. Based on this review and assessment, we do not believe our compensation programs encourage excessive or inappropriate risk-taking that is reasonably likely to result in a material adverse effect on TSYS.

Shareholder Engagement

We believe that building positive relationships with our shareholders is critical to TSYS’ long-term success. We value the views of our shareholders and we have both face-to-face meetings and conference calls with them during the year on subjects such as capital allocation, our performance, the regulatory environment, corporate governance and executive compensation in an effort to ensure that management and the Board understand and consider the issues that matter most to our shareholders and to enable TSYS to attempt to address them effectively.

Board and Committee Evaluations

Each year, our Board and committees conduct self-evaluations to assess the qualifications, attributes, skills and experience represented on the Board; to assess their effectiveness and adherence to our Corporate Governance Guidelines and committee charters; and to identify opportunities to improve Board and committee performance.

Communicating with the Board

The Board provides a process for shareholders and other interested parties to communicate with one or more members of the Board, including the independent Lead Director, or the non-management directors individually or as a group. Shareholders and other interested parties may communicate with the Board by writing the Board of Directors, Total System Services, Inc., c/o General Counsel’s Office, One TSYS Way, Columbus, Georgia 31901 or by calling (888) 467-2881. These procedures are also available in the Corporate Governance section of our website at www.tsys.com, under “Investor Relations” then “Corporate Governance.” The process for handling shareholder and other communications to the Board has been approved by TSYS’ independent directors.

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Board Composition

Nominating Process and Director Recruitment

The Corporate Governance and Nominating Committee reviews potential director candidates and recommends nominees to the Board for approval. The Committee assesses the size and composition of the Board each year and seeks input from each director with respect to the current composition of the Board in light of TSYS’ current and future business strategies as a means to identify any backgrounds or skill sets that may be helpful in maintaining or improving alignment between Board composition and our business. In assessing Board composition and selecting and recruiting director candidates, the Committee believes it is important to have a mix of experienced directors with a deep understanding of TSYS and others who bring a fresh perspective. In this regard, the Committee recruited two new directors in 2014 and one new director in 2016. The Committee is aware that a long-tenured board and/or long-tenured directors may be believed by some to contribute to a lack of diversity and fresh perspectives, and may also diminish a director’s independence. The Committee appreciates these concerns and has been focused on director refreshment and succession planning for several years.

Director Qualifications

Our Corporate Governance Guidelines contain Board membership criteria considered by the Committee in recommending nominees for a position on TSYS’ Board. The Committee believes that, at a minimum, a director candidate must possess the personal qualities of personal and professional integrity, sound judgment and forthrightness. A director candidate must also have sufficient time and energy to devote to the affairs of TSYS, be free from conflicts of interest with TSYS, and be willing to make, and financially capable of making, the required investment in TSYS’ stock pursuant to our Director Stock Ownership Guidelines. The Committee considers, among other things, the following criteria when reviewing a director candidate and existing directors:

•	The extent of the director’s/potential director’s business, educational, governmental, non-profit or professional acumen and experience;

•	Whether the director/potential director assists in achieving a mix of Board members that represents a diversity of background, perspective and experience, including with respect to age, gender, race, place of residence and specialized experience;

•	Whether the director/potential director meets the independence requirements of the listing standards of the NYSE and our independence guidelines (where independence is desired);

•	Whether the director/potential director has the financial acumen or other professional or business experience relevant to an understanding of TSYS’ business; and

•	Whether the director/potential director, by virtue of particular technical expertise, experience or specialized skill relevant to TSYS’ current or future business, will add specific value as a Board member.

In addition, in accordance with our Corporate Governance Guidelines, no person 75 years or older is eligible for election as a member of the Board.

The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. In addition to the criteria set forth above, the Committee considers how the skills and attributes of each individual candidate or incumbent director work together to create a board that is collegial, engaged and effective in performing its duties. Although the Board does not have a formal policy on diversity, the Board and the Committee believe that the background and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will contribute to Board diversity and allow the Board to effectively fulfill its responsibilities. The Committee actively considers diversity in recruitment and nominations of directors. In this regard, two of the three most recent additions to the Board are female.

Identifying and Evaluating Nominees

The Committee has two primary methods for identifying director candidates (other than those proposed by TSYS’ shareholders, as discussed below). First, the Committee solicits ideas for possible candidates from a number of sources including members of the Board, TSYS executives and individuals personally known to the members of the Board. Second, the Committee may use its authority under its charter to retain at TSYS’ expense one or more search firms to identify candidates (and to approve such firms’ fees and other retention terms).

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The Committee will consider all director candidates identified through the processes described above and will evaluate each of them, including incumbents, based on the same criteria. Director candidates are evaluated at regular or special meetings of the Committee and may be considered at any point during the year. If based on the Committee’s initial evaluation a director candidate continues to be of interest to the Committee, the Chair of the Committee and other Committee members will interview the candidate and communicate the evaluation to executive management. Additional interviews are conducted, if necessary, and ultimately the Committee will meet to finalize its list of recommended candidates for the Board’s consideration.

Shareholder Candidates

The Committee will also consider candidates for nomination as a director submitted by shareholders. Although the Committee does not have a separate policy that addresses the consideration of director candidates recommended by shareholders, the Board does not believe that such a separate policy is necessary as our bylaws permit shareholders to nominate candidates and as one of the duties set forth in the Corporate Governance and Nominating Committee charter is to review and consider director candidates submitted by shareholders. The Committee’s evaluation process does not vary based upon whether a candidate is recommended by a shareholder; provided, however, the procedural requirements set forth in our bylaws and the procedures described under “Shareholder Proposals and Nominations” on page 59 must be met.

Certain Relationships and Related Transactions

Related Party Transaction Policy

The Board of Directors has adopted a written policy for the review, approval or ratification of certain transactions with related parties of TSYS, which policy is administered by the Corporate Governance and Nominating Committee. Transactions that are covered under the policy include any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which: (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; (2) TSYS is a participant; and (3) any related party of TSYS (such as an executive officer, director, nominee for election as a director or greater than 5% beneficial owner of TSYS stock, or their immediate family members) has or will have a direct or indirect material interest.

In determining whether to approve or ratify a related party transaction, the Committee must consider, in addition to other factors it deems appropriate, whether the transaction is on terms no less favorable to TSYS than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

The policy does not apply to transactions which occurred, or in the case of ongoing transactions, transactions which began, prior to the date of the adoption of the policy by the Board.

Related Party Transactions

Mack Paul Daffin, Jr., the son-in-law of director Philip W. Tomlinson, was employed by TSYS as a senior director, applications system development during 2016. Mr. Daffin received $368,244 in compensation during 2016. John Dale Hester, the son-in-law of director Richard W. Ussery, was employed by TSYS as a group executive, account management during 2016. Mr. Hester received $290,872 in compensation during 2016. Roderick Cowan Hunter, the son-in-law of director James D. Yancey, was employed by TSYS as a senior procurement manager during 2016. Mr. Hunter received $215,646 in compensation during 2016. Charles D. Todd, the brother of Paul M. Todd, Senior Executive Vice President and Chief Financial Officer of TSYS, was employed by TSYS as a senior director, finance and accounting during 2016. Mr. Todd received $315,993 in compensation during 2016. None of the employees listed above is an executive officer of TSYS. The compensation received by the employees listed above is determined under the standard compensation practices of TSYS. The employment relationships described above did not require review, approval or ratification under TSYS’ Related Party Transaction Policy as they began prior to the adoption of the policy by the TSYS Board.

During 2011, TSYS made a capital commitment of $20 million to TTV Fund III, L.P. (“Fund III”), a private equity fund engaged in private equity investment transactions. As of December 31, 2016, TSYS had funded approximately 83% of its capital commitment and held approximately 49% of the membership interests in Fund III. TSYS is entitled to receive 39.9% of any profit allocations made by Fund III. Gardiner W. Garrard, III, the son of Gardiner W. Garrard, Jr. who retired as a director at the 2016 Annual Meeting of Shareholders, owns an interest in the general partner which manages Fund III. As a result of this ownership interest, Gardiner W. Garrard, III is

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entitled to receive 29.2% of any profit allocations made by Fund III to its general partner. Fund III has entered into an agreement with TTV Capital, LLC (“TTV”) pursuant to which TTV provides investment management administrative services to Fund III. Gardiner W. Garrard, III owns 50% of the membership interests in TTV and also serves as its managing partner. During 2016, TSYS paid TTV a management fee of $238,816 as a result of its investment in Fund III.

During 2015, TSYS made a capital commitment of $20 million to TTV Fund IV, L.P. (“Fund IV”), a private equity fund engaged in private equity investment transactions. As of December 31, 2016, TSYS had funded approximately 17% of its capital commitment and held approximately 24% of the membership interests in Fund IV. TSYS is entitled to receive approximately 19% of any profit allocations made by Fund IV. Gardiner W. Garrard, III owns an interest in the general partner which manages Fund IV. As a result of this ownership interest, Gardiner W. Garrard, III is entitled to receive 27.5% of any profit allocations made by Fund IV to its general partner. Fund IV has entered into an agreement with TTV pursuant to which TTV provides investment management administrative services to Fund IV. As noted above, Gardiner W. Garrard, III owns 50% of the membership interests in TTV and also serves as its managing partner. During 2016, TSYS paid TTV a management fee of $400,000 as a result of its investment in Fund IV. The terms of these transactions are comparable to those provided for between similarly situated unrelated third parties in similar transactions and these transactions were approved pursuant to TSYS’ Related Party Transaction Policy.

Other Information About Board Independence

In addition to the information set forth under the caption “Related Party Transactions” above, the Board also considered the following relationship in evaluating the independence of our independent directors and determined that it does not constitute a direct or indirect material relationship with TSYS. An entity of which Mr. Cloninger serves as an executive officer made payments to and received payments from TSYS for merchant processing and printing and related services, respectively, in the ordinary course of business during 2016, which payments were significantly less than the greater of two percent of the annual revenues for that entity or TSYS, or $1 million, and therefore satisfy the Board’s guidelines for independence.

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DIRECTOR COMPENSATION

The Corporate Governance and Nominating Committee is responsible for reviewing and recommending to the Board compensation programs for non-employee directors, which review is conducted annually. TSYS does not pay directors who are employees for Board service in addition to their regular employee compensation. As part of its review of director compensation, the Committee periodically engages an outside consultant to report on director compensation practices and levels, but did not do so in 2016. In addition, from time to time, the Chief Executive Officer may make recommendations to the Committee about types and amounts of appropriate compensation for directors. There were no changes to director compensation for 2016.

The compensation program for non-employee directors is designed to achieve the following goals: compensation should fairly pay directors for work required for a company of TSYS’ size; compensation should align directors’ interests with the long-term interests of shareholders; and the structure of the compensation should be simple, transparent and easy for shareholders to understand.

Cash Compensation of Directors

The annual cash retainer for non-employee directors is $75,000. Compensation Committee and Technology Committee members receive an additional cash retainer of $10,000, Corporate Governance and Nominating Committee members receive an additional cash retainer of $7,500 and Audit Committee members receive an additional cash retainer of $15,000. In addition, the Chairperson of the Corporate Governance and Nominating Committee receives a $7,500 cash retainer, the Chairpersons of the Compensation and Technology Committees receive a $10,000 cash retainer, the Chairperson of the Audit Committee receives a $15,000 cash retainer and the Lead Director receives a $20,000 cash retainer. In addition, directors may from time to time receive compensation for serving on special committees of the TSYS Board. Directors are not compensated for serving on the Executive Committee.

Deferral Program

Non-employee directors may elect to defer all or a portion of their cash compensation under the Directors’ Deferred Compensation Plan. The Directors’ Deferred Compensation Plan does not provide directors with an “above market” rate of return. Instead, the deferred amounts are deposited into one or more investment funds at the election of the director. In so doing, the plan is designed to allow directors to defer the income taxation of a portion of their compensation and to receive an investment return on those deferred amounts. All deferred fees are payable only in cash. Mr. Driver deferred cash compensation under this plan during 2016.

Equity Compensation of Directors

Non-employee directors receive an annual equity award with a fixed value of $130,000, with 50% awarded in the form of fully vested stock options and 50% in the form of fully vested shares. These awards are designed to create equity ownership and to focus directors on the long-term performance of TSYS.

Stock Ownership Guidelines

The equity awards to non-employee directors assist and facilitate directors’ fulfillment of their stock ownership requirements. TSYS’ Corporate Governance Guidelines require all directors to accumulate over time shares of TSYS stock equal in value to at least three times the value of their annual retainer for Board service. Directors have five years to attain this level of total stock ownership but must attain a share ownership threshold of one times the amount of the director’s annual retainer within three years. These stock ownership guidelines are designed to align the interests of TSYS’ directors to that of TSYS’ shareholders and the long-term performance of TSYS. All directors currently comply with our ownership guidelines.

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The following table summarizes the compensation paid to non-employee directors during the year ended December 31, 2016.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
James H. Blanchard	$95,000	$65,030	$65,004	—	$225,034
Kriss Cloninger III	95,000	65,030	65,004	—	225,034
Walter W. Driver, Jr.	85,000	65,030	65,004	—	215,034
Gardiner W. Garrard, Jr.(3)	—	—	—	—	—
Sidney E. Harris	110,000	65,030	65,004	—	240,034
William M. Isaac	92,500	65,030	65,004	—	222,534
Mason H. Lampton	85,000	65,030	65,004	—	215,034
Connie D. McDaniel	105,000	65,030	65,004	—	235,034
H. Lynn Page (3)	—	—	—	—	—
Philip W. Tomlinson	75,000	65,030	65,004	—	205,034
John T. Turner	97,500	65,030	65,004	—	227,534
Richard W. Ussery	85,000	65,030	65,004	—	215,034
James D. Yancey	100,000	65,030	65,004	—	230,034
(1)	This column represents the aggregate grant date fair value of 1,221 fully vested shares awarded to non-employee directors in 2016 calculated in accordance with FASB ASC Topic 718. The fair values of the awards granted on May 11, 2016 were calculated using the closing stock price on May 11, 2016 of $53.26.

(2)	This column represents the aggregate grant date fair value of 6,520 fully vested stock options awarded to non-employee directors in 2016 calculated in accordance with FASB ASC Topic 718, using a Black-Scholes valuation model. The fair values of the awards granted on May 11, 2016 were calculated using the closing stock price on May 11, 2016 of $53.26, which is the exercise price for the stock options. For a discussion of the assumptions used in calculating the values of the stock option awards reported in this column, see Note 18 of Notes to Consolidated Financial Statements in TSYS’ Annual Report for the year ended December 31, 2016. At December 31, 2016, each non-employee director held 38,136 vested unexercised stock options that were awarded as director compensation except Mr. Isaac, Ms. McDaniel and Mr. Yancey, who each held 21,117 unexercised options, and Mr. Ussery and Mr. Tomlinson, who each held 14,066 unexercised options. The stock options granted on May 11, 2016 expire on May 10, 2026.

(3)	Mr. Garrard and Mr. Page did not stand for reelection at the 2016 Annual Meeting and as such did not receive any compensation in 2016.

Mr. Tomlinson’s Consulting Arrangement

As was described in our 2015 and 2016 Proxy Statements, we entered into certain agreements with Mr. Tomlinson in connection with his retirement as an executive officer of TSYS, one of which is a Consulting Agreement. The Consulting Agreement will commence upon Mr. Tomlinson’s retirement as a director. He has agreed to serve as a consultant to us for a period of two years following his retirement as a director, providing consulting services related to business development, maintenance of client relationships, executive and board development and such other matters as may be requested by the Chief Executive Officer. We will pay Mr. Tomlinson $500,000 per year during the term of the Consulting Agreement.

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PROPOSAL 1: ELECTION OF DIRECTORS

General Information

Our Board of Directors is pleased to present the 11 nominees listed on pages 14 through 18 of this Proxy Statement for election as directors at the Annual Meeting. All of the 11 nominees are currently serving on our Board and were elected by shareholders at the 2016 Annual Meeting. James H. Blanchard and James D. Yancey, current members of our Board, will not be standing for re-election at the Annual Meeting due to having reached mandatory retirement age. We thank Mr. Blanchard and Mr. Yancey for their outstanding service. Our directors determine the size of the Board and for purposes of the Annual Meeting, the number is fixed at 11.

Nominees for Election as Directors

All nominees for director have been nominated by the Corporate Governance and Nominating Committee and approved by the Board for election as directors and, if elected, will hold office until the 2018 Annual Meeting. The Board believes that each director nominee will be able to stand for election. If any nominee becomes unable to stand for election, proxies in favor of that nominee will be voted in favor of any substitute nominee named by the Board upon the recommendation of the Corporate Governance and Nominating Committee. If you do not wish your shares voted for one or more of the nominees, you may so indicate on the proxy.

The 11 nominees for director were selected by the Corporate Governance and Nominating Committee based upon a review of the nominees and consideration of the director qualifications described under “Director Qualifications” on page 9. The Committee evaluates each individual in the context of the Board as a whole with the objective of recommending a group of directors that can best perpetuate the success of TSYS’ business and represent the long-term interests of shareholders.

The Committee believes that each director nominee possesses the personal qualities of personal and professional integrity, sound judgment and forthrightness; has sufficient time to dedicate to the affairs of TSYS; is free from conflicts of interest with TSYS; is able to work in a collegial manner; and is in compliance with the requirements of the Director Stock Ownership Guidelines. The Committee also assessed the qualifications, attributes, skills and experience of each director nominee. To follow is certain information with respect to each director nominee, including information with respect to the specific qualifications, attributes, skills and experience that contributed to his or her selection as a member of our Board of Directors.

The Board of Directors Recommends That You Vote “FOR” All of the Following Nominees.

Kriss Cloninger III

Age 69 Director since 2004 Compensation Committee Chair Executive Committee

Mr. Cloninger has served as President and as a director of Aflac Incorporated, an insurance holding company, since 2001. Mr. Cloninger also served as Chief Financial Officer of Aflac from the time he joined the company in 1992 until June 2015. Aflac Incorporated has announced that Mr. Cloninger will retire as President of Aflac Incorporated effective December 31, 2017. Mr. Cloninger also serves as Presiding Director of Tupperware Brands Corporation and is a member of its Compensation Committee. Mr. Cloninger’s business experience includes serving as a principal with KPMG LLP. Mr. Cloninger is a fellow of the Society of Actuaries and a member of the American Academy of Actuaries. Mr. Cloninger is a graduate of the University of Texas at Austin and he earned a Masters degree in business administration from the University of Texas at Austin. In addition to Mr. Cloninger’s leadership skills, his risk management experience and his expertise in corporate strategy development, Mr. Cloninger’s experience as a principal financial officer of a public company with a strong international business provides an important perspective to the TSYS Board as TSYS expands internationally.

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Walter W. Driver, Jr.

Age 71 Director since 2002 Compensation Committee

Mr. Driver has served as Chairman-Southeast of Goldman, Sachs & Co., an investment banking and securities firm, since 2006. Mr. Driver practiced law with the law firm of King & Spalding from 1970 until 2006, and served as Managing Partner or Chairman of the firm from 1999 until 2006. Mr. Driver’s law practice focused on many aspects of representation of financial institutions, including financing transactions. Mr. Driver also serves as a director of Equifax Inc. and is a member of its Governance Committee. Mr. Driver is a graduate of Stanford University and he earned a law degree from the University of Texas School of Law. In addition to Mr. Driver’s global business experience and his merger and acquisition experience, Mr. Driver’s legal training and experience, his negotiating skills, risk assessment skills and understanding of complex financial transactions benefit the TSYS Board in its discussion of strategic matters.

Sidney E. Harris

Age 67 Director since 1999 Technology Committee Chair Audit Committee Executive Committee

Mr. Harris served as a professor at Georgia State University from 1997 until his retirement in 2014. From 1997 until 2004, Mr. Harris also served as the Dean of the J. Mack Robinson College of Business at Georgia State University. In 1987, Mr. Harris joined the faculty of the Peter F. Drucker Graduate School of Management at the Claremont Graduate School and served as Dean of Drucker from 1991 until 1996. His research has focused on strategy implementation, general management and the strategic use of information in the strategy, structure and culture of high performance organizations. He has lectured internationally at several universities, and served as a member of the board of the Society of International Business Fellows. Mr. Harris serves as a director of the RidgeWorth Funds and is a member of its Audit Committee. Mr. Harris has also served as a director of the Multi-Manager Portfolio Funds, The ServiceMaster Company and Transamerica Investors, Inc. Mr. Harris is a graduate of Morehouse College and he earned a PhD in operations research at Cornell University. Mr. Harris’ knowledge of best practices in executive management, familiarity with international business practices and expertise in corporate strategy implementation, risk management and technology help the TSYS Board address challenges that TSYS encounters as it manages enterprise risk.

William M. Isaac

Age 73 Director since 2014 Compensation Committee Corporate Governance and Nominating Committee

Mr. Isaac has served as Senior Managing Director of FTI Consulting (“FTI”) since 2011. Mr. Isaac founded The Secura Group, a leading financial institutions consulting firm, in 1986. The Secura Group was acquired by FTI in 2011. Prior to forming The Secura Group, Mr. Isaac served for almost eight years on the Board of the Federal Deposit Insurance Corporation, serving as Chairman for nearly five years. Mr. Isaac serves as a director of General Employment Enterprises, Inc. and also serves as Chairman of Isaac Property Companies. Mr. Isaac’s business experience includes serving as the former Chairman of Fifth Third Bancorp, and as a former director of MPS Group, Trans Union Corporation, The Associates and Amex Centurion Bank. Mr. Isaac is a graduate of Miami University and he earned a law degree from The Ohio State University College of Law. Mr. Isaac’s experience in the financial services industry, including global business and merger and acquisition experience, exceeds 40 years of service in the role of lawyer, consultant, regulator and director which provides the TSYS Board with invaluable resources regarding the financial services industry.

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Pamela A. Joseph

Age 58 Director since 2016 President and Chief Operating Officer

Ms. Joseph was elected as President and Chief Operating Officer of TSYS effective May 1, 2016. Ms. Joseph served as Vice Chairman, Payment Services, of U.S. Bancorp and Chairman and Chief Executive Officer of Elavon, Inc., a wholly owned subsidiary of U.S. Bancorp, from December 2004 until her retirement in June 2015. U.S. Bancorp Payment Services and Elavon, Inc. manage and facilitate consumer, small business and corporate card issuing, as well as merchant payment processing. Ms. Joseph also serves as a director of TransUnion and is a member of its Audit and Compliance Committee. Ms. Joseph is a graduate of the University of Illinois at Champaign-Urbana. Ms. Joseph’s extensive executive experience in the financial services and payments industries, her wealth of technology experience and her experience with major acquisitions and international expansion provide valuable insight and resources to the TSYS Board as TSYS expands its offering of payment services and manages technology risks.

Mason H. Lampton

Age 69 Director since 1986 Technology Committee

Mr. Lampton has served as Chairman of the Board of Standard Concrete Products, Inc., a privately held construction materials company, since 2004. From 1996 until 2004, Mr. Lampton served as President and Chief Executive Officer of Standard Concrete Products, which he founded in 1996. Prior to 1996, Mr. Lampton served as President and Chairman of the Board of The Hardaway Company, a construction company. Mr. Lampton previously served as a director of Synovus Financial Corp. (“Synovus”). His prior business experience also includes serving as a director and as a member of the Audit Committee of another public company, Citizens Fidelity Corporation. He has served as a member of the TSYS and Synovus Audit Committees, Executive Committees and Compensation Committees. Mr. Lampton is a graduate of Vanderbilt University. In addition to Mr. Lampton’s global business and merger and acquisition experience, Mr. Lampton’s skills in risk management and directing corporate strategy and his public company board expertise provide the TSYS Board with valuable insights as the Board oversees TSYS’ strategic development.

Connie D. McDaniel

Age 58 Director since 2014 Audit Committee Chair Executive Committee

Ms. McDaniel was elected Vice President and Chief of Internal Audit of The Coca-Cola Company in 2009 and retired from that position in 2013. Prior to 2009, Ms. McDaniel served for over 20 years in various capacities with The Coca-Cola Company, including Vice President Global Finance Transformation and Vice President and Controller. She also held finance leadership positions with The Coca-Cola Company in Operating Units in both Germany and Thailand. Ms. McDaniel serves as a director of the RidgeWorth Funds and Chairs its Audit Committee. Ms. McDaniel is a graduate of Georgia State University. Ms. McDaniel’s experience as the chief audit executive of a public company, her financial expertise, her merger and acquisition experience and her international business experience provide valuable resources to the TSYS Board as TSYS expands internationally and manages financial reporting and enterprise risk.

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Philip W. Tomlinson

Age 70 Director since 1982

Mr. Tomlinson was elected Chairman of the Board and Chief Executive Officer of TSYS in January 2006. He retired from his position as Chief Executive Officer in July 2014 and retired from his position as Chairman of the Board in April 2015. From 1982 until 2006, Mr. Tomlinson served in various capacities with TSYS, including Chief Executive Officer and President. Since TSYS’ incorporation in December 1982, Mr. Tomlinson has played a key role in almost every major relationship that has shaped TSYS’ development. Mr. Tomlinson serves as a director of Synovus and is a member of its Risk and Compensation Committees. Mr. Tomlinson is also a member of the Financial Services Roundtable, a graduate of Louisiana State University’s School of Banking of the South, former Chairman of the Columbus State University Board of Trustees and a member of the Board of Directors of the Georgia Department of Economic Development. Mr. Tomlinson’s leadership skills, his relationship-building and risk management skills, his global business and technology experience, his extensive knowledge of and years of experience with TSYS and his knowledge and understanding of the payment services and financial services industries provide invaluable resources to TSYS’ Board.

John T. Turner

Age 60 Director since 2003 Audit Committee Corporate Governance and Nominating Committee

Mr. Turner is a private investor and a director of the W.C. Bradley Co., a privately held consumer products goods company. Mr. Turner served for 20 years in various capacities with the W.C. Bradley Co. and/or its subsidiaries, including President of Bradley Specialty Retailing, Inc. Mr. Turner has for many years been actively involved in initiatives encompassing a variety of entrepreneurial, social and environmental interests. Mr. Turner is a graduate of Vanderbilt University. Mr. Turner’s experience in business management, corporate strategy development, including international business, mergers and acquisitions and risk assessment provide the TSYS Board with a valuable perspective on matters relating to TSYS’ strategic growth and enterprise risk management.

Richard W. Ussery

Age 69 Director since 1982 Technology Committee

Mr. Ussery was elected as Chairman of the Board and Chief Executive Officer of TSYS in February 1992. He retired as an executive employee of TSYS in 2005 and served as a non-executive Chairman of the Board until 2006. Prior to 2005, Mr. Ussery served for over 40 years in various capacities with TSYS or Synovus’ subsidiary, Columbus Bank and Trust Company, including Chairman of the Board and Chief Executive Officer of TSYS. His business experience includes serving as a director of the Georgia Power Company, an electric utility subsidiary company of Southern Company. Mr. Ussery is a graduate of Auburn University. Mr. Ussery’s leadership and risk management skills, extensive knowledge of and experience in the payment services and financial services industries and understanding of TSYS’ technology, business and historical development give him unique insights into our company’s challenges, opportunities and business.

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M. Troy Woods

Age 65 Director since 2003 Chairman and Chief Executive Officer Executive Committee

Mr. Woods was elected President and Chief Executive Officer of TSYS in July 2014, and assumed the position of Chairman of the Board in April 2015. From 1987 until 2014, Mr. Woods served in various capacities with TSYS, including President and Chief Operating Officer. Mr. Woods is a graduate of Columbus State University, the University of Virginia’s Graduate School of Retail Bank Management and Louisiana State University’s School of Banking of the South. Mr. Woods is also a member of the Columbus State University Board of Trustees. Mr. Woods’ business experience includes service in the financial services industry in a variety of capacities, including as a senior vice president of consumer lending. Mr. Woods has been involved in directing TSYS’ international expansion, strategic planning activities, mergers and acquisitions, negotiations with major clients and the continual improvement of TS2, TSYS’ core payments engine. Mr. Woods’ extensive knowledge of TSYS’ business, technology, operations and employees, risk management and negotiating skills, as well as his extensive experience in the payment services and financial services industries provide invaluable resources to TSYS’ Board.

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PROPOSAL 2: RATIFICATION OF APPOINTMENT OF THE INDEPENDENT AUDITOR

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our financial statements and our internal control over financial reporting. The Committee has appointed the firm of KPMG LLP as the independent auditor for TSYS for 2017. KPMG has served as our independent auditor since 1983. In accordance with SEC rules and KPMG’s policies, a new Lead Engagement Partner is designated at least every five years to provide a fresh perspective. A new Lead Engagement Partner was designated for 2014 in consultation with the Audit Committee.

The Committee annually reviews KPMG’s independence and performance in deciding whether to retain KPMG or engage another firm as our independent auditor. In the course of these reviews, the Committee considers, among other things, the quality and efficiency of the services provided by the independent auditor and KPMG’s historical and recent performance on the TSYS audit. Based on this review and discussions with senior management, the Committee believes that retaining KPMG is in the best interests of TSYS.

Representatives of KPMG will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the meeting. Although shareholder ratification of the appointment of TSYS’ independent auditor is not required by our bylaws or otherwise, we are submitting the selection of KPMG to our shareholders for ratification as a matter of good corporate practice. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for TSYS.

The Board of Directors Recommends That You Vote “FOR” the Ratification of the Appointment of KPMG LLP as the Independent Auditor.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of TSYS’ annual financial statements for the years ended December 31, 2016 and December 31, 2015 and fees billed for other services rendered by KPMG during those periods.

	2016	2015
Audit Fees(1)	$2,812,894	$2,305,161
Audit Related Fees(2)	3,228,109	2,167,893
Tax Fees(3)	99,640	44,609
All Other Fees	-0-	-0-
Total	$6,140,643	$4,517,663
(1)	Audit fees represent fees for professional services provided in connection with the audit of TSYS’ financial statements and internal control over financial reporting, reviews of quarterly financial information and audit services provided in connection with other statutory or regulatory filings.

(2)	Audit related fees consisted principally of certain agreed upon procedures engagements, employee benefit plan audits and assurance related services associated with data center reviews.

(3)	Tax fees consisted of fees for tax compliance/preparation and tax consultation services.

Policy on Audit Committee Pre-Approval

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor in order to assure that the provision of these services does not impair the independent auditor’s independence. The Committee has considered whether the provision of the non-audit services set forth in the table under “Audit and Non-Audit Fees” above is compatible with maintaining KPMG’s independence and has concluded that it is.

TSYS’ Audit Committee Pre-Approval Policy addresses services included within the four categories of audit and permissible non-audit services, which include Audit Services, Audit Related Services, Tax Services and All Other Services. The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. In addition, the Audit Committee must specifically pre-approve permissible non-audit services classified as All Other Services.

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Prior to engagement, management submits to the Committee for approval a detailed list of the Audit Services, Audit Related Services and Tax Services that it recommends the Committee engage the independent auditor to provide for the fiscal year. Each specified service is allocated to the appropriate category and accompanied by a budget estimating the cost of that service. The Committee will, if appropriate, approve both the list of Audit Services, Audit Related Services and Tax Services and the budget for such services.

The Committee is informed at each Committee meeting as to the services actually provided by the independent auditor pursuant to the Pre-Approval Policy. Any proposed service that is not separately listed in the Pre-Approval Policy or any service exceeding the pre-approved fee levels must be specifically pre-approved by the Committee. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee. The Chair must report any pre-approval decisions made by her to the Committee at its next scheduled meeting.

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AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of three directors, each of whom the Board has determined to be an independent director as defined by the listing standards of the NYSE and the rules of the SEC. The duties of the Audit Committee are summarized in this Proxy Statement under “Committees of the Board” on page 4 and are more fully described in the Audit Committee charter adopted by the Board of Directors.

One of the Audit Committee’s primary responsibilities is to assist the Board in its oversight responsibility regarding the integrity of TSYS’ financial statements and systems of internal controls. Management is responsible for TSYS’ accounting and financial reporting processes, the establishment and effectiveness of internal controls and the preparation and integrity of TSYS’ consolidated financial statements. KPMG LLP, TSYS’ independent auditor, is responsible for performing an independent audit of TSYS’ consolidated financial statements and of the effectiveness of TSYS’ internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing opinions on whether those financial statements are presented fairly in conformity with accounting principles generally accepted in the United States and on the effectiveness of TSYS’ internal control over financial reporting. The Audit Committee is directly responsible for the appointment, compensation and oversight of KPMG. The function of the Audit Committee is not to duplicate the activities of management or the independent auditor, but to monitor and oversee TSYS’ financial reporting process.

In discharging its responsibilities regarding the financial reporting process, the Audit Committee:

•	Reviewed and discussed with management and KPMG TSYS’ audited financial statements as of and for the year ended December 31, 2016;

•	Discussed with KPMG the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees) as adopted by the PCAOB; and

•	Received from KPMG the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence.

Based upon the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in TSYS’ Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission.

The Audit Committee

Connie D. McDaniel, Chair

Sidney E. Harris

John T. Turner

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EXECUTIVE OFFICERS

The following table sets forth the name, age and position with TSYS of each executive officer of TSYS.

Name	Age	Position with TSYS
M. Troy Woods(1)	65	Chairman and Chief Executive Officer
Pamela A. Joseph(1)	58	President and Chief Operating Officer
G. Sanders Griffith, III(2)	63	Senior Executive Vice President, General Counsel and Secretary
William A. Pruett(3)	63	Senior Executive Vice President
Paul M. Todd(4)	46	Senior Executive Vice President and Chief Financial Officer
Patricia A. Watson(5)	50	Senior Executive Vice President and Chief Information Officer
(1)	As Mr. Woods and Ms. Joseph are also directors of TSYS, relevant information pertaining to their positions with TSYS and former employment is set forth under the caption “Nominees for Election as Directors” on page 14.

(2)	G. Sanders Griffith, III was elected as Senior Executive Vice President of TSYS in January 2008, Secretary of TSYS in 1995 and General Counsel of TSYS in 1988.

(3)	William A. Pruett was elected as Senior Executive Vice President of TSYS in April 2004. Mr. Pruett also served as President, TSYS North America from 2010 until 2017. From 1993 until 2004, Mr. Pruett served as Executive Vice President of TSYS. From 1982 until 1993, Mr. Pruett served in various capacities with TSYS, including Senior Vice President.

(4)	Paul M. Todd was elected as Senior Executive Vice President and Chief Financial Officer of TSYS effective July 2014. From 2008 until 2014, Mr. Todd served as Executive Vice President of Strategy, Mergers and Acquisitions, Product and Marketing of TSYS.

(5)	Patricia A. Watson was elected as Senior Executive Vice President and Chief Information Officer of TSYS in September 2015. From 2013 until 2015, Ms. Watson served as Vice President and Chief Information Officer of The Brink’s Company. From 2007 until 2012, Ms. Watson served as Senior Technology Executive with Bank of America’s Treasury, Credit and Payments division.

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STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth ownership of shares of TSYS stock by each director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group as of December 31, 2016.

Name	Shares of TSYS Stock Beneficially Owned with Sole Voting and Investment Power as of 12/31/16	Shares of TSYS Stock Beneficially Owned with Shared Voting and Investment Power as of 12/31/16	Total Shares of TSYS Stock Beneficially Owned as of 12/31/16(1)(2)	Percentage of Outstanding Shares of TSYS Stock Beneficially Owned as of 12/31/16
James H. Blanchard	64,119	93,624	195,879	*
Kriss Cloninger III	26,201	—	64,337	*
Walter W. Driver, Jr.	22,836	—	60,972	*
G. Sanders Griffith, III	169,212	1,683	253,235	*
Sidney E. Harris	21,544	—	59,680	*
William M. Isaac	9,770	—	30,887	*
Pamela A. Joseph	5,058	—	46,084	*
Mason H. Lampton	31,270	14,827	84,233	*
Connie D. McDaniel	7,570	—	28,687	*
William A. Pruett	241,795	—	285,947	*
Paul M. Todd	20,619	—	115,967	*
Philip W. Tomlinson	163,487	126,183	929,496	*
John T. Turner	14,297	1,332,081	1,384,514	*
Richard W. Ussery	271,142	—	285,208	*
Patricia A. Watson	15,219	—	44,704	*
M. Troy Woods	345,028	21,599	668,087	*
James D. Yancey	179,249	29,319	229,685	*
Directors and Executive Officers as a Group (17 persons)	1,608,416	1,619,316	4,767,602	2.6
*	Less than one percent of the outstanding shares of TSYS stock.

(1)	The totals shown in the table above for each of the non-employee directors include options to purchase 38,316 shares, except that the totals shown for each of Mr. Isaac, Mr. Yancey and Ms. McDaniel include options to purchase 21,117 shares, for Mr. Tomlinson includes options to purchase 639,826 shares, for Mr. Ussery includes options to purchase 14,066 shares and for each of the individuals listed below includes options to purchase the number of shares shown below. These options are all of the options held by TSYS’ directors and the named executive officers that were exercisable on, or became exercisable within 60 days after, December 31, 2016.

Name	Stock Options
G. Sanders Griffith, III	76,842
Pamela A. Joseph	41,026
William A. Pruett	44,152
Paul M. Todd	95,348
Patricia A. Watson	29,485
M. Troy Woods	301,460
Directors and Executive Officers as a Group (17 persons)	1,534,372

(2)	The totals shown in the table above include the following number of shares of TSYS stock that were pledged, including shares held in a margin account: 2,274 shares for Ms. Watson. Shares that are pledged are not included when calculating whether directors and executive officers are in compliance with director and executive officer stock ownership guidelines. The total shown in the table above for Mr. Griffith includes 5,498 shares for which he possessed sole voting power and no investment power.

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EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis which follows explains TSYS’ executive compensation program applicable to the following “named executive officers” whose 2016 compensation information is provided in the series of tables following this discussion:

•	M. Troy Woods, Chairman and Chief Executive Officer;

•	Paul M. Todd, Senior Executive Vice President and Chief Financial Officer;

•	Pamela A. Joseph, President and Chief Operating Officer;

•	William A. Pruett, Senior Executive Vice President;

•	G. Sanders Griffith, III, Senior Executive Vice President, General Counsel and Secretary; and

•	Patricia A. Watson, Senior Executive Vice President and Chief Information Officer.

We have voluntarily disclosed the compensation amounts earned by or paid to Mr. Griffith for 2014 and Ms. Watson for 2016 even though Mr. Griffith was not a “named executive officer” for 2014 and Ms. Watson was not a “named executive officer” for 2016. As certain executives are paid similar base salaries, it is possible that TSYS’ named executive officers could change from year-to-year as both the short-term and long-term incentive awards are expressed as a percentage of base pay and the target percentage for these executives is the same, or similar. We believe this information provides our shareholders with consistent disclosure from year-to-year.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Overview

TSYS’ executive compensation programs align the interests of TSYS’ executives with those of our shareholders by tying a significant portion of their total compensation directly to our short-term and long-term business results. The Compensation Committee (the “Committee”) reviews the program components, targets and payouts on an annual basis to ensure our pay-for-performance alignment. Executive performance is evaluated against both short- and long-term goals with targets and metrics that are directly linked to our annual operational and long-term strategic goals. We believe that the design of our executive compensation program provides a clear link to shareholder value by focusing our executives on achieving key financial and strategic business objectives and rewarding them when those objectives are achieved.

2016 Say-on-Pay Vote and Shareholder Outreach

At our 2016 Annual Meeting, we asked shareholders to approve, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement for that meeting. Shareholders responded favorably with over 94% of the votes cast in favor of approval. The Board and the Committee appreciate and value the views of our shareholders. In considering the results of this advisory vote on executive compensation, the Committee concluded that the compensation paid to our named executive officers and our overall pay practices enjoy strong shareholder support.

In light of the strong shareholder support of the compensation paid to our executive officers evidenced by the results of this advisory vote, the Board and the Committee did not make any material changes to our executive compensation program for 2017 as a result of the 2016 say-on-pay vote. Future advisory votes on executive compensation will serve as an additional tool to guide the Board and the Committee in evaluating the alignment of our executive compensation program with the interests of TSYS and its shareholders. The Board and the Committee intend to continue our annual shareholder outreach program pursuant to which we discuss, or offer to discuss, with all shareholders holding 1% or more of TSYS’ shares their views on general governance issues as well as compensation related matters or any concerns they may have concerning TSYS’ practices.

2016 Performance Highlights

TSYS delivered strong financial and business performance in 2016. Highlights include the following:

•	Total revenues were $4.2 billion, an increase of 50% over 2015. Revenues before reimbursable items were $3.9 billion, an increase of 56.5% over 2015.

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•	Basic earnings per share (“EPS”) were $1.74, a decrease of 11.6% from 2015. Adjusted EPS from continuing operations was $2.81, an increase of 14.5% over 2015.

•	In April 2016, we completed the acquisition of TransFirst which was the largest acquisition in our history and it doubled the size of our merchant business.

•	The number of authorizations and transactions processed during the traditional holiday shopping season were the highest in our history.

For 2016, we used three performance metrics at the enterprise level for our executive compensation program: adjusted EPS from continuing operations, revenues before reimbursable items and relative total shareholder return which is our performance compared to the companies in the S&P 500 (“Relative TSR”).(1)

Key Performance Metrics

(1)	Adjusted EPS and revenues before reimbursable items are non-GAAP financial measures. Adjusted EPS is adjusted earnings divided by weighted average shares outstanding used for basic EPS calculations. Adjusted earnings is net income excluding the after-tax impact of stock-based compensation expenses, amortization of acquisition intangibles, litigation, claims, judgments or settlements and TransFirst merger and acquisition expenses. Revenues before reimbursable items is total revenues less reimbursable items, or pass-through items, such as postage. For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measure, see “Non-GAAP Financial Measures” on page 28 of our consolidated financial statements included in our 2016 Annual Report to Shareholders accompanying this Proxy Statement and available on our web site at http://annualreport.tsys.com. TSR is cumulative stock price appreciation plus reinvestment of all dividends.

Compensation Components and Linking Pay with Performance

The primary components of our named executive officers’ total compensation are base salary, annual cash incentive awards through the Annual Incentive Program (“AIP”), annual equity-based awards through our Long-Term Incentive Program (“LTIP”) and retirement and other employee benefits.

•	Our AIP provides cash awards based on our performance against pre-established short-term performance goals aligned with our annual operating plan. Our performance goals at the enterprise level for the 2016 AIP are based on revenue growth and adjusted EPS growth.

•	The LTIP component of our executives’ compensation is delivered in two forms of equity grants:

-	40% is in the form of stock options, which align a significant portion of pay to value created for our shareholders through increases in our stock price; and

-	60% is in the form of multi-year performance shares, which link an element of pay to achievement of three-year goals established for key performance metrics. Our performance goals for the 2016 LTIP are based on adjusted EPS growth and Relative TSR.

•	We are focused on creating long-term value for our shareholders, and although our TSR for 2016 was slightly negative at (.74%), our TSR for the three-year period from 2014 through 2016 was 51%. Our executive compensation program is weighted considerably toward long-term equity awards. This practice creates a substantial retention incentive, encourages our executive officers to focus on TSYS’ long-term success and aligns with the long-term interests of our shareholders.

•	The Committee considers our annual operating plan and long-term strategic goals when establishing our AIP and LTIP performance measures and goals.

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2016 Compensation Committee Actions and Results

•	Base salaries for the named executive officers were increased approximately 3% taking into consideration the performance of each executive and their pay relative to our peer group, with the exception of Mr. Todd who received a base salary increase of approximately 8.5%, Ms. Watson as she was hired in September 2015 and Ms. Joseph as she was hired in May 2016.

•	Mr. Woods’ LTIP target award opportunity was increased from 400% of base salary to 450% of base salary taking into consideration his target total compensation positioning.

•	Based on our performance against the 2016 AIP performance goals for growth in revenues before reimbursable items and adjusted EPS at the enterprise level, AIP incentive awards were earned at 164.75% of the target award opportunity at the enterprise level. Mr. Pruett’s AIP incentive award opportunity also depends on the performance of our North America Services business segment and attainment of personal objectives as is more fully described in the following pages of this CD&A.

•	Based on our performance against the LTIP performance goals of compound growth in revenues before reimbursable items and adjusted EPS for the 2014-2016 performance period, performance shares were paid in TSYS shares at 200% of the target award opportunity.

Pay for Performance

The graphs below show the approximate percentage of the CEO’s and the other named executive officers’ 2016 target total direct compensation that is performance-based compensation and nonperformance-based compensation, as approved by the Committee. For purposes of the graphs below, performance-based compensation is comprised of AIP incentive awards, stock options and performance shares. The percentage of performance-based compensation listed above each chart is calculated by dividing (i) the value of performance-based compensation at target by (ii) the amount of target total direct compensation, which includes performance-based compensation plus 2016 base salary. The mix of actual pay delivered to executives may vary significantly from the charts based on the level of achievement against AIP and LTIP performance goals.

(1)	Does not include a one-time cash signing bonus paid to Ms. Joseph in connection with her employment in May 2016.

Best Practices

Our compensation practices embody good corporate governance and reflect best practices within executive compensation:

Emphasis on Performance-based Compensation: A significant percentage, 85% for our CEO, of the target total direct compensation awarded to our executive officers is in the form of performance-based compensation that is tied to the achievement of performance goals or increase in share value.

Clawback Policy: TSYS may recover incentive compensation paid or awarded to executive officers in certain circumstances.

Double-Trigger Change of Control Provisions: Our change of control agreements and equity award agreements require both a change of control of TSYS and actual or constructive termination of employment before change in control benefits are triggered. In addition, our equity award agreements subsequent to 2011 provide for pro rata vesting.

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Stock Ownership Guidelines: Our executives must hold a significant amount of TSYS stock. Our CEO and other executive officers exceed our guidelines by more than 281%, except Mr. Todd, Ms. Watson and Ms. Joseph who became executive officers in 2014, 2015 and 2016, respectively.

Independent Compensation Consultant: The Committee selects and directly engages its own executive compensation consultant. The Committee must pre-approve the engagement by management of this executive compensation consultant for any other purpose, subject to a de minimis exception.

No Tax Gross-Up Policy: Agreements adopted or materially amended after December 2011 will not provide for tax gross-up payments to executive officers. If a change of control had taken place on December 31, 2016, only one executive officer would have received a tax gross-up payment if his employment was terminated.

No Backdating or Repricing of Stock Options: Stock options are never backdated or issued with below-market exercise prices. Stock options are never re-priced without shareholder approval.

No Hedging Policy and Restrictions on Pledging: Our executive officers and directors may not engage in hedging transactions designed to off-set decreases in the market value of TSYS stock. Our pledging policy, implemented in January 2014, prohibits any future pledging of TSYS shares by directors and executive officers except in situations, and on conditions, pre-approved by the Corporate Governance and Nominating Committee of TSYS.

No Employment Agreements: None of our executive officers has an employment agreement.

No Discretionary Bonuses: The Committee does not authorize discretionary bonuses except in exceptional circumstances.

Additional information with respect to the items listed above can be found in the following pages of this CD&A.

Elements of Compensation

The primary elements of compensation in TSYS’ executive compensation program are summarized in the table below.

Compensation Element	Objective	Key Features
Base Pay	To provide a fixed level of cash compensation for executive officers commensurate with their respective skills, responsibilities, experience and performance.	Reviewed annually and adjusted based on an executive’s performance and positioning relative to our Benchmarking Group.
AIP — performance-based cash annual incentive awards	To align executive officers to specified financial results and reward for successful execution of TSYS’ annual operating plan.	AIP incentive award payments are based on the achievement of performance goals.
LTIP — annual performance shares and stock options and special equity grants	To align interests of executive officers with shareholders and to reward executives for the achievement of the goals necessary to successfully implement TSYS’ strategic plan.

Annual award is a multiple of base pay. 40% of annual award is paid in stock options and 60% is paid in performance shares. Performance shares are subject to attainment of performance goals over a three-year period.

Special equity grants are made only in exceptional circumstances and have varying features.

Retirement Savings Plan — a tax qualified plan that allows 401(k) deferrals	To provide retirement income for executive officers.	Broad-based retirement plan. TSYS may make discretionary contributions based on profits and provides 401(k) matching contributions. TSYS contributions are fully vested after two years of service.
Deferred Compensation Plan — a nonqualified plan	To provide additional retirement savings and income deferral opportunities.

Executive officers can elect to defer a portion of their base salary and cash incentives under the AIP.

TSYS contributes an amount equal to the amount that would have been contributed to the Retirement Savings Plan but for IRS limits, and matches deferrals at the same rate it matches 401(k) contributions.

Perquisites	To provide minimal personal benefits for executive officers to align our compensation program with competitive practices.	Represents an insignificant proportion of an executive’s total compensation.

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Executive Compensation Program

Compensation Philosophy and Objectives

TSYS’ executive compensation program aligns to shareholder value and attracts, motivates and retains an exceptionally talented executive team with the skills and vision required for us to become the leading global payment solutions provider. We structure our program to accomplish our key objectives by focusing on our core principles and aligning executive pay with TSYS’ performance.

Core Principles

Our executive compensation program reflects these core principles:

•	align management’s interests with the long-term interests of shareholders;

•	provide compensation on the basis of performance that supports key financial and strategic business outcomes;

•	attract, motivate and retain top talent to lead our businesses;

•	reinforce a culture of integrity through our corporate governance initiatives to support sustainable business growth;

•	assess and appropriately manage compensation risk in the context of our business strategies; and

•	limit perquisites to those that are reasonable and appropriate.

We believe that our 2016 executive compensation program successfully implements these principles and incorporates best practices in executive compensation.

How We Make Compensation Decisions

Role of the Compensation Committee

The Committee is responsible to our Board for overseeing the development and administration of our compensation policies and program for executive officers. The Committee, which consists of three independent directors, is responsible for the review and approval of all aspects of our executive compensation program. Among its duties, the Committee is responsible for establishing the compensation recommendations for our CEO and reviewing and approving all compensation recommendations for our executive officers, including:

•	Review and approval of corporate incentive goals and objectives relevant to compensation;

•	Evaluation of the competitiveness of each executive officer’s total compensation package; and

•	Approval of any changes to the total compensation package, including, but not limited to, base salary, annual and long-term incentive award opportunities and payouts.

The Committee is supported in its work by the Chief Human Resource Officer, his staff and an independent executive compensation consultant, as described below.

The Committee’s charter, which sets out its duties and responsibilities and addresses other matters, can be found on our website at www.tsys.com, under “Investor Relations” then “Corporate Governance.”

Role of Management

Our CEO does not participate in the Committee’s deliberations or decisions with regard to his compensation. However, within the framework of the compensation programs approved by the Committee and based on management’s review of market competitive positions, each year our CEO provides input to the Committee regarding the performance and appropriate compensation of the other named executive officers. These recommendations are based upon his assessment of each executive officer’s performance, the performance of the individual’s respective business or function and employee retention considerations. The Committee reviews our CEO’s recommendations and approves any compensation changes affecting our executive officers as it determines in its sole discretion.

Role of the Compensation Consultant

The Committee is authorized to retain and terminate any consultant, as well as approve the consultant’s fees and other terms of retention. The Committee directly engaged Meridian Compensation Partners LLC (“Meridian”) in

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2016 to advise on executive compensation matters. The Committee’s consultant provides general observations and market analysis on TSYS’ compensation programs, but it does not determine or recommend the amount or form of compensation for our named executive officers.

Following is a description of the consultant’s duties:

•	reviews and makes recommendations on the benchmarking peer group;

•	provides executive compensation market benchmark information;

•	provides an equity usage analysis compared to the peer group;

•	provides executive tally sheets;

•	attends meetings of the Committee;

•	provides information, research and analysis pertaining to executive compensation;

•	updates the Committee on market trends, changing practices and regulatory matters pertaining to executive compensation; and

•	reviews TSYS’ executive compensation strategy and program to ensure appropriateness and market-competitiveness.

The Committee recognizes the benefit of receiving objective advice from its executive compensation consultant and has implemented a pre-approval policy that requires the approval of the Committee before TSYS management can engage the executive compensation consultant for the Committee to provide additional services, other than the purchase of national and international compensation surveys for fees that do not exceed $25,000 in any fiscal year. During 2016, Meridian did not provide any services to TSYS other than its advice to the Committee on executive compensation issues.

The Committee considered the independence of Meridian in light of SEC rules and NYSE listing standards. The Committee requested and received a letter from Meridian addressing its independence, including the following factors: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Committee; (5) any company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. The Committee considered these factors and determined that no conflict of interest exists that would prevent Meridian from serving as an independent consultant to the Committee.

Role of Peer Companies and Benchmarking

The Committee uses publicly reported information from companies that we consider as peers when reviewing the compensation of the named executive officers and evaluating performance-based compensation plans. This process is often referred to as “benchmarking.” We believe that benchmarking should be a point of reference for measurement, not determinative of the named executive officers’ compensation or the performance-based plans.

The “Benchmarking Group” was selected after considering companies that compete with TSYS for executive talent within similar industries and with similar financial attributes and performance. Peer companies used by proxy advisors were also considered. The Benchmarking Group is reviewed annually. For 2016, the median revenue size of the peer companies was $3.0 billion. As part of ongoing efforts to ensure that appropriate companies are included in the Benchmarking Group, the Committee reviewed the Benchmarking Group for 2016. No changes were initially made to the Benchmarking Group for 2016, but Heartland Payment Systems, Inc. was later removed following its acquisition by Global Payments Inc.

Companies in the 2016 Benchmarking Group are:

Alliance Data Systems Corporation	Euronet Worldwide, Inc.	Paychex, Inc.
Broadridge Financial Solutions, Inc.	Fidelity National Information Services, Inc.	Moneygram International, Inc.
Convergys Corporation	Fiserv, Inc.	Vantiv, Inc.
CoreLogic, Inc.	Global Payments Inc.	VeriFone Systems, Inc.
DST Systems, Inc.	Jack Henry & Associates, Inc.	The Western Union Company
Equifax Inc.

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TSYS uses our Benchmarking Group for benchmarking target total direct compensation of our named executive officers. TSYS uses data derived from the Benchmarking Group to benchmark our executive officers’ base salaries, short-term incentive awards, long-term incentive awards and target total direct compensation. The Committee considers the market median when setting total compensation, but it does not target a specific market position and uses comparative market data at the 25th, 50th and 75th percentiles only as reference points to guide its decision making of the type and amount of compensation based on its own evaluation.

Tally Sheets

The Committee reviews tally sheets for the named executive officers annually. Tally sheets present the dollar amount of each element of the named executive officer’s compensation package, including base salary, AIP incentive awards, current LTIP target award, perquisites, health and welfare benefits, contributions to the qualified Retirement Savings Plan and the non-qualified Deferred Compensation Plan and outstanding equity awards. Tally sheets also provide estimates of the amounts payable to each executive upon the occurrence of potential future events, such as a change of control, retirement, death, disability, involuntary termination for cause and voluntary or involuntary termination without cause.

Tally sheets provide a summary of all elements of an executive’s compensation package, as well as information on wealth accumulation, so that the Committee can analyze both the individual elements of compensation (including the compensation mix) and the aggregate total amount of actual and projected compensation to determine whether the executive’s compensation is reasonable.

Elements of Compensation

The primary elements of compensation in TSYS’ executive compensation program are discussed below.

2016 Base Pay

Base pay provides our executives with a level of compensation commensurate with their respective skills, responsibilities, experience and performance. It is the amount paid to an executive for effectively performing his or her job on a daily basis.

To ensure that base pay is competitive, TSYS benchmarks an executive’s base pay against base pay paid by our Benchmarking Group. Each executive’s current base pay is compared to market information for that position, with an emphasis on the market median, using proxy statement information from our Benchmarking Group. For certain positions for which there is no clear market match in the benchmarking data, the Committee uses a blend of two or more positions from the benchmarking data. After reviewing the benchmarking data, the Committee establishes a competitive base salary for each executive. See “The Role of Peer Companies and Benchmarking” section on page 29 for a list of the companies in the Benchmarking Group and information on the process used to select these companies.

In addition to market comparisons of similar positions at our peer companies, individual performance may affect base pay. Comparison of an executive’s base pay to the base pay of other TSYS executives may also be a factor in establishing base pay, especially with respect to positions for which there is no clear market match in benchmarking data. Because of the process used to establish base pay, large increases generally occur only when an executive is promoted into a new position. Base pay is not directly related to TSYS’ performance, except over the long term, since revenues are used in benchmarking base pay against our Benchmarking Group

For 2016, the named executive officers received increases in base pay of approximately 3% effective January 1, 2016 based on each executive officer’s performance over the prior year and a review of base salaries among the Benchmarking Group, with the exception of Mr. Todd who received a base salary increase of approximately 8.5%, Ms. Watson as she was hired in September 2015 and Ms. Joseph as she was hired in May 2016. Mr. Todd’s base salary was increased 8.5% because of his rapid and effective assimilation into the CFO role and to competitively align his base salary to the market median. Base pay for 2016 is set forth in the “Salary” column in the 2016 Summary Compensation Table on page 39.

Annual Incentive Program

Annual cash incentive awards through the AIP provide an incentive for our executives to meet short-term performance goals as reflected in our annual operating plan. In addition, given the prevalence of short-term incentive compensation in the marketplace, AIP incentive awards are necessary to provide a competitive compensation program.

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AIP performance measures are based on growth in revenues before reimbursable items and adjusted EPS from continuing operations at the enterprise level, each of which is defined on page 25, and, at the business segment level, revenues before reimbursable items, adjusted operating income and personal objectives. The Committee believes the use of revenue and income measures continues to provide a balanced alignment to growth and profitability of TSYS. To discourage growth in revenues that could be detrimental to earnings, the portion of the 2016 AIP payment based on growth in revenues before reimbursable items cannot exceed the portion of the AIP payment based on adjusted EPS at the enterprise level and adjusted operating income at the business segment level, as applicable. In addition, the AIP does not reward executives for acquisitions unless those acquisitions are reflected in the annual operating plan. Enterprise and segment metrics for the named executive officers are weighted as follows:

	Enterprise-wide Performance		North America Services Segment Performance
Executive	Growth in Revenues Before Reimbursable Items	Adjusted EPS	Growth in Revenues Before Reimbursable Items	Adjusted Operating Income	Personal Objectives
M. Troy Woods	50%	50%
Paul M. Todd	50%	50%
Pamela A. Joseph	50%	50%
William A. Pruett	20%	20%	25%	25%	10%
G. Sanders Griffith, III	50%	50%
Patricia A. Watson	50%	50%

AIP incentive award target opportunities are expressed as a percentage of an executive’s base pay. The AIP incentive award target opportunity for each executive for 2016 was set taking into account data derived from our Benchmarking Group, as well as existing incentive targets, internal pay equity, individual performance and retention needs. See “The Role of Peer Companies and Benchmarking” section on page 29 for a list of the companies in our Benchmarking Group and information on the process used to select these companies.

The 2016 AIP incentive award target opportunities as a percentage of base pay and target values were:

Executive	Target as a Percent of Base Pay	Target Value
M. Troy Woods	125%	$ 1,086,250
Paul M. Todd	85%	$ 425,000
Pamela A. Joseph(1)	67%	$ 451,845
William A. Pruett	85%	$ 464,100
G. Sanders Griffith, III	85%	$ 446,250
Patricia A. Watson	85%	$ 403,750

(1)	Ms. Joseph was hired in May 2016 and her AIP incentive award opportunity was targeted at $450,000. The amount in the table above differs due to rounding.

The amount of an AIP cash incentive award ranges from zero to 200% of the target based on achievement of performance goals established by the Committee for the year. For 2016, the Committee established the following performance goals for the AIP at the enterprise and North America Services business segment levels:

	Enterprise		North America Services Segment
Percent of Target AIP Incentive Award	Revenues Before Reimbursable Items (000’s)	Adjusted EPS	Revenues Before Reimbursable Items (000’s)	Adjusted Operating Income (000’s)(1)
25%	$2,539,260	$2.490	$1,156,107	$444,037
50%	$2,579,171	$2.523	$1,174,278	$451,016
75%	$2,619,081	$2.557	$1,192,449	$457,995
100%	$2,658,992	$2.590	$1,210,620	$464,974
125%	$2,698,903	$2.623	$1,228,791	$471,953
150%	$2,738,814	$2.655	$1,246,962	$478,932
175%	$2,778,724	$2.688	$1,265,133	$485,911
200%	$2,818,635	$2.720	$1,283,304	$492,891

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(1)	Adjusted segment operating income is a non-GAAP measure. Adjusted segment operating income is operating income at the segment level adjusted for amortization of acquisition intangibles. For a reconciliation of adjusted segment operating income for the North America segment for 2016 to the nearest comparable GAAP measure, see “Non-GAAP Financial Measures” on page 28 of our consolidated financial statements included in our 2016 Annual Report to Shareholders accompanying this Proxy Statement and available on our web site at http://annualreport.tsys.com.

As Mr. Pruett was President of our North America Services segment during 2016, 50% of his AIP incentive award opportunity was based on the North America Services segment metrics, 40% of his AIP incentive award opportunity was based on enterprise-level metrics and 10% of his AIP incentive award opportunity was based on attainment of personal objectives. The Committee evaluated Mr. Pruett’s performance based on qualitative measures, such as increasing customer satisfaction, and determined that he was entitled to the full 10% of his AIP incentive award that was based on attainment of personal objectives. The AIP incentive award opportunity for all other named executive officers was based 100% on enterprise-level metrics.

The financially based AIP metrics are derived from our financial statements. However, in determining actual performance for purposes of the AIP, the Committee made certain adjustments to our reported non-GAAP results. These adjustments are intended to ensure that the AIP rewards underlying operational performance, disregarding factors that are beyond the control of our executives or unusual in nature or infrequent in occurrence. For purposes of the AIP incentive award earned percentage for 2016, the performance results were adjusted to exclude the impact of fluctuations in currency exchange rates, an acquisition and severance benefits. The adjustments to reported results may from year to year have a favorable or unfavorable impact on the AIP incentive awards earned by our named executive officers. The impact was unfavorable for 2016 at the enterprise level.

Results for 2016, after adjustments, were as follows:

	Revenues Before Reimbursable Items (000’s)	Adjusted EPS or Adjusted Operating Income (000’s)	Percent of Target AIP Incentive Award
Enterprise Level	$2,706,036	$2.731	164.75%
North America Services Segment	$1,205,967	$475,815	116.20%

The dollar amounts of AIP incentive awards paid, and earned and paid as percentages of base pay were:

Executive	AIP Incentive Award Paid	Earned and Paid as a Percentage of Base Pay
M. Troy Woods	$1,789,600	205.9%
Paul M. Todd	$700.200	140.0%
Pamela A. Joseph	$744,400	164.7%
William A. Pruett	$640,700	117.3%
G. Sanders Griffith, III	$735,200	140.0%
Patricia A. Watson	$665,200	140.0%

AIP incentive awards for 2016 also are set forth in the “Non-Equity Incentive Plan Compensation” column in the 2016 Summary Compensation Table on page 39.

To ensure that the AIP incentive awards are deemed “performance-based” compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), for 2016 the Committee established a funding pool for the AIP for the named executive officers. The funding pool for the AIP equaled 1.5% of TSYS’ EBITDA for 2016, provided that TSYS achieved a minimum 2016 EBITDA level of $400 million. The Committee also established individual award limits for each named executive officer expressed as a percentage of the funding pool. The funding pool effectively establishes, for Section 162(m) purposes, the maximum amount that may be paid to any named executive officer. However, the Committee may, in its discretion, adjust downward (but not upward) the amount actually paid to any named executive officer. The amount of AIP incentive awards actually paid to each named executive officer was determined by the Committee based on achievement of the AIP performance metrics discussed above, and in each case was less than the named executive officer’s allocable portion of the funding pool.

Long-Term Incentive Program

LTIP Award Opportunities.    Equity awards under the LTIP provide an incentive for our executives to drive TSYS’ long-term performance by tying a significant portion of their compensation to the achievement of the goals necessary to successfully implement TSYS’ strategic plan. Equity awards also align the interests of our executives and our shareholders by awarding executives equity in TSYS. Given the prevalence of long-term incentive compensation in the marketplace, LTIP awards also are part of a competitive compensation program.

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LTIP award opportunities are expressed as a multiple of an executive’s base pay. LTIP award opportunities are set taking into account market data of our Benchmarking Group, as well as existing incentive targets, internal pay equity, individual performance and retention needs. See “The Role of Peer Companies and Benchmarking” section on page 29 for a list of the companies in our Benchmarking Group and information on the process used to select these companies.

The target LTIP award opportunity for Mr. Woods was increased from 400% of base salary to 450% of base salary in 2016 in consideration of his target total compensation positioning relative to the Benchmarking Group.

The target 2015 and 2016 LTIP award opportunities as a percentage of base pay were:

Executive	2015 Target as a Percentage of Base Pay	2016 Target as a Percentage of Base Pay
M. Troy Woods	400%	450%
Paul M. Todd	175%	175%
Pamela A. Joseph(1)	N/A	167%
William A. Pruett	200%	200%
G. Sanders Griffith, III	175%	175%
Patricia A. Watson	168%	175%
(1)	Ms. Joseph was hired in May 2016 and her 2016 LTIP award was targeted at $1,125,000.

The target annual LTIP value in 2016 was granted 40% in stock options and 60% in performance shares. The Committee believes that stock options are an appropriate equity vehicle for a portion of LTIP compensation because they are performance-based, providing value only if the value of our stock price increases over time, which aligns our executives’ interests with the long-term interests of our shareholders. Stock options are awarded in the performance year and generally vest in three equal annual installments on the anniversaries of the date of grant. The exercise price of a stock option is determined as of the date of grant.

The Committee believes that performance shares are an appropriate equity vehicle for the majority of LTIP compensation because performance shares align executives’ interests with the interests of shareholders by focusing executives on the long-term performance of TSYS. Each year the Committee establishes performance goals for the performance share portion of the annual LTIP awards. The Committee linked the 2016 performance share portion of the LTIP award to adjusted EPS from continuing operations and Relative TSR during the period 2016-2018.

Named executive officers receive an initial target award of performance shares determined as of the date of grant. At the end of the three-year performance period, a named executive officer’s payout of his or her performance share award will range from zero to 200% of target based on achievement of the pre-established performance goals.

Because the Committee may take action to approve LTIP awards on or near the date that TSYS’ earnings are released, the Committee has established the last business day of the month in which earnings are released as the grant date for equity awards to executive officers to ensure that the earnings release has had time to be absorbed by the market before equity awards are granted and stock option exercise prices are established. However, if the date of the TSYS earnings release or the date the Committee takes action is within five business days of the last business day of the month, the grant date is postponed for five business days after the later of the TSYS earnings release or the date the Committee takes action. With respect to performance-based equity awards other than conventional stock options, awards vest on the date that the Committee certifies that the required performance goals have been attained.

2016 LTIP Award (2016-2018 Performance Period).    Each named executive officer received 40% of the 2016 LTIP award in the form of stock options. Stock options received by the named executive officers are included in the “All Other Option Awards: Number of Securities Underlying Options” column in the 2016 Grants of Plan-Based Awards table on page 40. Each named executive officer received 60% of the 2016 LTIP award in the form of performance shares. The closing price of TSYS stock on February 26, 2016 was used to determine the exercise price for the stock options and the number of performance shares awarded at target for each executive. Performance share awards at target are included in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column in the 2016 Grants of Plan-Based Awards table on page 40.

Performance goals for payout of the performance share award portion of the 2016 LTIP are based on the metrics of adjusted EPS from continuing operations and Relative TSR over the period 2016 to 2018, with adjusted EPS

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weighted 70% and Relative TSR weighted 30%. Future payouts and the applicable performance levels will be reported after the end of the 2016 to 2018 performance period.

For the 2016 to 2018 performance period, the Committee approved the following performance goals for the LTIP:

	Adjusted EPS
Percentage Earned	Required 2018 Level	CAGR*	Relative TSR**
50%	$3.0939	8%	25th Percentile
100%	$3.4505	12%	50th Percentile
150%	Interpolated	Interpolated	70th Percentile
200%	$3.6387	14%	90th Percentile or above
*	Reflects compound annual growth rate required to achieve 2018 results as compared to 2015 results.

**	Payouts under the TSR component are capped at 100% if TSYS’ absolute TSR is negative regardless of TSYS’ ranking relative to the S&P 500.

2014 LTIP Award (2014-2016 Performance Period).    For the 2014 to 2016 performance period, the Committee approved the following performance goals for the LTIP:

	Revenues Before Reimbursable Items (000’s)		Adjusted EPS
Percentage	Required 2016 Level	CAGR*	Required 2016 Level	CAGR*
50%	$2,447,000	5%	$2.1831	7%
100%	$2,590,000	7%	$2.2449	8%
200%	$2,814,000	10%	$2.5037	12%
*	Reflects compound annual growth rate required to achieve 2016 results as compared to 2013 results.

As TSYS’ revenues before reimbursable items for the performance period were $3.966 billion and adjusted EPS was $2.8314 after adjusting for fluctuations in currency exchange rates, TSYS met the performance goals required for payment of the 2014 LTIP award at 200% of target.

As a result of certification of performance by the Committee on January 26, 2017, named executive officers received shares of TSYS stock in connection with the 2014 LTIP as follows:

Executive	TSYS Shares
M. Troy Woods	79,279
Paul M. Todd	11,898
Pamela A. Joseph	11,547
William A. Pruett	29,416
G. Sanders Griffith, III	28,306
Patricia A. Watson	N/A

Qualified Plan and Nonqualified Deferred Compensation Plan

TSYS maintains a broad-based qualified retirement plan. Under the Retirement Savings Plan, TSYS can make discretionary contributions based on profits. TSYS also “matches” 401(k) contributions up to 4% of a participant’s eligible compensation. For 2016, all eligible participants, including each named executive officer, received a matching contribution of 4% of eligible compensation under the Retirement Savings Plan. Contributions to the Retirement Savings Plan for 2016 are included in the “All Other Compensation” column in the 2016 Summary Compensation Table on page 39.

TSYS also sponsors a nonqualified plan, the TSYS Deferred Compensation Plan. TSYS makes contributions to the Deferred Compensation Plan in an amount equal to the benefits that cannot be contributed to the Retirement Savings Plan due to limits imposed by the IRS. In addition, participants in the Deferred Compensation Plan may elect to contribute all or a portion of their base pay and cash bonuses under the AIP to the Deferred Compensation Plan, and TSYS matches the contribution at the same rate applicable under the Retirement Savings Plan. Assets of the Deferred Compensation Plan are held in a rabbi trust, which is subject to claims by TSYS’ creditors. As the Deferred Compensation Plan does not pay “above market” interest, contributions to the Deferred Compensation Plan for 2016 are included in the “All Other Compensation” column in the 2016 Summary Compensation Table on page 39. Participants in the Deferred Compensation Plan invest amounts held for their benefit among specified mutual funds that are substantially similar to the mutual funds offered under the Retirement Savings Plan.

34    TSYS  -  2017 Proxy Statement

Perquisites

Perquisites are a very small part of our executive compensation program. Our named executive officers are eligible to receive financial planning assistance, term life insurance like coverage and limited personal use of the corporate aircraft. In addition, Ms. Joseph is provided with the use of a corporate apartment in Columbus, Georgia. The aggregate incremental cost to TSYS of providing perquisites to our CEO in 2016 was $31,165 and is included in the “All Other Compensation” column of the Summary Compensation Table on page 39 and additional information is included in footnote (5) to the table. Considered both individually and in the aggregate, we believe that the perquisites we offer to our named executive officers are reasonable and appropriate.

Compensation Related to the Hiring of Pamela A. Joseph

Ms. Joseph was hired by TSYS in May 2016. Her base salary was set at $675,000 with a target AIP incentive award opportunity of 100% of base salary and a target LTIP award opportunity of 250% of base salary. Ms. Joseph’s 2016 AIP incentive award and her 2016-2018 LTIP payout will be prorated for the portion of the year Ms. Joseph was an employee in 2016. As an inducement for Ms. Joseph to join TSYS, Ms. Joseph was provided the following one-time compensation items:

•	$300,000 cash signing bonus;

•	Stock options with a grant date value of $600,000, with two-thirds vesting on December 31, 2016 and one-third vesting on December 31, 2017; and

•	Performance shares with a target value of $900,000, with one-third eligible to be paid on December 31, 2016 and two-thirds eligible to be paid on December 31, 2017, with the payouts to be determined based upon the payouts applicable for the 2014 LTIP and the 2015 LTIP, respectively.

Forward-looking Statements

The performance goals described in this CD&A may be deemed to be forward-looking statements, are not assurances of the outcome and are subject to a variety of risks that could cause actual results to differ materially from those suggested by the forward-looking statements. Causes for these potential differences include those described under “Risk Factors” in our Form 10-K for the year ended December 31, 2016.

Policies and Practices

Employment Agreements.    None of our named executive officers has an employment agreement.

Recoveries. Under TSYS’ clawback policy, the Committee may direct that TSYS recover all or a portion of any incentive award granted or paid to a named executive officer if the incentive award is computed using materially misstated financial information or other performance metric criteria. The amount to be recovered is equal to the excess of the incentive award paid or granted over the incentive award that would have been paid or granted had the financial information or performance metric been fairly stated at the time the incentive award was paid or granted, or any greater or lesser amount (up to the entire incentive award) that the Committee determines.

Stock Ownership Guidelines.    To align the interests of our executives and directors with our shareholders, TSYS has stock ownership guidelines for our executives and directors. Executives are required to own a multiple of their base pay in TSYS stock. Our CEO is required to own TSYS stock with a value of six times base pay. Our President is required to own TSYS stock valued at four times base pay and the other named executive officers are required to own TSYS stock valued at three times their base pay. Executives generally have a five-year grace period to comply with the guidelines, with an interim three-year goal. Until the guidelines are met, executives are required to retain all stock acquired by them through our equity compensation plans, net of taxes and transaction costs. In the event of a severe financial hardship, the guidelines permit the development of an alternative ownership plan by the Chairman of the Board of Directors and Chairman of the Committee. Each of our executive officers exceeds these guidelines by more than 281%, except Mr. Todd, Ms. Watson and Ms. Joseph, who became executive officers in 2014, 2015 and 2016, respectively.

Hedging.    Our directors and executive officers are prohibited from entering into speculative transactions in TSYS stock, including engaging in short sales of TSYS stock, trading in publicly traded options, puts, calls or other derivative securities related to TSYS stock and engaging in hedging transactions involving TSYS stock.

Pledging.    Our pledging policy, which was implemented in January 2014, prohibits any future pledging of TSYS shares by directors and executive officers except in situations, and on conditions, pre-approved by the Corporate Governance and Nominating Committee of TSYS. Approvals will be based on the particular facts and circumstances

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of the request, including, but not limited to: (1) the percentage of the individual’s equity holdings that are currently pledged and that would be pledged following the requested pledge; (2) the percentage the collective number of shares pledged by directors and executive officers represents of TSYS’ outstanding shares; (3) the historical trading volume of TSYS’ shares; (4) the financial ability of the individual to repay the loan without resort to the pledged shares; and (5) the purpose for which the individual is pledging the shares. In addition, the policy provides that shares of TSYS stock that are pledged by directors and executive officers are not included when calculating whether the individual is in compliance with director and executive officer stock ownership guidelines.

No Tax Gross-Up Policy.    Our no tax gross-up policy prohibits TSYS from making any tax gross-up payments to executive officers, and is applicable to new agreements and agreements that are materially amended subsequent to December 13, 2011. Accordingly, the change of control agreements for Ms. Joseph and Ms. Watson do not provide for tax gross-up payments. In addition, in the event a change of control had taken place on December 31, 2016 and the executive officers were terminated the only executive officer that would have received a tax gross-up payment is Mr. Todd.

Post-Termination Compensation Philosophy.    TSYS believes that compensation should generally be earned by executives while they are actively employed (i.e., while contributing to TSYS’ performance). Although retirement benefits are paid following an executive’s retirement, the benefits are earned while employed. TSYS has entered into limited post-termination arrangements when appropriate, such as permitting equity to continue to vest in certain circumstances upon retirement as if the executive was still employed and the change of control agreements that are described under “Potential Payouts Upon Termination or Change-in-Control” on page 43. TSYS chose to enter into change of control arrangements with its executives to: (1) ensure the retention of executives and an orderly transition during a change of control; (2) ensure that executives would be financially protected in the event of a change of control so they continue to act in the best interests of TSYS while continuing to manage TSYS during a change of control; and (3) ensure a competitive compensation package because such arrangements are common in the market and it was determined that the agreements were important in recruiting and retaining executive talent.

No Backdating or Repricing of Stock Options.    Stock options are never backdated or issued with below-market exercise prices. Stock options are never re-priced without shareholder approval.

Tax Considerations.    In connection with making decisions on executive compensation, the Committee takes into consideration the provisions of Section 162(m), which limits the deductibility by TSYS for federal income tax purposes of certain categories of compensation in excess of $1 million paid to certain executive officers. It is TSYS’ policy to maximize the effectiveness of our compensation programs while also taking into consideration the requirements of Section 162(m). In that regard, the Committee intends to maintain the flexibility to take actions that it deems to be in the best interests of TSYS and its shareholders. Accordingly, although the Committee intends to preserve the deductibility of annual compensation to the extent consistent with the intent and spirit of our overall compensation policy, it reserves the authority to exercise its discretion and award non-deductible compensation as it deems appropriate.

With the exception of excise taxes that may be due with respect to change of control agreements with executive officers that were entered into prior to December 13, 2011, TSYS does not “gross-up” its named executive officers for taxes that are due with respect to their compensation.

Consideration of Risk.    TSYS’ executive compensation program provides payment opportunities related to different time periods (i.e., short and long-term components); however, TSYS does not offer incentives that promote short-term objectives at the expense of long-term shareholder value. Elements of compensation include current cash payments, deferred cash and equity awards. Payouts are based on a combination of financial metrics. Amounts paid to executives under our program are reasonable compared to market, and the Committee retains significant discretion to limit performance-based compensation. The Committee considers the risks inherent in our executive compensation program, and the Committee has determined that our program is balanced and does not encourage executives to take unnecessary and excessive risks.

Accounting Considerations.    We account for all compensation paid in accordance with accounting principles generally accepted in the United States. The accounting treatment has generally not affected the form of compensation paid to the named executive officers.

Compensation Realized By Named Executive Officers for 2016

The 2016 Summary Compensation Table on page 39 provides compensation information for each named executive officer as required by SEC rules. However, the Summary Compensation Table includes amounts that

36    TSYS  -  2017 Proxy Statement

were targeted but not necessarily realized by the executives in connection with the 2016 year. For example, the Summary Compensation Table reflects grant date fair values of equity awards (i.e., options and performance shares) for 2016 rather than the financial benefit realized by the executives for 2016 as a result of the exercise of stock options or the vesting of performance and restricted shares. This information is, however, set forth in the 2016 Option Exercises and Stock Vested table on page 42.

The following table reflects only compensation actually realized by each executive for 2016 and is not a substitute for the Summary Compensation Table. In addition, it is not part of the compensation tables that we are required by SEC rules to present in this Proxy Statement. Furthermore, it does not include a number of compensation opportunities that were made available in 2016. For example, the LTIP awards for 2016 are not included in the table because the awards did not vest during 2016. Detailed information on all compensation opportunities that were made available in 2016 and all compensation paid to or earned by the named executive officers during 2016 is included in this CD&A and the series of tables following this CD&A.

Although various compensation opportunities for the named executive officers are not included in the following table, the Committee considered all amounts paid to or earned by the named executive officers and all compensation opportunities in its determination that the compensation paid to or earned by each named executive officer in 2016 is reasonable, competitive, performance-oriented and designed to align with the successful implementation of our strategic plan. The Committee believes consideration of realized pay in relation to the performance of TSYS is an important element in evaluating pay for performance alignment among our executive compensation arrangements.

The following table reflects the components of the compensation realized by the named executive officers for 2016.

Name and Principal Position	Base Pay(1)	Annual AIP Incentive Award(2)		Value Realized on Exercise of Options During 2016(3)	Value Realized on Vesting of Stock Awards During 2016(4)(5)	All Other Compensation(6)	Total
M. Troy Woods	$869,000	$1,789,600		—	$4,063,049	$145,729	$6,867,378
Chairman and Chief Executive Officer
Paul M. Todd	500,000	700,200		—	1,018,446	35,079	2,253,725
Senior Executive Vice President and Chief Financial Officer
Pamela A. Joseph	451,845(7)	1,044,400	(8)	—	591,784	47,120	2,135,149
President and Chief Operating Officer
William A. Pruett	546,000	640,700		$1,302,565	1,507,570	40,843	4,037,678
Senior Executive Vice President
G. Sanders Griffith, III	525,000	735,200		—	1,450,683	43,688	2,754,571
Senior Executive Vice President, General Counsel and Secretary
Patricia A. Watson	475,000	665,200		—	330,267	43,957	1,514,424
Senior Executive Vice President and Chief Information Officer
(1)	Amount represents base salary earned during the year.

(2)	Annual cash incentive award under AIP for each executive.

(3)	The value realized on exercise of stock options means the amount equal to the number of shares acquired upon exercise multiplied by the difference between the exercise price and the closing price of TSYS stock on the NYSE on the date of the stock option exercise. For a complete list of each named executive officer’s outstanding options, see the Option Awards columns of the 2016 Outstanding Equity Awards at Fiscal Year-End table on page 41.

(4)	The value realized on vesting means the amount equal to the number of shares acquired upon vesting multiplied by the closing price of TSYS stock on the NYSE on the date of vesting. For a complete list of each named executive officer’s unvested shares, see Stock Awards columns of the 2016 Outstanding Equity Awards at Fiscal Year-End table on page 41.

(5)	Performance-based stock awards make up 100% of the values shown for each executive except Ms. Watson.

(6)	The components of All Other Compensation for each named executive officer are set forth in footnotes (4) and (5) to the 2016 Summary Compensation Table on page 39.

(7)	Ms. Joseph was hired in May 2016.

(8)	Amount includes a $300,000 one-time cash signing bonus.

Conclusion

For the reasons described above, we believe that each element of compensation in our executive compensation program and the total compensation for each named executive officer in 2016 is reasonable, competitive, performance-oriented and designed to align with the successful implementation of our strategic plan.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in TSYS’ Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission.

The Compensation Committee

Kriss Cloninger III, Chair

Walter W. Driver, Jr.

William M. Isaac

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2016 SUMMARY COMPENSATION TABLE

The table below summarizes the compensation for each of the named executive officers except Ms. Joseph and Ms. Watson for each of the last three fiscal years, and with respect to Ms. Joseph for 2016 as 2016 is the year in which she became a named executive officer, and with respect to Ms. Watson for 2015 and 2016 as 2015 is the year in which she became a named executive officer.

The named executive officers were not entitled to receive payments which would be characterized as “Bonus” payments for any of these fiscal years, except Ms. Watson who was hired in September 2015 and Ms. Joseph who was hired in May 2016 as described for Ms. Joseph in the Compensation Discussion and Analysis above. The short-term incentive amounts paid to the named executives except Ms. Watson in 2015 and Ms. Joseph in 2016 with respect to her one-time cash signing bonus are set forth in the “Non-Equity Incentive Plan Compensation” column. TSYS’ methodology and rationale for short-term incentive compensation are described in the Compensation Discussion and Analysis above.

The named executive officers did not receive any compensation that is reportable under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column because TSYS has no defined benefit pension plans and does not pay above-market interest on deferred compensation. The retirement plan contributions for the named executive officers are set forth in the “All Other Compensation” column.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non- Equity Incentive Plan Com- pensation ($)(3)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($)	All Other Com- pensation ($)		Total($)
M. Troy Woods	2016	$869,000	—		$2,361,354	$1,233,609	$1,789,600	—	$145,729	(4)(5)	$6,399,292
Chairman and	2015	843,000	—		2,097,109	1,134,125	1,995,100	—	122,533		6,191,867
Chief Executive Officer	2014	738,000	—		1,200,037	1,413,264	774,300	—	77,313		4,202,914
Paul M. Todd	2016	500,000	—		528,406	276,032	700,200	—	35,079	(4)(5)	2,039,717
Senior Executive	2015	461,000	—		1,436,000	271,342	741,900	—	36,360		2,946,602
Vice President and Chief Financial Officer	2014	383,000	—		178,012	199,454	273,300	—	28,065		1,061,831
Pamela A. Joseph	2016	451,845	$300,000	(6)	1,772,259	1,051,084	744,400	—	47,120	(4)(5)	4,366,708
President and Chief
Operating Officer
William A. Pruett	2016	546,000	—		659,433	344,485	640,700	—	40,843	(4)(5)	2,231,461
Senior Executive	2015	530,000	—		659,257	356,516	777,900	—	34,473		2,358,146
Vice President	2014	503,000	—		440,129	493,172	517,300	—	23,000		1,976,601
G. Sanders Griffith, III	2016	525,000	—		554,817	289,831	735,200	—	43,688	(4)(5)	2,148,536
Senior Executive Vice President, General Counsel and Secretary	2015 2014	509,500 484,000	— —		554,569 423,512	299,888 474,544	819,900 387,800	— —	44,295 48,563		2,228,152 1,818,419
Patricia A. Watson	2016	475,000	—		501,951	262,232	665,200	—	43,957	(4)(5)	1,948,340
Senior Executive Vice	2015	142,195	550,000		1,570,540	287,898	—	—	—		2,550,633
President and Chief Information Officer
(1)	The amounts in this column represent the aggregate grant date fair value of the stock awards reported in this column computed in accordance with FASB ASC Topic 718. For stock awards that are subject to performance conditions, the value at the grant date is based upon the probable outcome of such conditions in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The values for the stock awards made to the named executive officers in 2016 include the value of performance share awards only for each executive. The values of the 2016 performance share awards assuming that the highest level of performance conditions are attained are $4,722,708, $1,056,811, $3,544,516, $1,318,866, $1,109,634 and $1,003,900 for Mr. Woods, Mr. Todd, Ms. Joseph, Mr. Pruett, Mr. Griffith and Ms. Watson, respectively. For a discussion of the assumptions used in calculating the values of the awards reported in this column, see Note 18 of Notes to Consolidated Financial Statements in TSYS’ Annual Report for the year ended December 31, 2016. Additional information regarding the 2016 awards is set forth in the 2016 Grants of Plan-Based Awards table below.

(2)	The amounts in this column represent the aggregate grant date fair value of the option awards reported in this column computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in calculating the values of the awards reported in this column, see Note 18 of Notes to Consolidated Financial Statements in TSYS’ Annual Report for the year ended December 31, 2016. Additional information regarding the 2016 awards is set forth in the 2016 Grants of Plan-Based Awards table below.

(3)	The amounts in this column represent the Annual Incentive Program cash awards paid.

(4)	The amount for each executive includes allocations to the qualified defined contribution plan of $10,600 and allocations to the nonqualified deferred compensation plan of $103,964, $7,400, $13,400, $13,400, $13,400 and $13,400 for Mr. Woods, Mr. Todd, Ms. Joseph, Mr. Pruett, Mr. Griffith and Ms. Watson, respectively.

(5)

The amount includes the cost incurred by TSYS in connection with providing the perquisites of financial planning services for each executive except Ms. Joseph, the actuarial value of providing term life insurance like coverage for Mr. Woods, Mr. Todd, Mr. Pruett and Mr. Griffith and the cost incurred by TSYS in connection with providing the rent-free use of an apartment in Columbus, Georgia for Ms. Joseph which is where TSYS’ headquarters are located. The amount also includes the incremental cost to TSYS for personal use of

TSYS  -  2017 Proxy Statement    39

the corporate aircraft for Mr. Woods, Mr. Todd, Mr. Pruett, Mr. Griffith and Ms. Watson. None of these perquisites individually exceeded $25,000. The aggregate incremental cost incurred by TSYS in connection with providing perquisites was $31,165, $17,079, $23,120, $16,843, $19,688 and $19,957 for Mr. Woods, Mr. Todd, Ms. Joseph, Mr. Pruett, Mr. Griffith and Ms. Watson, respectively.

(6)	In connection with her hiring in May 2016, Ms. Joseph received a one-time cash signing bonus of $300,000.

2016 GRANTS OF PLAN-BASED AWARDS

The table below sets forth the short-term incentive compensation (payable in cash) and equity awards granted to the named executive officers in 2016.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
M. Troy Woods		$271,563	$1,086,250	$2,172,500
	2/26/2016											156,351	$44.48	$1,233,609
	2/26/2016				26,375	(4)	52,750	(4)	105,500	(4)				2,361,354
Paul M. Todd		106,250	425,000	850,000
	2/26/2016											34,985	44.48	276,032
	2/26/2016				5,902	(4)	11,804	(4)	23,608	(4)				528,406
Pamela A. Joseph		112,961	451,845	903,690
	5/6/2016											41,026	52.28	400,414
	5/6/2016											20,513	52.28	200,207
	5/6/2016											46,154	52.28	450,463
	5/6/2016				6,456	(4)	12,912	(4)	25,824	(4)				720,714
	5/6/2016				2,870	(5)	5,739	(5)	11,478	(5)				300,035
	5/6/2016				5,739	(6)	11,477	(6)	22,954	(6)				751,510
William A. Pruett		116,025	464,100	928,200
	2/26/2016											43,661	44.48	344,485
	2/26/2016				7,366	(4)	14,731	(4)	29,462	(4)				659,433
G. Sanders Griffith, III		111,563	446,250	892,500
	2/26/2016											36,734	44.48	289,831
	2/26/2016				6,197	(4)	12,394	(4)	27,788	(4)				554,817
Patricia A. Watson		100,938	403,750	807,500
	2/26/2016											33,236	44.48	262,232
	2/26/2016				5,607	(4)	11,213	(4)	22,426	(4)				501,951
(1)	The amounts shown in these columns represent the threshold, target and maximum amounts payable under the Annual Incentive Program for 2016. Awards are paid in cash and are based upon the level of attainment of certain performance measures, based on growth in revenues before reimbursable items and growth in adjusted EPS from continuing operations or operating income, as applicable.

(2)	These stock options for all executives other than Ms. Joseph vest in three installments of one-third (1/3) each on February 26, 2017, February 26, 2018 and February 26, 2019, and expire on February 25, 2026. Ms. Joseph received three separate stock option awards on May 6, 2016: an option to purchase 41,026 shares, which vested on December 31, 2016, an option to purchase 20,513 shares, which vests on December 31, 2017 and an option to purchase 46,154 shares, which vests in three equal installments on May 6, 2017, May 6, 2018 and May 6, 2019. All of Ms. Joseph’s options expire on May 5, 2026.

(3)	The amounts in this column represent the aggregate grant date fair value of the stock and option awards computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in calculating the values of the awards reported in this column, see Note 18 of Notes to Consolidated Financial Statements in TSYS’ Annual Report for the year ended December 31, 2016.

(4)	The amounts shown represent the threshold, target and maximum payout amounts that were determined by the payout schedule approved by the Compensation Committee on February 23, 2016 for these performance share awards for the performance period from January 1, 2016 through December 31, 2018. Vesting will occur upon the Committee’s certification subsequent to December 31, 2018 of the level of attainment of certain performance measures, based on TSYS’ total shareholder return relative to the S&P 500 and adjusted EPS from continuing operations. Dividend equivalents equal to cash dividends will be credited to these performance shares and will be paid out in the form of TSYS stock to the extent that the performance shares are earned.

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(5)	The amounts shown represent the threshold, target and maximum payout amounts that were determined by the payout schedule approved by the Compensation Committee on March 18, 2014 for these performance share awards for the performance period from January 1, 2014 through December 31, 2016. Upon the Committee’s certification on January 26, 2017 of the level of attainment of certain performance measures, based on growth in revenues before reimbursables and adjusted EPS from continuing operations, 11,547 of these shares vested, including dividend equivalents equal to cash dividends that were credited to these performance shares and paid out in the form of TSYS stock.

(6)	The amounts shown represent the threshold, target and maximum payout amounts that were determined by the payout schedule approved by the Compensation Committee on February 27, 2015 for these performance share awards for the performance period from January 1, 2015 through December 31, 2017. Vesting will occur upon the Committee’s certification subsequent to December 31, 2017 of the level of attainment of certain performance measures, based on TSYS’ total shareholder return relative to the S&P 500 and growth in adjusted EPS from continuing operations. Dividend equivalents equal to cash dividends will be credited to these performance shares and will be paid out in the form of TSYS stock to the extent that the performance shares are earned.

2016 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Option Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
M. Troy Woods	4/1/2013	37,865	—	$24.44	3/31/2023
	3/18/2014	85,692	42,209	30.83	3/17/2024
	8/1/2014	31,682	15,608	31.96	7/31/2024
	2/27/2015	46,606	141,236	38.20	2/26/2025
	2/26/2016	—	156,351	44.48	2/25/2026
									26,942	(3)	$1,320,966
									26,587	(4)	1,303,536
Paul M. Todd	3/15/2011	5,654	—	17.57	3/14/2021
	3/29/2012	14,401	—	22.91	3/28/2022
	4/1/2013	23,528	—	24.44	3/31/2023
	3/18/2014	8,662	17,582	30.83	3/17/2024
	2/27/2015	11,150	22,641	38.20	2/26/2025
	2/26/2016	—	34,985	44.48	2/25/2026
									6,446	(3)	316,047
									5,950	(4)	291,704
									12,654	(5)	620,426
Pamela A. Joseph	5/6/2016	41,026	—	52.28	5/25/2026
	5/6/2016	—	20,513	52.28	5/25/2026
	5/6/2016	—	46,154	52.28	5/25/2026
									5,773	(3)	283,026
									6,495	(4)	318,425
William A. Pruett	3/18/2014	—	21,416	30.83	3/17/2024
	2/27/2015	14,650	29,748	38.20	2/26/2025
	2/26/2016	—	43,661	44.48	2/25/2026
									8,470	(3)	415,260
									7,425	(4)	364,023
G. Sanders Griffith, III	4/1/2013	18,472	—	24.44	3/31/2023
	3/18/2014	21,228	20,608	30.83	3/17/2024
	2/27/2015	12,324	25,022	38.20	2/26/2025
	2/26/2016	—	36,734	44.48	2/25/2026
									7,124	(3)	349,290
									6,247	(4)	306,266
Patricia A. Watson	9/18/2015	9,122	18,518	46.31	2/26/2025
	2/26/2016	—	33,236	44.48	2/25/2026
						7,018	(6)	$344,093	5,235	(3)	256,672
									5,652	(4)	277,093
(1)	For better understanding of this table, we have included an additional column showing the grant date of the stock options, which was the date that the Compensation Committee met and granted each stock option award shown in the table other than the stock option award to Mr. Woods on August 1, 2014, which was approved by the Compensation Committee on June 23, 2014.

(2)

All of the stock options set forth in this column other than the stock options granted to Ms. Watson in 2015 and two of the stock option grants to Ms. Joseph are the remaining unvested portions of stock option grants that, under the terms of the grants, were to vest in three equal annual installments of one-third each beginning on the second and third anniversaries of the grant date. The vested 41,026 stock options granted to Ms. Joseph vested on December 31, 2016. The unvested stock options vest as follows: the stock options granted in 2014 vest on the third anniversary of the grant date, the stock options granted in 2015 to the executives other than Ms. Watson vest in two equal annual installments beginning on the second and third anniversaries of the grant date and the stock options granted in 2016 other

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than the 20,513 unvested stock options granted to Ms. Joseph vest in three equal annual installments beginning on the first anniversary of the grant date. The stock options granted to Ms. Watson in 2015 vest in two equal annual installments on February 27, 2017 and February 27, 2018. The unvested 20,513 stock options granted to Ms. Joseph in 2016 vest on December 31, 2017.

(3)	These amounts represent the number of performance shares that will vest if the threshold level of performance is attained for the performance period from January 1, 2015 through December 31, 2017. Vesting will occur upon the Compensation Committee’s certification subsequent to December 31, 2017 of the level of attainment of certain performance measures, which measures are based on TSYS’ total shareholder return relative to the S&P 500 and adjusted EPS from continuing operations. The performance shares were awarded to all of the named executive officers other than Ms. Joseph and Ms. Watson on February 27, 2015, to Ms. Watson on September 18, 2015 in connection with her employment with TSYS and to Ms. Joseph on May 6, 2016 in connection with her employment with TSYS.

(4)	These amounts represent the number of performance shares that will vest if the threshold level of performance is attained for the performance period from January 1, 2016 through December 31, 2018. Vesting will occur upon the Compensation Committee’s certification subsequent to December 31, 2018 of the level of attainment of certain performance measures, which measures are based on TSYS’ total shareholder return relative to the S&P 500 and adjusted EPS from continuing operations. The performance shares were awarded to all of the named executive officers other than Ms. Joseph on February 26, 2016 and to Ms. Joseph on May 6, 2016 in connection with her employment with TSYS.

(5)	This amount represents the number of remaining unvested performance shares originally awarded to Mr. Todd on August 5, 2015, in connection with his promotion to Chief Financial Officer, that were to vest in equal installments over two successive one-year performance periods upon the Compensation Committee’s certification of the level of attainment of certain performance measures based on TSYS’ total shareholder return relative to the S&P 500 for the performance period.

(6)	This amount is the number of remaining unvested shares of restricted stock originally awarded to Ms. Watson on September 18, 2015 in connection with her employment with TSYS.

2016 OPTION EXERCISES AND STOCK VESTED

The following table sets forth the number and corresponding value realized during 2016 with respect to stock option exercises and performance shares and restricted stock that vested for each named executive officer.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
M. Troy Woods	—	—	79,279	$4,063,049
Paul M. Todd	—	—	20,300	1,018,446
Pamela A. Joseph	—	—	11,547	591,784
William A. Pruett	62,499	$1,302,565	29,416	1,507,570
G. Sanders Griffith, III	—	—	28,306	1,450,683
Patricia A. Watson	—	—	7,018	330,267
(1)	The value realized on exercise of stock options means the amount equal to the number of shares acquired upon exercise multiplied by the difference between the exercise price and the closing price of TSYS stock on the NYSE on the date of the stock option exercise.

(2)	The value realized on vesting of performance shares or restricted stock means the amount equal to the number of shares acquired upon vesting multiplied by the closing price of TSYS stock on the NYSE on the date of vesting. For each named executive officer other than Ms. Watson, the amounts in this column include performance shares, the performance periods for which ended on December 31, 2016 and the performance measures for which were certified by the Committee on January 26, 2017. For Mr. Todd, the amount also includes performance shares, the performance period for which ended on July 31, 2016 and the performance measure for which was certified by the Committee on August 10, 2016. For Ms. Watson, the amount includes the value of the portion of restricted stock awarded to her that vested on September 18, 2016.

2016 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
M. Troy Woods	$330,220	$103,964	$273,387	—	$4,335,057
Paul M. Todd	—	7,400	13,384	—	141,867
Pamela A. Joseph	—	13,400	—	—	13,400
William A. Pruett	—	13,400	39,282	—	859,959
G. Sanders Griffith, III	—	13,400	66,959	—	771,700
Patricia A. Watson	—	13,400	—	—	13,400
(1)	The amount reported in this column is reported in the 2016 Summary Compensation Table for 2016 as “Salary.”

(2)	The amount reported in this column is reported in the 2016 Summary Compensation Table for 2016 as “All Other Compensation.”

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(3)	Of the balances reported in this column, the amounts of $2,589,983, $19,193, $0, $469,889, $74,676 and $0 with respect to Mr. Woods, Mr. Todd, Ms. Joseph, Mr. Pruett, Mr. Griffith, and Ms. Watson, respectively, were reported in the Summary Compensation Table as “Salary” or “All Other Compensation” in previous years.

The Deferred Compensation Plan replaces benefits lost by executives under the qualified Retirement Savings Plan due to IRS limits. Executives are also permitted to defer all or a portion of their base salary or short-term incentive award. Amounts deferred under the Deferred Compensation Plan are deposited into a rabbi trust, and executives are permitted to invest their accounts in mutual funds that are substantially similar to the mutual funds available in the qualified Retirement Savings Plan. Deferred Compensation Plan participants may elect to withdraw their accounts as of a specified date or upon their termination of employment. Distributions can be made in a single lump sum or in annual installments over a 2-10 year period, as elected by the executive.

POTENTIAL PAYOUTS UPON TERMINATION OR CHANGE-IN-CONTROL

None of our named executive officers has an employment agreement. We have entered into change of control agreements with our named executive officers. Under these agreements, benefits are payable upon the occurrence of two events (also known as a “double trigger”). The first event is a change of control and the second event is the actual or constructive termination of the executive within two years following the date of the change of control. “Change of control” is defined, in general, as the acquisition of 20% of TSYS’ stock for Mr. Woods, Mr. Todd, Mr. Pruett and Mr. Griffith, and 30% for Ms. Joseph and Ms. Watson, by any “person” as defined under the Securities Exchange Act of 1934, turnover of more than one-third of the Board of Directors of TSYS, a merger of TSYS with another company, or a reorganization, sale or similar transaction, unless the former shareholders of TSYS own more than 60% of the surviving entity for Mr. Woods, Mr. Todd, Mr. Pruett and Mr. Griffith, and 50% for Ms. Joseph and Ms. Watson. For purposes of these agreements, a constructive termination is a voluntary termination for good reason when there is a material adverse reduction in an executive’s position, duties or responsibilities, relocation of the executive more than 35 miles from where the executive is employed, or a material reduction in the executive’s base salary, bonus or other employee benefits.

In the event payments are triggered under the agreements, each executive will receive three times his or her base salary as in effect prior to the termination, three times a percentage of his or her base salary equal to the average short-term incentive award percentage earned over the previous three calendar years prior to the termination, as well as a pro rata short-term incentive award calculated at target for the year of termination. These amounts will be paid to the executive in a single lump-sum cash payment. Each executive will also receive health and welfare benefits for a three-year period following the second triggering event, or the equivalent value thereof. In addition, each executive except Ms. Joseph and Ms. Watson will receive an amount that is designed to “gross-up” the executive for any excise taxes that are payable by the executive as a result of the payments under the agreement, but only if the total change of control payments to the executive exceed 110% of the applicable IRS cap. The Compensation Committee has adopted a policy pursuant to which it will no longer make tax gross-up payments to executive officers, which policy is applicable to new agreements and agreements that are materially amended, and as such Ms. Joseph’s and Ms. Watson’s change of control agreements do not contain a gross-up provision. In addition, our equity award agreements with named executive officers require actual or constructive termination of employment in addition to a change of control before acceleration of vesting is triggered and beginning in 2012 all award agreements provide for vesting on a pro rata basis. The following table quantifies the estimated amounts that would be payable under the change of control and equity award agreements, assuming the triggering events occurred on December 31, 2016.

	3x Base Salary	3-Years Short-Term Incentive Award	Pro Rata Target Short- Term Incentive Award	Health & Welfare Benefits	Stock Award Vesting(1)		Stock Option Vesting(2)		Excise Tax Gross-up	Total
M. Troy Woods	$2,607,000	$3,194,618	$1,086,250	$59,292	$3,510,907	(3)	$2,255,106	(3)	—	$12,713,173
Paul M. Todd	1,500,000	1,246,050	425,000	59,292	788,190		265,691		$1,397,032	5,681,255
Pamela A. Joseph	2,025,000	2,025,000	451,844	59,292	267,312		—		—	2,175,363	(4)
William A. Pruett	1,638,000	1,705,158	464,100	59,292	1,073,201	(3)	766,572	(3)	—	5,706,323
G. Sanders Griffith, III	1,575,000	1,381,748	446,250	59,292	902,756	(3)	692,017	(3)	—	5,057,063
Patricia A. Watson	1,425,000	900,000	403,750	59,292	527,557		62,881		—	2,876,240	(4)
(1)	Estimated by multiplying the equity awards that vest upon termination in connection with a change of control by the fair market value of TSYS stock on December 31, 2016.

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(2)	Estimated by multiplying the number of options that vest upon termination in connection with a change of control by the difference in the fair market value of TSYS stock on December 31, 2016 and the exercise price.

(3)	Vesting determined by applicable retirement vesting schedule because executive was eligible to retire on date of assumed triggering events.

(4)	Capped at maximum amount payable without incurring an excise tax under Section 4999 of the IRC.

Executives who receive these benefits are subject to a confidentiality obligation with respect to secret and confidential information about TSYS. There are no provisions regarding a waiver of this confidentiality obligation. No perquisites or other personal benefits are payable under the change of control agreements.

The Nonqualified Deferred Compensation table sets forth the amount and form of deferred compensation benefits that the named executive officers would be entitled to receive upon their termination of employment.

In addition to vesting upon actual or constructive termination of employment in connection with a change of control (on a pro rata basis beginning in 2012), outstanding stock options and performance share and restricted stock awards may vest when named executive officers terminate employment under other circumstances as follows:

•	Stock options held by the named executive officers generally vest upon death or disability and continue to vest upon retirement after attaining age 65, or age 62 with 15 or more years of service; and

•	Performance share awards vest at target upon death or disability and continue to vest in accordance with actual performance upon retirement after attaining age 65, or age 62 with 15 or more years of service; provided, however, that the amount paid will be a pro rata portion based on the date of death or disability and, in certain circumstances, the date of retirement.

The Committee also has discretionary authority to vest equity awards.

Compensation Committee Interlocks and Insider Participation

Mr. Cloninger, Mr. Driver and Mr. Isaac served on the Compensation Committee during 2016. None of these individuals is or has been an officer or employee of TSYS. During 2016, no member of the Compensation Committee was an executive officer of another entity on whose compensation committee or board of directors any executive officer of TSYS served.

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PROPOSAL 3: APPROVAL, ON AN ADVISORY BASIS, OF EXECUTIVE COMPENSATION

We are asking shareholders to approve, on an advisory basis, the compensation paid to our named executive officers as described in the Executive Compensation section found on pages 24 to 44 of this Proxy Statement. As described above in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

Objective	How Our Executive Compensation Program Achieves This Objective
Pay for Performance	• Tying a significant portion of each named executive officer’s targeted total direct compensation to the achievement of performance goals

Alignment with Shareholder Interests	• Establishing performance metrics under our LTIP and AIP that are designed to focus executives on the strategic objectives of TSYS

Commitment to Compensation “Best Practices”	• Minimal executive perquisites • Clawback policy for incentive compensation awards • Stock ownership requirements • No tax gross-up policy for new agreements

Attract and Retain Top Talent	• Competing effectively for the highest quality people who will determine our long-term success

We urge shareholders to read the “Compensation Discussion and Analysis” beginning on page 24 of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. The Compensation Committee and the Board believe that our compensation policies and procedures are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement has contributed to TSYS’ long-term success.

We are asking shareholders to approve the following advisory resolution:

RESOLVED, that the shareholders of TSYS approve, on an advisory basis, the compensation of TSYS’ named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in this Proxy Statement for TSYS’ 2017 Annual Meeting of Shareholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although the advisory vote is non-binding, the Board and the Compensation Committee value the opinions of our shareholders, and will continue to review and consider the voting results when making future decisions regarding our executive compensation program. In addition, the Board and the Committee intend to continue our annual shareholder outreach program pursuant to which we discuss, or offer to discuss, with all shareholders holding 1% or more of TSYS’ shares their views on compensation related matters so that we can also consider them when making future decisions about our executive compensation program. The Board has determined to hold annual advisory votes on executive compensation. Accordingly, the next advisory vote on executive compensation will occur at the 2018 Annual Meeting of Shareholders, unless the Board modifies its policy on the frequency of holding such advisory votes.

The Board of Directors Recommends That You Vote “FOR” the Approval of the Advisory

Resolution Approving the Compensation of Our Named Executive Officers.

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PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In addition to the advisory approval of our executive compensation program, we are also seeking a non-binding determination from our shareholders as to the frequency with which shareholders will have an opportunity to provide an advisory approval of our executive compensation program. We are providing shareholders with the option of selecting a frequency of one, two or three years, or abstaining. For the reasons described below, we recommend that our shareholders select a frequency of one year, or an annual vote. Starting with our annual meeting held in 2011, we have held annual advisory votes on executive compensation.

Even though our executive compensation program is designed to support long-term value creation, our Compensation Committee reviews the compensation program every year. An annual advisory vote on executive compensation allows our shareholders to provide us with their direct and immediate input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. We therefore request that our shareholders vote for holding future advisory votes on executive compensation every year.

The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. The Compensation Committee and the Board value the opinions expressed by shareholders in these votes and will continue to consider the outcome of these votes in making decisions concerning the frequency of future advisory votes on executive compensation. However, because this vote is advisory and not binding on our Board or TSYS in any way, the Board may decide that it is in the best interests of our shareholders and TSYS to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

The Board of Directors Recommends That You Vote For a Frequency of “1 Year” With Respect to Holding Future Advisory Votes on Executive Compensation.

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PROPOSAL 5: APPROVAL OF THE TOTAL SYSTEM SERVICES, INC. 2017 OMNIBUS PLAN

We are asking you to approve the Total System Services, Inc. 2017 Omnibus Plan (“2017 Plan”).

Upon the recommendation of the Compensation Committee, on January 24, 2017, the Board of Directors adopted the 2017 Plan, subject to shareholder approval, for the benefit of non-employee directors and eligible employees of TSYS and its subsidiaries. Shareholder approval of the 2017 Plan is sought:

•	To permit the issuance of a maximum of 15,000,000 shares of TSYS common stock pursuant to awards granted under the 2017 Plan;

•	To approve the material terms of performance-based compensation awards subject to Section 162(m) of the Internal Revenue Code (“Section 162(m)”), including the performance measures used by the 2017 Plan, and to thereby allow TSYS to deduct for federal income tax purposes certain compensation paid under the 2017 Plan to certain named executive officers;

•	To satisfy the requirements of Section 422(b) of the Internal Revenue Code so that certain options issued under the 2017 Plan may qualify as “incentive stock options;” and

•	To satisfy the governance requirements of the New York Stock Exchange.

The 2017 Plan will become effective upon shareholder approval, and the 2017 Plan and all awards granted thereunder are conditioned on shareholder approval. If approved by shareholders, the 2017 Plan will become the successor to the Total System Services, Inc. 2012 Omnibus Plan, as amended (“Prior Plan”), and no further grants of awards will be made under the Prior Plan. However, outstanding awards granted under the Prior Plan will remain outstanding and shall continue to be administered in accordance with the terms of the Prior Plan and the applicable award agreements. The shares remaining available for issuance under the Prior Plan will not be transferred to the 2017 Plan’s share pool.

The purpose of the 2017 Plan is to foster and promote the long-term financial success of TSYS by motivating superior performance by means of performance-related incentives, encouraging and providing for the acquisition of an ownership interest in TSYS by participants, and enabling TSYS to attract and retain qualified and competent employees and members of the Board, whose judgment, interest and performance are required for the successful operations of TSYS. We believe the 2017 Plan will help us attract, retain and reward the best talent and align their interests with shareholders, including retaining key employees at companies that are acquired by TSYS as part of its growth strategy. The 2017 Plan aligns with current best practices, including the following:

•	No discounted stock options or stock appreciation rights. Requires that stock options and stock appreciation rights have an exercise price of no less than fair market value on the date of grant.

•	No repricing of stock options or stock appreciation rights. Includes an explicit prohibition on re-pricing stock options or stock appreciation rights without shareholder approval.

•	No liberal share counting. The 2017 Plan does not include liberal share counting methodologies, such as allowing shares tendered or withheld for taxes to be added back to the shares available for issuance under the 2017 Plan.

•	Limits on Annual Awards. Limits the number and type of awards that any one participant may receive during any year, including limits on awards to non-employee directors.

•	Double-trigger change in control vesting. If awards granted under the 2017 Plan are assumed by a successor in connection with a change in control of TSYS, such awards will not automatically vest and pay out solely as a result of the change in control.

•	No dividends on unearned performance awards. Any dividends declared on awards subject to performance conditions will be subject to the same performance conditions and service conditions, as applicable, as the underlying award.

•	Clawback. Awards under the 2017 Plan will be subject to our existing compensation recoupment policy and any additional policy that we may adopt from time to time.

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Summary of the 2017 Plan

The following is a summary of the material terms of the 2017 Plan. This summary is qualified in its entirety by the full text of the 2017 Plan, which is attached to this Proxy Statement as Appendix A. Capitalized terms used in this summary, but not otherwise defined in this summary, shall have the respective meanings ascribed to them in the 2017 Plan.

Administration of the 2017 Plan

The 2017 Plan will be administered by the Committee, the members of which are appointed by the Board of Directors from among its members and may be removed by the Board in its discretion. The Committee has broad discretion to construe, interpret and administer the 2017 Plan, to select the individuals to be granted awards, to determine the number of shares subject to each award, and to determine the terms, conditions and duration of each award. Subject to the express limitations set forth in the 2017 Plan, the Committee has the full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the 2017 Plan. The Committee’s decisions will be final and binding upon all parties. No member of the Committee will be liable for any action taken or determination made with respect to the 2017 Plan or any award granted under the 2017 Plan. To the fullest extent permitted by law, TSYS will indemnify and hold harmless the members of the Committee against and from any loss, cost, liability or expenses incurred in connection with or resulting from any action taken against them with respect to the 2017 Plan.

Eligibility and Participation

Any employee of TSYS and its subsidiaries or affiliates, and any non-employee director of TSYS, is eligible to participate in the 2017 Plan. The Committee has discretion to select participants from year to year, provided that the Board will approve all awards to non-employee directors. Approximately 11,500 employees and non-employee directors are eligible to participate in the 2017 Plan.

Shares Available For Issuance Under the 2017 Plan

The number of shares of TSYS common stock available for issuance pursuant to awards under the 2017 Plan is 15,000,000 shares (“share pool”), subject to adjustment as described in the 2017 Plan. The shares available for issuance under the 2017 Plan may be authorized and unissued shares or treasury shares. Any of the authorized shares may be used for any type of award under the 2017 Plan. As noted above, no further award grants will be made under the Prior Plan, and the shares remaining available for issuance under the Prior Plan will not be transferred to the 2017 Plan’s share pool. However, if the shareholders do not approve the 2017 Plan at the shareholders’ meeting, the Prior Plan will continue and grants may continue to be made under the Prior Plan.

In general, for the purposes of determining the number of shares available in the share pool, the share pool shall be reduced by one share for every one share granted with respect to an award. The following shares covered by an award will be added back to the share pool and will be available again for grant under the 2017 Plan:

•	any shares related to awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares (or with the forfeiture of shares in connection with a restricted stock award);

•	any shares that are settled in cash in lieu of shares; and

•	any shares that are exchanged with the Committee’s permission prior to the issuance of shares for awards not involving shares.

The following shares covered by an award will not be added back to the share pool and will not be available again for grant under the 2017 Plan:

•	any shares that are withheld by TSYS or tendered by a participant to pay the exercise price of awards under the 2017 Plan;

•	any shares used to satisfy tax withholding obligations associated with an award granted under the 2017 Plan;

•	any shares purchased on the open market with the proceeds of a stock option exercise; and

•	to the extent stock appreciation rights are to be settled by the issuance of shares, the full number of shares subject to such award regardless of the number of shares actually issued upon settlement of such stock appreciation rights.

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Any award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by TSYS (or its subsidiary or affiliate) will not reduce the number of shares in the share pool, nor will such shares be counted for purposes of the maximum individual annual award limits discussed below.

Awards Under the 2017 Plan

The following types of awards may be granted under the 2017 Plan:

Nonqualified and Incentive Stock Options.    A stock option provides the participant with the right to buy a specified number of shares at a specified price (“exercise price”) after certain conditions have been met. The Committee may grant both nonqualified stock options (“NQSOs”) and incentive stock options (“ISOs”) under the 2017 Plan, but ISOs may be granted only to employees of TSYS or its subsidiaries. The tax treatment of NQSOs is different from the tax treatment of ISOs, as explained in the section below entitled “Federal Income Tax Consequences.” The Committee will determine and specify in the award agreement whether the option is an NQSO or ISO, the number of shares subject to the option, the exercise price of the option and the period of time during which the option may be exercised (including the impact of a termination of employment). No option can be exercisable more than ten years after the date of grant and the exercise price of a stock option must be at least equal to the fair market value of a share of TSYS common stock on the date of grant of the option. With respect to an ISO granted to an employee who holds more than 10% of TSYS’s total voting stock, the ISO cannot be exercisable more than five years after the date of grant and the exercise price must be at least equal to 110% of the fair market value of a share of TSYS common stock on the date of grant. At the time of exercise, payment in full of the exercise price can be paid in cash, by tendering or having TSYS withhold shares of TSYS common stock valued at their fair market value on the date of exercise, by cashless (broker-assisted) exercise, by a combination of the foregoing, or by such other method approved or accepted by the Committee.

Stock Appreciation Rights.    A stock appreciation right (“SAR”) entitles the participant to receive payment for the difference (spread) between the grant price of the SAR and the market value of a share of TSYS common stock at the time of exercise. The Committee will determine and specify in the SAR award agreement the number of shares subject to the SAR, the SAR exercise price (which must be at least equal to the fair market value of a share of TSYS common stock on the date of grant of the SAR), the conditions upon which the SAR becomes vested and exercisable, and the period of time during which the SAR may be exercised (including the impact of a termination of employment). No SAR can be exercisable more than ten years after the date of grant. The Committee may authorize payment of the spread for a SAR in the form of cash, shares of TSYS common stock, or a combination thereof, as provided in the award agreement.

Restricted Stock and Restricted Stock Units.    The Committee will specify the terms of a restricted stock award or restricted stock unit award (“RSU”) in the award agreement, including the number of shares of restricted stock or units, the purchase price, if any, to be paid for such restricted stock/unit, any restrictions applicable to the restricted stock/unit such as continued service or achievement of performance goals, and the length of the restriction period. Unless the Committee specifies otherwise in the award agreement, RSUs will be settled in shares of TSYS common stock. A participant receiving a restricted stock award shall have voting rights to the extent set forth in the award agreement, but a participant receiving an award of RSUs will not have voting rights.

Performance Units or Performance Shares.    A performance share will have an initial value equal to the fair market value of a share of TSYS common stock on the date of grant. A performance unit will have an initial value that is established by the Committee at the time of grant. The Committee will set performance goals which, depending on the extent to which they are met during the performance period, and the satisfaction of applicable service-based vesting conditions, will determine the number or value of the performance shares or performance units that will vest (which number or value may be greater than the target number of performance shares or performance units granted to the participant) and be paid to the participant. At the close of the performance period, or as soon thereafter as practicable, any earned performance shares will be paid in shares of TSYS common stock unless otherwise specified in the award agreement, and any earned performance units will be paid in the form of cash, shares of TSYS common stock, or a combination, as specified in the award agreement.

Cash-Based Awards and Other Stock-Based Awards.    The Committee may grant cash-based awards to participants in such amounts and upon such terms as determined by the Committee. Each cash-based award will specify a payment amount or range, and may be subject to performance goals as determined by the Committee. The Committee may grant other types of equity-based or equity-related awards in such amounts and upon such terms as determined by the Committee. Other stock-based awards will be expressed in terms of shares or units

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based on shares, and may be subject to performance goals as determined by the Committee. Payment of cash-based awards and other stock-based awards may be made in cash, shares of TSYS common stock, other forms of awards under the 2017 Plan, or a combination thereof, as determined by the Committee, unless the Committee permits a participant to elect the form of payment in accordance with procedures adopted by the Committee.

Dividends and Dividend Equivalents.     With respect to an award of restricted stock, the Committee may grant or limit the right of a participant to receive dividends on unvested restricted stock, and shall specify whether such dividends are to be paid at the applicable dividend payment dates or at such other dates specified by the Committee, and whether such dividends will be paid in cash or reinvested in additional shares of TSYS common stock. With respect to awards other than stock options, SARs and restricted stock, the Committee may grant dividend equivalents with respect to the shares or units subject to such award. The terms of such dividend equivalents will be set forth in the award agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional shares or units. To the extent the award to which the dividends or dividend equivalents relate is subject to one or more performance vesting conditions, such dividends or dividend equivalents will be subject to the same performance and service vesting conditions as are applicable to the underlying award.

Performance-Based Awards

Pursuant to Section 162(m), we may not deduct compensation in excess of $1,000,000 paid to a covered employee. A “covered employee” is an employee who is, on the last day of TSYS’ taxable year in which the deduction would otherwise be claimed, TSYS’ chief executive officer or one of the other three highest paid officers named in its proxy statement (excluding its chief financial officer). This limit does not apply to compensation that satisfies the applicable requirements for the performance-based compensation exception under Section 162(m). One such requirement of Section 162(m) is that shareholders approve the material terms of the compensation.

The 2017 Plan is designed to ensure that all stock options and SARs granted to a covered employee will qualify as performance-based compensation and will be exempt from the Section 162(m) limitation on deductibility. The Committee may also designate any other award (other than a stock option or SAR) as performance-based compensation that is designed to meet the requirements for deductibility under Section 162(m). If an award is intended to qualify as performance-based compensation under Section 162(m), the performance measure or measures to be used for purposes of such awards must be chosen from among the following:

(a)	Assets,

(b)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment),

(c)	Customer satisfaction,

(d)	Earnings per share,

(e)	Earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization,

(f)	Economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital),

(g)	Expenses/costs,

(h)	Gross or net earnings or income,

(i)	Gross or net operating margins,

(j)	Gross or net operating profits,

(k)	Gross or net sales or revenues,

(l)	Individual objective performance measures,

(m)	Market share,

(n)	Net earnings or net income (before or after taxes),

(o)	Number of cardholder, merchant and/or other customer accounts processed or converted,

(p)	Operating efficiency,

(q)	Productivity ratios and measures,

(r)	Return measures (including, but not limited to, return on assets, total assets employed, equity, capital, invested capital, sales or revenues),

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(s)	Share price (including, but not limited to, growth in share price and total shareholder return),

(t)	Strategic business objectives (including objective project milestones),

(u)	Successful negotiation or renewal of contracts with new or existing customers,

(v)	Transactions relating to acquisitions or divestitures,

(w)	Unit volume, or

(x)	Working capital.

The Committee will determine the length of the performance period over which performance is to be measured. Any performance measure may relate to TSYS, a subsidiary or affiliate as a whole, or to any business unit, division or segment of TSYS, a subsidiary or affiliate, in which the participant is employed. Performance may also be measured relative to the performance of a group of comparator companies or any published or special index, be based on the change in the applicable performance measure over a specified period, and may relate to one or more performance measures.

Following the completion of the performance period, the Committee will determine whether the applicable performance measures have been met with respect to a particular award and, if they have, certify in writing and ascertain the amount payable under the award. In determining whether any performance measure has been satisfied, the Committee is authorized to include or exclude the impact, if any, on reported financial results of, among other things, any of the following events that occur during the performance period: asset write downs; litigation, claims, judgments or settlements; changes in tax laws, accounting principles or other laws; reorganization or restructuring programs; acquisitions and divestitures; foreign exchange gains and losses; or gains and losses that are treated as unusual in nature and infrequent in their occurrence and which are disclosed in the management’s discussion and analysis of financial condition in TSYS’ annual report to shareholders. Such exclusions and adjustments may only apply to the extent the Committee specifies in writing (not later than the time performance measures are required to be established) which exclusions and adjustments the Committee will apply to determine whether a performance measure has been satisfied.

The Committee may not use discretion to increase the amount payable under any awards intended to qualify as performance-based compensation under Section 162(m). The Committee may, however, exercise negative discretion to reduce any award as it determines appropriate. Performance awards may be granted either alone or in addition to other grants made under the 2017 Plan. The Committee may grant awards under the 2017 Plan that do not qualify as performance-based compensation under Section 162(m). The payment of any non-qualifying awards to a covered employee could be non-deductible by us, in whole or in part, under Section 162(m), depending on the covered employee’s total compensation in the applicable year.

Maximum Amount Payable to Any Participant

The 2017 Plan includes the following individual annual award limits:

Options and Stock Appreciation Rights.    The maximum aggregate number of shares with respect to which options or stock appreciation rights may be granted in any calendar year to any one participant is 4,000,000 shares of TSYS common stock.

Restricted Stock, Restricted Stock Units, Performance Shares and Other Stock-Based Awards.    The maximum aggregate number of shares that may be subject to awards of restricted stock, restricted stock units, performance shares or other stock-based awards that is performance-based compensation under Section 162(m) and that is granted in any calendar plan year to any one participant, shall be 2,000,000 shares of TSYS common stock or its cash equivalent, determined as of the date of payment.

Performance Units, Cash-Based Awards and any Other Award Paid in Cash.    The maximum aggregate amount that may be paid to any participant in any calendar year under an award of performance units, cash-based awards, or other awards paid or denominated in cash, in each case that is performance-based compensation under Section 162(m), shall be $6,000,000 determined as of the date of payout. To the extent any such award is settled in shares of TSYS common stock, the $6,000,000 limit will be determined based on the fair market value of the shares to be issued as of the applicable vesting date.

Non-Employee Director Limits.    The maximum aggregate value of equity-based awards (determined as of the grant date) that may be granted to any non-employee director in any calendar year shall not exceed $400,000;

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provided that the limit shall be increased to $600,000 for any non-employee director who serves as the Chairman of the Board or Lead Director, and that the limit shall be increased to $600,000 for the year in which the non-employee director is first appointed or elected to the Board. The Board may permit a non-employee director the opportunity to receive an award under the 2017 Plan in lieu of all or a portion of his or her future director fees (including but not limited to cash retainer fees and meeting fees), and the foregoing annual award limits do not apply to any shares or share equivalents granted to a non-employee director in lieu of cash-based director fees.

Adjustments in Connection with Certain Events

In the event of any equity restructuring (within the meaning of FASB ASC Topic 718 or any successor provision) that causes the per share value of a share of TSYS common stock to change (such as a stock dividend, stock split, reverse stock split, split up, spin-off, rights offering or recapitalization through an extraordinary dividend), or in the event of any other change in corporate capitalization (including a merger, consolidation, reorganization, or partial or complete liquidation) to the extent such event does not constitute an equity restructuring or business combination within the meaning of FASB ASC Topic 718 or any successor provision, the Committee, in order to prevent dilution or enlargement of a participant’s rights under the 2017 Plan, shall substitute or adjust, as applicable, the number and kind of shares or other securities that may be issued under the 2017 Plan or under particular forms of awards, the number and kind of shares or other securities subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual award limits, and other value determinations applicable to outstanding awards. In addition, the Committee may, in its discretion, make other adjustments or modifications in the terms of any awards it deems appropriate to reflect any of the foregoing corporate events, including but not limited to the modification of performance goals, changing the length of the performance period and the substitution of property of equivalent value for the shares available under the 2017 Plan or the shares covered by awards, in each case only to the extent permitted by Section 162(m), and in connection with the sale of a subsidiary, arranging for the assumption, or replacement with new awards, of awards held by participants following the sale of such subsidiary.

Duration of the 2017 Plan

The 2017 Plan will become effective, subject to approval by TSYS’ shareholders, on April 27, 2017. The 2017 Plan will terminate after 10 years or, if sooner, when all shares reserved under the 2017 Plan have been issued. At any time, the Board of Directors may terminate the 2017 Plan. The termination of the 2017 Plan will not affect outstanding awards in any way.

Transferability

Awards are not transferrable other than by will or the laws of descent and distribution, or subject to the consent of the Committee, pursuant to a domestic relations order. No awards shall be subject to attachment, execution, or levy, and any purported transfer shall be null and void. Each option or SAR may be exercisable only by the participant during his or her lifetime. The Committee may establish procedures for a participant to designate a beneficiary to receive payment of awards in the event of the participant’s death. The Committee may, in its discretion, approve the transfer by gift of an award (other than an ISO), subject to such terms and conditions determined by the Committee and subject to securities and other applicable laws.

Amendment of the 2017 Plan

The Board may at any time amend, suspend or terminate the 2017 Plan, and the Board or the Committee may at any time amend, suspend or terminate any outstanding award agreement; however, no amendment or termination shall adversely affect in any material way any rights or obligations with respect to an award previously granted without the affected participant’s written consent, except that the Board may amend the 2017 Plan, and the Board or the Committee may amend an award agreement, for purposes of conforming the 2017 Plan or such award agreement to (i) applicable laws and the administrative regulations and rulings promulgated thereunder (including but not limited to Section 409A of the Internal Revenue Code (“Section 409A”), (ii) applicable stock exchange requirements, and (iii) any compensation recoupment policy adopted by TSYS. Without shareholder approval, no stock option or SAR may be amended to reduce the exercise price or grant price, or cancelled in exchange for the grant of any new stock option or SAR with a lower exercise price or grant price, or cancelled in exchange for cash, other property or any new award at a time when the exercise price of the stock option or the grant price of the SAR is greater than the market value of a share of TSYS common stock. Except as may be limited by the restrictions under Section 162(m), the Committee may make adjustments in the terms and conditions of awards in recognition of unusual or nonrecurring events affecting TSYS or its financial statements, or of changes in applicable laws,

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regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be provided under the 2017 Plan.

Change in Control

Upon a change in control, unless otherwise provided in the award agreement, with respect to an award which is not assumed and/or replaced by the surviving entity, (i) any outstanding stock option and SAR will become fully vested (and to the extent applicable, all performance conditions deemed satisfied at target performance) and will be exercisable as set forth in the award agreement, (ii) any outstanding award (other than options and SARs) which is subject solely to time-based vesting conditions shall become fully vested and settled in cash, shares or a combination thereof, generally within thirty days following the change in control, and (iii) any outstanding award (other than options and SARs) which is subject to performance-based vesting conditions shall be deemed to have satisfied all performance conditions at the target performance level and settled pro rata, based on the proportion of the applicable performance period that lapsed through the date of the change in control, in cash, shares or a combination thereof, generally within thirty days following the change in control.

Upon a change in control, unless otherwise provided in the award agreement, with respect to an award which is assumed and/or replaced by the surviving entity with a “replacement award” (as defined below), to the extent the participant’s employment is involuntarily terminated by TSYS without cause or by the participant for good reason (as defined in the participant’s award agreement, change in control agreement or employment agreement, as applicable), in either case occurring within two years following the change in control, then any such replacement award which is (i) a stock option or SAR will become fully vested and exercisable, (ii) a service-based award (other than a stock option or SAR) shall become fully vested and paid generally upon or within sixty days of the participant’s termination, and (iii) a performance-based award will become fully vested and shall be deemed satisfied at the target performance level and paid pro rata (based on the proportion of the applicable performance period that lapsed through the date of the participant’s termination), generally upon or within sixty days of the participant’s termination. “Replacement award” means an award (i) of the same type (e.g., option, RSU, etc.) as the replaced award (or a different type than the replaced award if the Committee finds such type acceptable), (ii) that has a value at least equal to the value of the replaced award, (iii) that relates to publicly traded equity securities of TSYS or its successor following the change in control (or another entity that is affiliated with TSYS or its successor following the change in control), and (iv) that has other terms and conditions of which are not less favorable to the participant than the terms and conditions of the replaced award.

Unless otherwise provided in the award agreement, in the event of a change in control, with respect to any stock option or SAR, the Committee may provide a cash payment in lieu of the right to exercise such stock option or SAR, and with respect to any award (other than a stock option or SAR) that would otherwise be payable in shares, the Committee may cause the payment of such award to be made in cash instead of shares.

Clawback and Cancellation Policies

Awards under the 2017 Plan are subject to any clawback policy adopted by TSYS from time to time, including clawback policies adopted to comply with any law, government regulation or stock exchange listing requirement. TSYS may also provide for recoupment or forfeiture of awards upon the occurrence of certain specified events. For information regarding TSYS’ existing clawback policy, see “Recoveries” on page 35.

Federal Income Tax Consequences

The following discussion of the federal income tax consequences of awards granted under the 2017 Plan is intended only as a summary of the present federal income tax treatment of awards. These laws are highly technical and are subject to change at any time. This summary does not discuss the tax consequences of a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which a participant may reside.

Nonqualified Stock Options.    Nonqualified stock options granted under the 2017 Plan will not be taxable to a participant at grant but generally will result in taxation at exercise, at which time the participant will recognize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of a share of TSYS common stock on the exercise date. TSYS will be entitled to deduct a corresponding amount as a business expense in the year the participant recognizes this income.

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Incentive Stock Options.    A participant will generally not recognize ordinary income on receipt or exercise of an ISO so long as he or she has been an employee of TSYS or its subsidiaries from the date the ISO was granted until three months before the date of exercise; however, the amount by which the fair market value of the shares of TSYS common stock on the exercise date exceeds the exercise price is an adjustment in computing the participant’s alternative minimum tax in the year of exercise. If the participant holds the shares of TSYS common stock received on exercise of the ISO until at least one year after the date of exercise (and for at least two years from the date of grant of the ISO), any difference between the amount realized upon the disposition of the shares and the amount paid for the shares will be treated as long-term capital gain (or loss, if applicable) to the participant. If the participant exercises an ISO and satisfies these holding period requirements, TSYS may not deduct any amount in connection with the ISO. If the participant exercises an ISO but engages in a “disqualifying disposition” by selling the shares acquired on exercise before the expiration of the one and two-year holding periods described above, the participant generally will recognize ordinary income (for regular income tax purposes only) in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long- or short-term capital gain (as applicable). If, however, the fair market value of the shares on the date of the disqualifying disposition is less than on the date of exercise, the participant will recognize ordinary income equal only to the difference between the amount realized on the disqualifying disposition and the exercise price. In either event, TSYS will be entitled to deduct an amount equal to the amount constituting ordinary income to the participant in the year of the disqualifying disposition.

Stock Appreciation Rights.    To the extent that the requirements of the Internal Revenue Code of 1986 are met, there are no immediate tax consequences to a participant when a SAR is granted. When a participant exercises a SAR, the participant will recognize ordinary income equal to the amount of cash and the fair market value of any shares received. TSYS will be entitled to deduct the same amount as a business expense in the same year.

Restricted Stock.    The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the first taxable year the shares are no longer subject to substantial risk of forfeiture. At the time the restrictions lapse, the participant will recognize ordinary income equal to the then fair market value of the stock. The participant may, however, make an election to include the value of the shares in gross income in the year of award despite such restrictions; in such case, any subsequent appreciation of the shares will be treated as a capital gain. Generally, TSYS will be entitled to deduct the fair market value of the shares transferred to the participant as a business expense in the year, and in the same amount, that the participant includes the compensation in income.

Restricted Stock Units.    Generally, a participant will not recognize ordinary income until common stock, cash, or other property becomes payable under the RSU, even if the award vests in an earlier year. TSYS will generally be entitled to deduct the amount the participant includes in income as a business expense in the year of payment.

Performance Unit/Performance Shares.     Generally, a participant will not incur any income tax liability upon the initial grant of performance units or performance shares. At the end of the performance or measurement period, however, the participant will realize ordinary income on any amounts received in cash or shares of TSYS common stock, and any subsequent appreciation will be treated as a capital gain. To the extent the performance units and performance shares are “qualified performance-based compensation” under Section 162(m), such awards will be deductible by TSYS when the employee recognizes ordinary income.

Cash-Based Awards/Other Stock-Based Awards.    Any cash payments or the fair market value of any shares of TSYS common stock or other property a participant receives in connection with cash-based awards or other stock-based awards are includable in income in the year received or made available to the participant without substantial limitations or restrictions. Generally, TSYS will be entitled to deduct the amount the participant includes in income as a business expense in the year of payment.

Deferred Compensation.    No award is intended to be deferred compensation subject to Section 409A unless and to the extent the Committee specifically determines otherwise.

New Plan Benefits

No awards have been granted under the 2017 Plan. All awards granted under the 2017 Plan will be made in the discretion of the Committee and, accordingly, are not yet determinable. In addition, benefits under the 2017 Plan will depend on a number of factors, including the fair market value of our shares on future dates and the exercise decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants under the 2017 Plan.

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Equity Compensation Plan Information

The table below provides information as of December 31, 2016 with respect to shares of TSYS stock that may be issued under existing equity compensation plans of TSYS.

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	4,890,867	(1)	$32.78	(2)	6,961,866	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	4,890,867		$32.78		6,961,866
(1)	Includes 1,490,523 performance share awards, 323,618 performance-based restricted stock units, 80,772 time-based restricted stock units and 2,995,954 stock options.

(2)	Represents the weighted average exercise price of $32.78 for options only and does not include the other awards referenced in footnote (1) above.

(3)	Includes 6,961,866 shares available for future grants under the Total System Services, Inc. 2007 Omnibus Plan and 2012 Omnibus Plan, which could be in the form of options, nonvested awards, restricted stock units or performance shares. The 2007 Omnibus Plan expires on April 24, 2017. The 2012 Omnibus Plan will be frozen and no further awards issued upon shareholder approval of the 2017 Omnibus Plan.

The Board of Directors Recommends That You Vote “FOR” the Approval of the Total System Services, Inc. 2017 Omnibus Plan.

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PRINCIPAL SHAREHOLDERS

The following table sets forth the number of shares of TSYS stock held by the only known holders of more than 5% of the outstanding shares of TSYS stock as of December 31, 2016. The share ownership shown in the table below was obtained from SEC Schedule 13G filings by each of the owners set forth in the table below.

Name and Address of Beneficial Owner	Shares of TSYS Stock Beneficially Owned as of 12/31/16	Percentage of Outstanding Shares of TSYS Stock Beneficially Owned as of 12/31/16
BlackRock, Inc.	11,099,254(1)	6.0%
55 East 52nd Street
New York, New York 10055
FMR LLC	9,777,901(2)	5.3%
245 Summer Street
Boston, Massachusetts 02210
Synovus Financial Corp.	13,768,145(3)	7.5%
1111 Bay Avenue, Suite 500
Columbus, Georgia 31901
The Vanguard Group	15,516,452(4)	8.4%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355
(1)	As of December 31, 2016, BlackRock, Inc. and its subsidiaries possessed sole voting power with respect to 9,521,238 TSYS shares and sole investment power with respect to 11,099,254 TSYS shares.

(2)	As of December 31, 2016, FMR LLC and its subsidiaries possessed sole voting power with respect to 822,300 TSYS shares and sole investment power with respect to 9,777,901 TSYS shares.

(3)	As of December 31, 2016, Synovus and its subsidiaries possessed sole voting power with respect to 12,959,314 TSYS shares, shared voting power with respect to 31,735 TSYS shares, sole investment power with respect to 13,605,184 TSYS shares and shared investment power with respect to 162,961 TSYS shares.

(4)	As of December 31, 2016, The Vanguard Group and its subsidiaries possessed sole voting power with respect to 261,804 TSYS shares, shared voting power with respect to 30,113 TSYS shares, sole investment power with respect to 15,237,616 TSYS shares and shared investment power with respect to 278,836 TSYS shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires TSYS’ officers and directors, and persons who own more than ten percent of TSYS stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.

To TSYS’ knowledge, based solely on its review of such reports submitted to TSYS, and written representations from certain reporting persons that no Forms 5 were required for those persons, TSYS believes that during the fiscal year ended December 31, 2016 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that one transaction was reported late on one report for Mr. Blanchard and for Ms. Watson.

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ADDITIONAL INFORMATION ABOUT THE ANNUAL MEETING

Purpose

This Proxy Statement is being made available or mailed to TSYS shareholders beginning on or about March 15, 2017. The TSYS Board of Directors is soliciting proxies to be used at the 2017 Annual Meeting of TSYS Shareholders which will be held on April 27, 2017 at 10:00 a.m. Eastern Time in the TSYS Riverfront Campus Auditorium, One TSYS Way, Columbus, Georgia. Proxies are solicited to give all shareholders of record an opportunity to vote on matters to be presented at the Annual Meeting.

Who Can Vote

You are entitled to vote if you were a shareholder of record of TSYS stock as of the close of business on February 17, 2017, the record date. Your shares can be voted at the meeting only if you are present or represented by a valid proxy.

Quorum and Shares Outstanding

A majority of the outstanding shares of TSYS stock must be present, either in person or represented by proxy, in order to conduct the Annual Meeting of TSYS Shareholders. On February 17, 2017, 183,354,641 shares of TSYS stock were outstanding.

Proxies

The Board has designated two individuals to serve as proxies to vote the shares represented by proxies at the Annual Meeting of Shareholders. If you are a shareholder of record and properly submit a proxy card or submit a proxy by telephone or via the Internet but do not specify how you want your shares to be voted, your shares will be voted by the designated proxies:

•	FOR the election of all of the director nominees (Proposal 1);

•	FOR the ratification of the appointment of KPMG LLP as TSYS’ independent auditor for the year 2017 (Proposal 2);

•	FOR the approval, on an advisory basis, of the compensation of TSYS’ named executive officers (Proposal 3);

•	1 YEAR, with respect to the advisory vote on the frequency (every one, two or three years) of future advisory votes to approve the compensation of TSYS’ named executive officers (Proposal 4); and

•	FOR the approval of TSYS’ 2017 Omnibus Plan (Proposal 5).

The designated proxies will vote in their discretion on any other matter that may properly come before the Annual Meeting. At this time, we are unaware of any matters, other than as set forth above, that may properly come before the Annual Meeting.

Voting of Shares

Each share of TSYS stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. All shares entitled to vote and represented in person or by valid proxies received by phone, Internet or mail will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.

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Required Votes

Election of Directors (Proposal 1)

Our bylaws provide a majority vote standard for uncontested director elections. To be elected, directors must receive a majority of the votes cast (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). If shareholders do not elect a nominee who is serving as a director, Georgia law provides that the director would continue to serve on the Board as a “hold over director.” Under our Corporate Governance Guidelines, an incumbent director that is not elected is expected to tender, promptly following certification of the voting results, his or her resignation from the Board, which resignation may be conditioned on Board acceptance of the resignation. In addition, our Corporate Governance Guidelines provide that the Board will nominate for election and appoint to Board vacancies only those candidates who have agreed to tender, promptly following the failure to receive the required vote for election to the Board, an irrevocable resignation that will be effective upon Board acceptance of the resignation. The Corporate Governance and Nominating Committee will consider the tendered resignation and recommend to the Board whether to accept or reject the resignation. The Board will act on the tendered resignation within 90 days from the certification of the voting results and promptly publicly disclose its decision. A director who tenders his or her resignation will not participate in the Committee’s recommendation or the Board action regarding whether to accept or reject the tendered resignation.

All Other Proposals

The affirmative vote of a majority of the votes cast is also needed to ratify the appointment of KPMG LLP as TSYS’ independent auditor for 2017 (Proposal 2), approve the advisory vote on the compensation of TSYS’ named executive officers (Proposal 3) and approve TSYS’ 2017 Omnibus Plan (Proposal 5).

The advisory vote on the frequency of future advisory votes (every one, two or three years) to approve the compensation of TSYS’ named executive officers (Proposal 4) is a plurality vote. TSYS will consider shareholders to have expressed a non-binding preference for the frequency option that receives the most votes.

Abstentions and Broker Non-Votes

Under certain circumstances, banks, brokers or other nominees are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the bank, broker or other nominee (a “broker non-vote”). In these cases, and in cases where the shareholder abstains from voting on a matter, those shares will be counted for the purpose of determining if a quorum is present, but will not be included as votes cast with respect to those matters. Whether a bank, broker or other nominee has authority to vote its shares on uninstructed matters is determined by the rules of the New York Stock Exchange. We expect that banks, brokers and other nominees will be able to exercise discretionary authority to vote on Proposal 2, but will not have discretion to vote on Proposals 1, 3, 4 and 5. As such, if you do not provide voting instructions to your bank, broker or other nominee, your bank, broker or other nominee may only vote your shares on Proposal 2. Abstentions and broker non-votes will have no effect on the outcome of any of the Proposals to be voted on at the Annual Meeting.

How You Can Vote

If you hold shares in your own name, you may vote by proxy or in person at the meeting. If you wish to vote your shares in person at our Annual Meeting, you may either bring your proxy card or Notice of Internet Availability to the meeting or request a ballot at the meeting. To vote by proxy, you may select one of the following options:

Vote By Internet

You can vote your shares on the Internet until 11:59 p.m. Eastern Time on April 26, 2017. The website for Internet voting is shown on your proxy card or Notice of Internet Availability, as applicable. Internet voting is available 24 hours a day, seven days a week. You will be given the opportunity to confirm that your instructions have been properly recorded. If you vote on the Internet, you do NOT need to return your proxy card if you received one.

You can also vote your shares on the Internet by scanning the QR code shown on your proxy card or Notice of Internet Availability, as applicable, with your mobile device.

58    TSYS  -  2017 Proxy Statement

Vote By Telephone

You can vote your shares by telephone until 11:59 p.m. Eastern Time on April 26, 2017 by calling the toll-free telephone number (at no cost to you) shown on your proxy card or Notice of Internet Availability, as applicable. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate the shareholder by using individual control numbers. If you vote by telephone, you do NOT need to return your proxy card if you received one.

Vote By Mail

If you received your proxy materials by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting.

Revocation of Proxy

If you hold shares in your own name and vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by: (1) signing another proxy card with a later date and returning it to us prior to the Annual Meeting; (2) voting again by telephone or on the Internet before 11:59 p.m. Eastern Time on April 26, 2017; or (3) attending the Annual Meeting in person and casting a ballot.

If your TSYS shares are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or other nominee if you wish to change your vote.

Attending the Annual Meeting

The Annual Meeting will be held on Thursday, April 27, 2017 at 10:00 a.m. Eastern Time in the TSYS Riverfront Campus Auditorium, One TSYS Way, Columbus, Georgia. Directions to the auditorium can be obtained on our website at http://annualreport.tsys.com.

Shareholder Proposals and Nominations

In order for a shareholder proposal to be considered for inclusion in TSYS’ Proxy Statement for the 2018 Annual Meeting of Shareholders, the written proposal must be received by the Corporate Secretary of TSYS at the address below. The Corporate Secretary must receive the proposal no later than November 15, 2017. The proposal will also need to comply with the SEC’s regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

Total System Services, Inc.

One TSYS Way

Columbus, Georgia 31901

For a shareholder proposal that is not intended to be included in TSYS’ Proxy Statement for the 2018 Annual Meeting of Shareholders, or if you want to nominate a person for election as a director, you must provide written notice to the Corporate Secretary at the address above. The Secretary must receive this notice not earlier than December 28, 2017 and not later than January 27, 2018. The notice of a proposed item of business must provide information as required in the bylaws of TSYS which, in general, require that the notice include for each matter a brief description of the matter to be brought before the meeting; the reason for bringing the matter before the meeting; your name, address, and number of shares you own beneficially or of record; any material interest you have in the proposal; and a representation that you are a shareholder of record entitled to vote at the meeting and that you intend to appear in person or by proxy at the meeting to bring the matter before the meeting.

The notice of a proposed director nomination must provide information as required in the bylaws of TSYS which, in general, require that the notice of a director nomination include your name, address and the number of shares you

TSYS  -  2017 Proxy Statement    59

own beneficially or of record; a representation that you are a shareholder of record entitled to vote at the meeting and that you intend to appear in person or by proxy at the meeting to nominate the person or persons named in the notice; any arrangements between you and each proposed nominee and any other person pursuant to which the nomination is being made; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares owned beneficially or of record by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for the election of a director under federal securities laws. You must submit the nominee’s consent to be elected and to serve. A copy of the bylaw requirements will be provided upon request to the Corporate Secretary at the address above.

Financial Information

Detailed financial information for TSYS and its subsidiaries for its 2016 fiscal year is included in TSYS’ 2016 Annual Report that is being provided to TSYS’ shareholders together with this Proxy Statement. The Annual Report and this Proxy Statement are also posted to our website at http://annualreport.tsys.com.

Solicitation of Proxies

TSYS will pay the cost of soliciting proxies. Proxies may be solicited on behalf of TSYS by directors, officers or employees by mail, in person or by telephone, facsimile or other electronic means. TSYS will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners. In addition, TSYS has retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $12,500, plus reimbursement of reasonable out-of-pocket expenses.

Householding

The SEC’s proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement to those shareholders. This method of delivery, often referred to as householding, should reduce the amount of duplicate information that shareholders receive and lower printing and mailing costs for companies. TSYS and certain intermediaries are householding proxy materials for shareholders of record in connection with the Annual Meeting. This means that:

•	Only one Notice of Internet Availability of Proxy Materials or Proxy Statement and Annual Report will be delivered to multiple shareholders sharing an address unless you notify us or your broker or bank to the contrary;

•	You can contact TSYS by calling (706) 644-6081 or by writing Senior Director of Investor Relations, Total System Services, Inc., P.O. Box 2567, Columbus, Georgia 31902 to request a separate copy of the Notice of Internet Availability of Proxy Materials or Annual Report and Proxy Statement for the Annual Meeting and for future meetings or, if you are currently receiving multiple copies, to receive only a single copy in the future or you can contact your bank or broker to make a similar request; and

•	You can request delivery of a single copy of the Notice of Internet Availability of Proxy Materials, Annual Report or Proxy Statements from your bank or broker if you share the same address as another TSYS shareholder and your bank or broker has determined to household proxy materials.

The above Notice of Annual Meeting and Proxy Statement are sent by Order of the TSYS Board of Directors.

M. Troy Woods

Chairman and

Chief Executive Officer

March 15, 2017

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APPENDIX A

Total System Services, Inc.

2017 Omnibus Plan

Effective April 27, 2017

TOTAL SYSTEM SERVICES, INC.

2017 OMNIBUS PLAN

Section 1. Establishment, Purpose and Duration

1.1 Establishment.    Total System Services, Inc., a Georgia corporation, establishes an incentive compensation plan to be known as the Total System Services, Inc. 2017 Omnibus Plan, as set forth in this document. This Plan permits the grant of various forms of equity- and cash-based awards. This Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3. This Plan and each Award granted hereunder are conditioned on and shall be of no force or effect until this Plan is approved by the shareholders of the Company.

1.2 Purpose of this Plan.    The purpose of this Plan is to foster and promote the long-term financial success of the Company by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Participants, and (c) enabling the Company to attract and retain qualified and competent persons as employees of the Company and to serve as members of the Board and whose judgment, interest and performance are required for the successful operations of the Company.

1.3 Duration of this Plan.    Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years after the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

1.4 Prior Plan.    Effective as of the Effective Date, the Total System Services, Inc. 2012 Omnibus Plan (the “Prior Plan”), will be frozen and no further awards will be issued thereunder. Awards issued pursuant to the Prior Plan shall remain outstanding and shall be administered in accordance with the terms of the Prior Plan and applicable award agreements thereunder.

Section 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1 “Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee; provided that with respect to a grant of Options or Stock Appreciation Rights under Sections 6 and 7 respectively, “Affiliate” means any corporation or other entity (including, but not limited to, a partnership or a limited liability company) in which the Company has at least a 50% equity ownership.

2.2 “Award” means a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.3 “Award Agreement” means a written or electronic agreement entered into by the Company and a Participant, or a written or electronic statement issued by the Company to a Participant, which in either case contains (either expressly or by reference to this Plan or any subplan created hereunder) the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant (including, but not limited to, the use of electronic signatures).

2.4 “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act and the terms “Beneficial Ownership” and “Beneficially Own” shall have the corresponding meanings.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Section 12.

2.7 A “Change in Control” means, except as may otherwise be provided in an Award Agreement, the occurrence of any one of the following events:

(a) the acquisition by any Person (other than the Company or a Subsidiary or any Company employee benefit plan (including its trustee)), of Beneficial Ownership, directly or indirectly, of securities of the Company representing 30% or more of the total number of shares of the Company’s then outstanding securities;

(b) individuals who, as of April 27, 2017, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds (2/3) of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets or stock of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the total number of shares of the Company’s outstanding securities immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than fifty percent (50%) of the total number of shares of the then outstanding securities of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the total number of shares of the Company’s outstanding securities immediately prior to such Business Combination, (ii) no Person (excluding any corporation resulting from such Business Combination, or any employee benefit plan (including its trustee) of the Company or such corporation resulting from such Business Combination) Beneficially Owns, directly or indirectly, 30% or more of, respectively, the total number of shares of the then outstanding securities of the corporation resulting from such Business Combination except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Directors of the Company immediately prior to the signing of the agreement providing for such Business Combination.

Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment based upon a Change in Control, then, solely for purposes of applying such change in the time or form of payment provision, a Change in Control shall be deemed to have occurred upon an event described in Section 2.7 only if the event would also constitute a change in ownership or effective control of, or a change in ownership of a substantial portion of the assets of, the Company under Code Section 409A.

A “Change of Control” shall not result from any transaction precipitated by the Company’s insolvency, appointment of a conservator, or determination by a regulatory agency that the Company is insolvent, nor from any transaction initiated by the Company in regard to converting from a publicly traded company to a privately held company.

2.8 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.9 “Commission” means the Securities and Exchange Commission.

2.10 “Committee” means the Compensation Committee of the Board or a subcommittee thereof or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under this Plan that would otherwise be the responsibility of the Committee. Each member of the Committee shall be (i) an independent director within the meaning of the rules and regulations of the New York Stock Exchange (or such other national securities exchange which is the principal market on which the Shares are then traded), (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3, and (iii) an outside director for purposes of Code Section 162(m).

2.11 “Company” means Total System Services, Inc., and any successor thereto as provided in Section 22.21.

2.12 “Covered Employee” means a Participant designated by the Committee at or prior to the time an Award is granted to him or her hereunder who is or is likely to become a “covered employee” as defined in Code Section 162(m) and for whom such Award has been designated as Performance-Based Compensation in accordance with Section 15.

2.13 “Director” means any individual who is a member of the Board.

2.14 “Dividend Equivalent” has the meaning set forth in Section 18.

2.15 “Effective Date” has the meaning set forth in Section 1.1.

2.16 “Employee” means any individual performing services for the Company or a Subsidiary or Affiliate and designated as an employee of the Company, the Affiliate or the Subsidiary on its payroll records. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Company, Affiliate or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common-law employee of the Company, Affiliate or Subsidiary during such period.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.18 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.19 “Fair Market Value” means, as applied to a specific date and unless otherwise specified in an Award Agreement, the price of a Share that is equal to the closing price of a Share on the New York Stock Exchange (“NYSE”) (or, on such other national securities exchange that is the primary trading market for the Shares, if Shares are not then listed on the NYSE) on the date of determination, or if no sales of Shares shall have occurred on such exchange on the date of determination, the closing price of the Shares on such exchange on the most recent date on which the Shares were publicly traded. Notwithstanding the foregoing, if Shares are not traded on any established stock exchange, the Fair Market Value means the price of a Share as established by the Committee acting in good faith based on a reasonable valuation method that is consistent with the requirements of Code Section 409A and the regulations thereunder.

2.20 “Grant Date” means the date an Award to a Participant pursuant to this Plan is approved by the Committee (or such later date as specified in such approval by the Committee) or, in the case of an Award granted to a Non-employee Director, the date on which such Award is approved by the Board (or such later date as specified in such approval by the Board).

2.21 “Grant Price” means the per Share price established at the time of grant of a SAR pursuant to Section 7.

2.22 “Incentive Stock Option” or “ISO” means an Award granted pursuant to Section 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422 or any successor provision.

2.23 “Non-employee Director” means a Director who is not an Employee.

2.24 “Nonqualified Stock Option” means an Award granted pursuant to Section 6 that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.25 “Option” means an Award consisting of a right granted to a Participant pursuant to Section 6 to purchase a specified number of Shares at a specified price, which Award may be an Incentive Stock Option or a Nonqualified Stock Option.

2.26 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan that is granted pursuant to Section 12.

2.27 “Participant” means any eligible individual as set forth in Section 5 to whom an Award is granted.

2.28 “Performance-Based Compensation” with respect to Covered Employees, means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award that does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.29 “Performance Measures” means measures, as described in Section 15.2, upon which performance goals are based and that are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.30 “Performance Period” means the period of time during which pre-established performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.31 “Performance Shares” means an Award granted pursuant to Section 10.

2.32 “Performance Unit” means an Award granted pursuant to Section 11.

2.33 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a vesting requirement (based on continued service, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, in its discretion) as provided in Sections 8 and 9.

2.34 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.35 “Plan” means this Total System Services, Inc. 2017 Omnibus Plan, as the same may be amended from time to time.

2.36 “Restricted Stock” means Shares issued to a Participant that are subject to an Award granted pursuant to Section 8 and to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Award Agreement.

2.37 “Restricted Stock Unit” means the right under an Award granted pursuant to Section 9 to receive at a future time one Share, or the Fair Market Value thereof, subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Award Agreement.

2.38 “Share” means a share of common stock, par value $0.10 per share, of the Company.

2.39 “Stock Appreciation Right” or “SAR” means the right under an Award granted pursuant to Section 7 to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.

2.40 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, ownership of more than 50% of the total combined voting power of all classes of stock or comparable interests.

2.41 “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Subsidiary or Affiliate or with which the Company or any Subsidiary or Affiliate combines.

2.42 “Termination of Service” means the following:

(a) for an Employee, the date on which the Employee is no longer an Employee; and

(b) for a Non-employee Director, the date on which the Non-employee Director is no longer a member of the Board.

With respect to any payment of an Award subject to Code Section 409A, a Termination of Service shall mean a “separation from service” within the meaning of Code Section 409A.

3. Administration

3.1 General.    The Committee shall be responsible for administering this Plan, subject to this Section 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company or Subsidiary, and all other interested individuals. Any action of the Committee shall be valid and effective even if the members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i), (ii) and (iii) of Section 2.10.

3.2 Authority of the Committee.    Subject to any express limitations set forth in this Plan, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of this Plan including, but not limited to, the following:

(a) To determine from time to time which of the persons eligible under this Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award and the number of Shares subject to an Award;

(b) To construe and interpret this Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration;

(c) To correct any defect, omission or inconsistency in this Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make this Plan fully effective;

(d) To approve forms of Award Agreements for use under this Plan;

(e) To determine the Fair Market Value of a Share;

(f) To amend any Award Agreement as permitted under this Plan;

(g) To adopt sub-plans and/or special provisions applicable to stock awards regulated by the laws of a jurisdiction other than and outside of the United States, to Cash-Based Awards, or to awards to

Directors (as contemplated by Section 16). Such sub-plans and/or special provisions shall be subject to and consistent with the terms of this Plan, except to the extent the Committee determines that different terms and conditions are necessary or desirable to comply with the laws of a jurisdiction other than and outside of the United States;

(h) To authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award;

(i) To determine whether Awards will be settled in Shares of common stock, cash or in any combination thereof;

(j) To determine whether Awards will provide for Dividend Equivalents;

(k) To establish a program whereby Participants designated by the Committee may reduce compensation otherwise payable in cash in exchange for Awards under this Plan;

(l) To authorize a program permitting eligible Participants to surrender outstanding Awards in exchange for newly granted Awards subject to any applicable shareholder approval requirements set forth in Section 21.1 of this Plan;

(m) To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares, including, without limitation, restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(n) To waive any restrictions, conditions or limitations imposed on an Award at the time the Award is granted or at any time thereafter including but not limited to forfeiture, vesting and treatment of Awards upon a Termination of Service;

(o) To permit Participants to elect to defer payments of Awards; provided that any such deferrals shall comply with applicable requirements of the Code, including Code Section 409A; and

(p) To certify the satisfaction of performance goals for purposes of satisfying the requirements of Code Section 162(m).

3.3 Delegation.    To the extent permitted by law, the Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. To the extent permitted by applicable law and the applicable rules of a stock exchange, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to a Non-employee Director, an Employee who is considered a Covered Employee, or an officer (as defined in Rule 16a-1(f) of the Exchange Act); (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Section 4. Shares Subject to This Plan and Maximum Awards

4.1 Number of Shares Authorized and Available for Awards.    Subject to adjustment as provided under Section 4.4, the total number of Shares that may be the subject of Awards and issued under this Plan shall be 15,000,000 Shares. Such Shares may be authorized and unissued Shares or treasury Shares. Any of the authorized Shares may be used for any type of Award under this Plan, and any or all of the Shares may be allocated to Incentive Stock Options. Solely for the purpose of determining the number of Shares available for Awards under this Section 4.1, the number of shares available for issuance under this Plan shall be reduced by one (1.00) Share for every one (1.00) Share granted in respect of an Award, provided however that in the case of an Award that provides for a range of potential Share payouts the Committee shall determine the extent to which the number of Shares available for issuance under this Plan shall be reduced by Shares granted in respect of such an Award.

4.2 Share Usage.    In determining the number of Shares available for grant under this Plan at any time, the following rules shall apply:

(a) Any Shares subject to an Award granted under this Plan or the Prior Plan that on or after the Effective Date terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares (or with the forfeiture of Shares in connection with a Restricted Stock Award), is settled in cash in lieu of Shares, or is exchanged with the Committee’s permission, prior to the issuance of Shares, for an Award not involving Shares shall become available again for grant under this Plan.

(b) Any Shares that are withheld by the Company or tendered by a Participant (by either actual delivery or attestation) on or after the Effective Date (i) to pay the Exercise Price of an Option granted under this Plan or (ii) to satisfy tax withholding obligations associated with an Award granted under this Plan, shall not become available again for grant under this Plan.

(c) Any Shares that were subject to a stock-settled SAR granted under this Plan that were not issued upon the exercise of such SAR on or after the Effective Date shall not become available again for grant under this Plan.

(d) Any Shares that were purchased by the Company on the open market with the proceeds from the exercise of a Stock Option shall not become available again for grant under this Plan.

(e) Shares subject to Substitute Awards shall not be counted against the share reserve specified in Section 4.1, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

4.3 Annual Award Limits.    Subject to adjustment as set forth in Section 4.4, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under this Plan:

(a) The maximum aggregate number of Shares for which Options or SARs may be granted to any Participant in any calendar year shall be 4,000,000 Shares (for avoidance of the doubt, this limit applies, in the aggregate, to all Awards subject to this paragraph (a)).

(b) The maximum aggregate number of Shares that may be subject to Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Other Stock Based Awards that are Performance-Based Compensation and granted to any one Participant in any calendar year shall be 2,000,000 Shares or its cash equivalent, determined as of the date of payment (for avoidance of doubt, this limit applies, in the aggregate, to all forms of Awards subject to this paragraph (b)). The foregoing maximum shall apply to any Performance Period that is equal to a fiscal year, which maximum shall be adjusted to the corresponding fraction or multiple of that amount for any Performance Period of a different duration.

(c) The maximum aggregate amount that may be paid to any Participant in any calendar year under an Award of Performance Units, Cash-Based Awards or any other Award that is payable or denominated in cash, in each case that is Performance-Based Compensation, shall be $6,000,000 determined as of the date of payout (for avoidance of doubt, this limit applies in the aggregate, to all forms of Awards subject to this paragraph (c)). The foregoing maximum shall apply to any Performance Period that is equal to a fiscal year, which maximum shall be adjusted to the corresponding fraction or multiple of that amount for any Performance Period of a different duration. To the extent that any form of Award subject to this Section 4.3(c) is to be settled in Shares, either pursuant to the discretion of the Committee or an election by the applicable Participant, compliance with the limit established by this Section 4.3(c) shall be determined by calculating the dollar value of the Shares to be issued in settlement based on the Fair Market Value of such Shares as of the applicable vesting date.

4.4 Adjustments.    All Awards shall be subject to the following provisions:

(a) In the event of any equity restructuring (within the meaning of FASB ASC Topic 718 or any successor provision) that causes the per share value of Shares to change, such as a stock dividend, stock split, reverse stock split, split up, spin-off, rights offering or recapitalization through an extraordinary dividend, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, (i) the number and kind of Shares or other securities that may be issued under this Plan or under particular forms of Award Agreements, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the Exercise Price or Grant Price applicable to outstanding Awards, (iv) the Annual Award Limits, and (v) other value determinations applicable to outstanding Awards. In the event of any other change in corporate capitalization (including, but not limited to, a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings or business combinations within the meaning of FASB ASC Topic 718 or any successor provision, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of this Plan. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number.

(b) In addition to the adjustments required and permitted under paragraph (a) above, the Committee, in its sole discretion, may make such other adjustments or modifications in the terms of any Awards that it deems appropriate to reflect any of the events described in Section 4.4(a), including, but not limited to, (i) modifications of performance goals and changes in the length of Performance Periods, or (ii) the substitution of other property of equivalent value (including, without limitation, cash, other securities and securities of entities other than the Company that agree to such substitution) for the Shares available under this Plan or the Shares covered by outstanding Awards, including arranging for the assumption, or replacement with new awards, of Awards held by Participants, but in either case only to the extent permitted by Code Section 162(m) with respect to Awards intended to qualify as Performance-Based Compensation and (iii) in connection with any sale of a Subsidiary, arranging for the assumption, or replacement with new awards, of Awards held by Participants employed by the affected Subsidiary by the Subsidiary or an entity that controls the Subsidiary following the sale of such Subsidiary.

(c) Any actions taken under section 4.4 shall be subject to compliance with the rules under Code Sections 409A, 422 and 424, as and where applicable. The determination of the Committee as to the foregoing adjustments set forth in this Section 4.4, if any, shall be conclusive and binding on Participants under this Plan.

4.5 Effect of Plans Operated by Acquired Companies.    If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under this Plan and shall not reduce the Shares authorized for grant under this Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-employee Directors prior to such acquisition or combination.

Section 5. Eligibility and Participation

5.1 Eligibility to Receive Awards.    Individuals eligible to participate in this Plan shall be limited to Employees and Non-employee Directors.

5.2 Participation in this Plan.    Subject to the provisions of this Plan, the Committee may, from time to time, select from all individuals eligible to participate in this Plan, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.

5.3 Award Agreements.    The Committee shall have the exclusive authority to determine the terms of an Award Agreement evidencing an Award granted under this Plan, subject to the provisions herein. The terms of an Award Agreement need not be uniform among all Participants or among similar types of Awards.

Section 6. Stock Options

6.1 Grant of Options.    Subject to the terms and conditions of this Plan, Options may be granted to Participants covering such number of Shares, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Each grant of an Option shall be evidenced by an Award Agreement, which shall specify whether the Option is in the form of a Nonqualified Stock Option or an Incentive Stock Option.

6.2 Exercise Price.    The Exercise Price for each Option shall be determined by the Committee and shall be specified in the Award Agreement evidencing such Option; provided, however, the Exercise Price must be at least equal to 100% of the Fair Market Value of a Share as of the Option’s Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, in the case of Incentive Stock Options, Code Section 424), and subject to adjustment as provided for under Section 4.4.

6.3 Term of Option.    The term of an Option granted to a Participant shall be determined by the Committee; provided, however, no Option shall be exercisable later than the tenth anniversary of its Grant Date.

6.4 Exercise of Option.    An Option shall be exercisable at such times and be subject to such restrictions and vesting conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.5 Payment of Exercise Price.    An Option shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. Any Shares issued upon exercise of an Option are subject to the transfer restrictions set forth in Section 14.3. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Exercise Price and the payment of applicable withholding taxes. The Exercise Price of any exercised Option shall be payable to the Company in accordance with one of the following methods:

(a) In cash or its equivalent,

(b) By tendering (either by actual delivery or by attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price (subject to such procedures and conditions as the Committee may establish),

(c) By a cashless (broker-assisted) exercise,

(d) By authorizing the Company to withhold Shares otherwise issuable upon the exercise of the Option having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price to the extent approved by the Committee,

(e) By any combination of (a), (b), (c) or (d), or

(f) By any other method approved or accepted by the Committee.

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.

6.6 Special Rules Regarding ISOs.    Notwithstanding any provision of this Plan to the contrary, an Option granted in the form of an ISO to a Participant shall be subject to the following rules:

(a) An incentive stock option may be granted only to an Employee of the Company or of any parent or subsidiary corporation (within the meaning of Code Section 424).

(b) An Option will constitute an Incentive Stock Option only to the extent that (i) it is so designated in the applicable Award Agreement and (ii) the aggregate Fair Market Value (determined as of the Option’s Grant Date) of the Shares with respect to which Incentive Stock Options held by the Participant first become exercisable in any calendar year (under this Plan and all other plans of the Company and its Affiliates) does not exceed $100,000. To the extent an Option granted to a Participant exceeds this limit, the Option shall be treated as a Nonqualified Stock Option.

(c) No Participant may receive an Incentive Stock Option under this Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the exercise price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the Grant Date and (ii) that Option will expire no later than five years after its Grant Date.

(d) If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Option shall thereafter be treated as a Nonqualified Stock Option.

Section 7. Stock Appreciation Rights

7.1 Grant of SARs.    Subject to the terms and conditions of this Plan, SARs may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Each grant of SARs shall be evidenced by an Award Agreement.

7.2 Grant Price.    The Grant Price for each grant of a SAR shall be determined by the Committee and shall be specified in the Award Agreement evidencing the SAR; provided, however, the Grant Price must be at least equal to 100% of the Fair Market Value of a Share as of the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A), and subject to adjustment as provided for under Section 4.4.

7.3 Term of SAR.    The term of a SAR granted to a Participant shall be determined by the Committee; provided, however, no SAR shall be exercisable later than the tenth anniversary of its Grant Date.

7.4 Exercise of SAR.    A SAR shall be exercisable at such times and be subject to such restrictions and vesting conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

7.5 Notice of Exercise.    A SAR shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the SAR is to be exercised.

7.6 Settlement of SARs.    Upon the exercise of a SAR, pursuant to a notice of exercise properly completed and submitted to the Company in accordance with Section 7.5, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of (a) and (b) below:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price.

(b) The number of Shares with respect to which the SAR is exercised.

Payment shall be made in cash, Shares or a combination thereof as provided for under the applicable Award Agreement. Any Shares issued in payment of a SAR are subject to the transfer restrictions set forth in Section 14.3.

Section 8. Restricted Stock

8.1 Grant of Restricted Stock.    Subject to the terms and conditions of this Plan, Restricted Stock Awards may be granted to Participants in such number of Shares, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Each grant of Restricted Stock shall be evidenced by an Award Agreement.

8.2 Nature of Restrictions.    Each grant of Restricted Stock may be subject to a requirement that a Participant pay a stipulated purchase price for each Share of Restricted Stock, and shall be subject to a Period of Restriction that shall lapse upon the satisfaction of such vesting conditions as are determined by the Committee and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a) That the Shares of Restricted Stock may not be transferred in any fashion prior to their applicable vesting date,

(b) That the Shares of Restricted Stock may vest only to the degree that specific performance goals are achieved,

(c) That the Shares of Restricted Stock may vest only upon completion of a specified period of continuous employment or other service and to the degree that specific performance goals have been achieved, or

(d) That the Shares of Restricted Stock may vest only upon completion of a specified period of continuous employment or other service.

8.3 Delivery of Shares.    Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or Plan agent or by one or more stock certificates issued in the name of the Participant. Any such stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry Shares shall be subject to comparable restrictions and corresponding stop transfer instructions. Upon the vesting of Shares of Restricted Stock, and the Company’s determination that any necessary conditions precedent to the release of vested Shares (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, such vested Shares shall be made available to the Participant in such manner as may be prescribed or permitted by the Committee. Such vested Shares are subject to the transfer restrictions set forth in Section 14.3.

8.4 Voting Rights.    As set forth in a Participant’s applicable Award Agreement, the Committee shall determine the extent to which a Participant holding Shares of Restricted Stock shall be granted the right to exercise full voting rights with respect to those Shares.

8.5 Section 83(b) Election.    The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

8.6 Certificate Legend.    In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Total System Services, Inc. 2017 Omnibus Plan and a Restricted Stock Award Agreement entered into between the registered owner and Total System Services, Inc. Copies of such Plan and Agreement are on file in the offices of Total System Services, Inc., One TSYS Way, Columbus, Georgia 31901.”

Section 9. Restricted Stock Units

9.1 Grant of Restricted Stock Units.    Subject to the terms and conditions of this Plan, Restricted Stock Units may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. A grant of Restricted Stock Units shall not represent the grant of Shares but shall represent a promise to deliver a corresponding number of Shares or the value of such number of Shares based upon the completion of service, performance conditions, or such other terms and conditions as specified in the applicable Award Agreement over the Period of Restriction. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement.

9.2 Nature of Restrictions.    Each grant of Restricted Stock Units shall be subject to a Period of Restriction that shall lapse upon the satisfaction of such vesting conditions as are determined by the Committee and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a) That the Restricted Stock Units may not be transferred in any fashion, subject to Section 14.1,

(b) That the Restricted Stock Units may vest only to the degree that specific performance goals are achieved,

(c) That the Restricted Stock Units may vest only upon completion of a specified period of continuous employment or other service and to the degree that specific performance goals have been achieved, or

(d) That the Restricted Stock Units may vest only upon completion of a specified period of continuous employment or other service.

9.3 Voting Rights.    A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder or the Shares subject to any Restricted Stock Units granted hereunder prior to the issuance of the Shares.

9.4 Settlement and Payment of Restricted Stock Units.    Unless otherwise elected by the Participant as permitted under the Award Agreement, or otherwise provided for in the Award Agreement, Restricted Stock Units shall be settled upon the date such Restricted Stock Units vest. Such settlement shall be made in Shares unless otherwise specified in the Award Agreement. Any Shares issued in settlement of Restricted Stock Units are subject to the transfer restrictions set forth in Section 14.3.

Section 10. Performance Shares

10.1 Grant of Performance Shares.    Subject to the terms and conditions of this Plan, Performance Shares may be granted to Participants in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee. Each grant of Performance Shares shall be evidenced by an Award Agreement.

10.2 Value of Performance Shares.    Each Performance Share shall have a value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals that, depending on the extent to which they are met over the specified Performance Period and the satisfaction of applicable service-based vesting conditions, shall determine the number of Performance Shares that shall vest, which may be greater than the target number of Performance Shares granted, and be paid to a Participant.

10.3 Earning of Performance Shares.    After the applicable Performance Period has ended, the number of Performance Shares earned by the Participant for the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made by the Committee.

10.4 Form and Timing of Payment of Performance Shares.    The Company shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Shares in the form of Shares unless otherwise specified in the Award Agreement. Any Shares issued in settlement of Performance Shares are subject to the transfer restrictions set forth in Section 14.3.

Section 11. Performance Units

11.1 Grant of Performance Units.    Subject to the terms and conditions of this Plan, Performance Units may be granted to a Participant in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee. Each grant of Performance Units shall be evidenced by an Award Agreement.

11.2 Value of Performance Units.    Each Performance Unit shall have an initial notional value equal to a dollar amount determined by the Committee. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period and the satisfaction of applicable service-based vesting conditions, will determine the number of Performance Units that shall vest (which may be greater than the target number of Performance Units granted), the settlement value of each Performance Unit (if variable), and the settlement amount to be paid to the Participant.

11.3 Earning of Performance Units.    After the applicable Performance Period has ended, the number of Performance Units earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made by the Committee.

11.4 Form and Timing of Payment of Performance Units.    The Company shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Units in the form of cash or in Shares or in a combination thereof, as specified in a Participant’s applicable Award Agreement. Any Shares issued in settlement of Performance Units are subject to the transfer restrictions set forth in Section 14.3.

Section 12. Other Stock-Based Awards and Cash-Based Awards

12.1 Grant of Other Stock-Based Awards and Cash-Based Awards.

(a) Subject to the terms and conditions of this Plan, the Committee may grant Other Stock-Based Awards not otherwise described by the terms of this Plan to a Participant in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.

(b) The Committee may grant Cash-Based Awards not otherwise described by the terms of this Plan to a Participant in such amounts and upon such terms as the Committee shall determine.

(c) Each grant of Other Stock-Based Awards and Cash-Based Awards shall be evidenced by an Award Agreement and/or subject to a subplan or special provisions approved by the Committee.

12.2 Value of Other Stock-Based Awards and Cash-Based Awards.

Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that shall be paid to the Participant will depend on the extent to which such performance goals are met and any service-based payment conditions are satisfied.

12.3 Payment of Other Stock-Based Awards and Cash-Based Awards.    Payment, if any, with respect to Cash-Based Awards and Other Stock-Based Awards shall be made in accordance with the terms of the applicable Award Agreement in the form of cash, Shares or other forms of Awards under this Plan or a combination of cash, Shares and other forms of Awards. The determination of the form in which Awards subject to this Section 12 will be paid shall be made by the Committee, unless the Committee chooses to provide in an applicable Award Agreement that a Participant may elect, in accordance with such procedures and limitations as the Committee may specify, the form in which such an Award will be paid. To the extent any Award subject to this Section 12 is to be paid in other forms of Awards under this Plan, such Awards issued in payment shall be valued for purposes of such payment at their Fair Market Value on the Grant Date of such Awards. If the Committee permits a Participant to elect to receive some or all of an amount that would otherwise be payable in cash under an Award subject to this Section 12 in Shares or other forms of Awards, the Committee may also provide in the applicable Award Agreement that the Fair Market Value of the Shares or the Grant Date fair value of the other forms of Awards may exceed the amount of cash that otherwise would have been payable.

Section 13. Effect of Termination of Service

Each Award Agreement evidencing the grant of an Award shall provide for the following:

(a) The extent to which a Participant shall vest in or forfeit such Award as a result of or following the Participant’s Termination of Service.

(b) With respect to an Award in the form of an Option or SAR, the extent to which a Participant shall have the right to exercise the Option or SAR following the Participant’s Termination of Service.

The foregoing provisions shall be determined by the Committee, shall be included in each Award Agreement entered into with each Participant, need not be uniform among all Award Agreements and may reflect distinctions based on the reasons for termination.

Section 14. Transferability of Awards and Shares

14.1 Transferability of Awards.    Except as provided in Section 14.2, Awards shall not be transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relations order entered into by a court of competent jurisdiction. No Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind; and any purported transfer in violation of this Section 14.1 shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.

14.2 Committee Action.    The Committee may, in its discretion, approve a Participant’s transfer, by gift, of an Award (except in the case of an ISO), on such terms and conditions as the Committee deems appropriate and to the extent permissible with Code Section 409A and applicable securities laws, (i) to an “Immediate Family Member” (as defined below) of the Participant, (ii) to an inter vivos or testamentary trust in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) to a charitable institution. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and this Plan, including restrictions on further transferability, compliance with applicable securities laws, and providing required investment representations. “Immediate Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, a trust in which any of these persons have more than fifty (50%) percent of the beneficial interest, a foundation in which any of these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty (50%) percent of the voting interests.

14.3 Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired by a Participant under this Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded or under any blue sky or state securities laws applicable to such Shares.

Section 15. Performance-Based Compensation and Compliance with Code Section 162(m)

15.1 Compliance with Section 162(m).    Subject to Section 15.5, the provisions of this Plan are intended to ensure that all Options and SARs granted hereunder to any Participant who is a Covered Employee at the time of exercise of such Option or SAR qualify for exemption from the limitation on deductibility imposed by Code Section 162(m) and that such Options and SARs shall therefore be considered Performance-Based Compensation and this Plan shall be interpreted and operated consistent with that intention. The Committee may designate any Award (other than an Option or SAR) as Performance-Based Compensation upon grant, in each case based upon a determination that (i) the Participant is designated a Covered Employee with respect to such Award, and (ii) the Committee wishes such Award to be subject to this Section 15 and qualify for exemption from the limitation on deductibility imposed by Code Section 162(m). The Committee shall have the sole authority to specify which Awards are to be granted in compliance with this Section 15 and treated as Performance-Based Compensation.

15.2 Performance Measures.    The performance goals upon which the grant, payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation are conditioned must be based on one or more of the following Performance Measures:

(a) Assets,

(b) Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment),

(c) Customer satisfaction,

(d) Earnings per share,

(e) Earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization,

(f) Economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital),

(g) Expenses/costs,

(h) Gross or net earnings or income,

(i) Gross or net operating margins,

(j) Gross or net operating profits,

(k) Gross or net sales or revenues,

(l) Individual objective performance measures,

(m) Market share,

(n) Net earnings or net income (before or after taxes),

(o) Number of cardholder, merchant and/or other customer accounts processed or converted,

(p) Operating efficiency,

(q) Productivity ratios and measures,

(r) Return measures (including, but not limited to, return on assets, total assets employed, equity, capital, invested capital, sales or revenues),

(s) Share price (including, but not limited to, growth in share price and total shareholder return),

(t) Strategic business objectives (including objective project milestones),

(u) Successful negotiation or renewal of contracts with new or existing customers,

(v) Transactions relating to acquisitions or divestitures,

(w) Unit volume, or

(x) Working capital.

Any Performance Measure(s) may, as the Committee, in its sole discretion deems appropriate, (i) relate to the performance of the Company, any Affiliate or any Subsidiary as a whole or any business unit, division or segment of the Company, any Affiliate or any Subsidiary or any combination thereof, (ii) be compared to the performance of a group of comparator companies, or published or special index, (iii) be based on change in the Performance Measure over a specified period of time and such change may be measured based on an arithmetic change over the specified period (e.g., cumulative change or average change), or percentage change over the specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (iv) relate to or be compared to one or more other Performance Measures, or (v) any combination of the foregoing. To the extent consistent with the requirements of Code Section 162(m), the Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 15.

With regard to a particular Performance Period, the Committee, in its sole discretion, shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), determine the length of the Performance Period (provided any such Performance Period shall be not less than one fiscal quarter in duration), the type(s) of Performance-Based Compensation Awards to be issued, and the Performance Measures that will be used to establish the performance goals. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the performance goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Performance-Based Compensation Awards earned for the period.

15.3 Evaluation of Performance.    The Committee may provide in any Award intended to qualify as Performance-Based Compensation that any evaluation of performance may include or exclude the impact, if any, on reported financial results of, among other things, any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) changes in tax laws, accounting principles or other laws or provisions, (d) reorganization or restructuring programs, (e) acquisitions or divestitures, (f) foreign exchange gains and losses or (g) gains and losses that are treated as unusual in nature or infrequent in their occurrence and which are disclosed in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders. Such inclusions or exclusions shall be prescribed in a form and at a time that meets the requirements of Code Section 162(m) for qualification of the Award as Performance-Based Compensation unless the Committee exercises its discretion pursuant to Section 15.5 that such Award not satisfy the requirements of Code Section 162(m).

15.4 Adjustment of Performance-Based Compensation.    The Committee shall have no discretion to increase the amount payable pursuant to Awards that are intended to qualify as Performance-Based Compensation beyond the amount that would otherwise be payable upon attainment of the applicable performance goal(s). The Committee shall, however, retain the discretion to decrease the amount payable pursuant to such Awards below the amount that would otherwise be payable upon attainment of the applicable performance goal(s), either on a formula or discretionary basis or any combination, as the Committee determines, in its sole discretion.

15.5 Committee Discretion.    In the event that applicable tax or securities laws change to permit Committee discretion to alter the governing Performance Measures or permit flexibility with respect to the terms of any Award or Awards to be treated as Performance-Based Compensation without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that are not intended to qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 15.2.

15.6 Code Section 162(m).    To the extent the Committee issues any Award that is intended to be exempt from the deduction limitation of Code Section 162(m), the Committee may, without shareholder or grantee approval, amend this Plan or the relevant Award Agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Code Section 162(m) required to preserve the Company’s federal income tax deduction for compensation paid pursuant to any such Award.

Section 16. Non-employee Director Awards

16.1 Awards to Non-employee Directors.    The Board shall approve all Awards to Non-employee Directors. The terms and conditions of any grant of any Award to a Non-employee Director shall be set forth in an Award Agreement.

16.2 Awards in Lieu of Fees.    The Board may permit a Non-employee Director the opportunity to receive an Award in lieu of payment of all or a portion of future director fees (including but not limited to cash retainer fees and meeting fees) or other type of Awards pursuant to such terms and conditions as the Board may prescribe and set forth in an applicable sub-plan or Award Agreement. If the Board permits a Participant to elect to receive payment of all or a portion of future director fees that would otherwise be payable in cash in the form of an Award, the Board may also provide in the applicable Award Agreement that the Grant Date fair value of the Award may exceed the amount of cash that otherwise would have been payable.

16.3 Annual Award Limit.    Equity-based Awards granted to Non-employee Directors shall be subject to the following limitations:

(a) Subject to paragraphs (b) and (c) below, the maximum aggregate fair value as of the Grant Date of equity-based Awards granted to any Non-employee Director during any calendar year shall not exceed $400,000, with fair value determined under applicable accounting standards (“Annual Non-employee Director Award Limit”).

(b) The Annual Non-employee Director Award Limit shall be increased to $600,000 for any Non-employee Director who serves as Chairman of the Board or Lead Director.

(c) The Annual Non-employee Director Award Limit shall be increased to $600,000 for any Non-employee Director for the year in which the Non-employee Director is first appointed or elected to the Board.

For the avoidance of doubt, the annual award limit set forth in this Section 16.3 shall solely apply to Awards granted under this Plan and shall not apply to Shares or Share equivalents granted to a Non-employee Director in lieu of all or any portion of such Non-employee Director’s cash-based director fees.

Section 17. Effect of a Change in Control

17.1 Default Vesting Provisions.    Unless otherwise provided for in an Award Agreement, and except to the extent that an Award meeting the requirements of Section 17.2(a) (a “Replacement Award”) is provided to the Participant pursuant to Section 4.4 to replace an existing Award (the “Replaced Award”), upon a Change in Control, all then-outstanding Awards shall vest in accordance with paragraphs (a), (b) and (c) below.

(a) Outstanding Options and SARs.    Upon a Change in Control, a Participant’s then-outstanding Options and SARs that are not vested shall immediately become fully vested (and, to the extent applicable, all performance conditions shall be deemed satisfied at target performance) and, subject to Section 17.3, exercisable over the exercise period set forth in the applicable Award Agreement.

(b) Outstanding Awards, other than Options and SARs, Subject Solely to a Service Condition.    Upon a Change in Control, subject to Section 17.3, a Participant’s then-outstanding Awards, other than Options and SARs, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Subsidiary shall become fully vested and shall be settled in cash, Shares or a combination thereof as provided for under the applicable Award Agreement within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A).

(c) Outstanding Awards, other than Options and SARs, Subject to a Performance Condition.    Upon a Change in Control, subject to Section 17.3, a Participant’s then-outstanding Awards, other than Options and SARs, that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied as if target performance was achieved and shall be settled pro rata, based on the proportion of the applicable performance period that lapsed through the date of the Change of Control, in cash, Shares or a combination thereof as provided for under the applicable Award Agreement within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A); notwithstanding that the applicable performance period, retention period or other restrictions and conditions have not been completed or satisfied.

17.2 Definition of Replacement Award.

(a) An Award shall meet the conditions of this Section 17.2(a) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award (or, it is of a different type as the Replaced Award, provided that the Committee, as constituted immediately prior to the Change in Control, finds such type acceptable); (ii) it has an intrinsic value at least equal to the value of the Replaced Award; (iii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; (iv) its terms and conditions comply with Section 17.2(b); and (v) its other terms and conditions are not less favorable to the holder of the Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 17.2(a) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options or stock appreciation rights by reference to either their intrinsic value or their fair value.

(b) Upon an involuntary termination of service of a Participant (i) by the Company other than for Cause, or (ii) to the extent specifically permitted in the Participant’s Award Agreement, a termination by the Participant for “good reason” (as defined in the Participant’s Award Agreement, change of control agreement or employment agreement, as applicable), in either case occurring within two years following the Change in Control, unless otherwise specified in the award agreement and approved by the Committee as constituted prior to the Change in Control, all Replacement Awards held by the Participant shall become fully vested and free of restrictions and, in the case of Replacement Awards in the form of (x) stock options or stock appreciation rights shall be fully exercisable, (y) performance-based Awards shall be deemed to be satisfied at target level performance and paid pro rata (based upon the proportion of the applicable performance period that has lapsed through the date of the Participant’s involuntary termination of service) upon or within 60 days of such termination of service, or (z) service-based Awards (other than stock options or stock appreciation rights) shall be paid upon or within 60 days of such termination of service. Notwithstanding the foregoing, with respect to any Award that is considered deferred compensation subject to Code Section 409A, settlement of such Award shall be made pursuant to its original schedule if necessary to comply with Code Section 409A.

For purposes of this Section 17.2(b), “Cause” shall mean:

If the Participant is a party to an employment, service or change in control agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein, or if no such agreement exists, or if such agreement does not define Cause, (1) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (2) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates; (3) gross negligence or willful misconduct with respect to the Company or an Affiliate; (4) the willful and continued failure to perform substantially the Participant’s duties with the Company or one of its Affiliates; or (5) a material violation of state or federal securities laws.

17.3 Cashout of Awards.

(a) Unless otherwise provided for in an Award Agreement, in the event of a Change in Control, with respect to any outstanding Option or Stock Appreciation Right, the Committee shall have discretion to cause a cash payment to be made to the person who then holds such Option or Stock Appreciation Right, in lieu of the right to exercise such Option or Stock Appreciation Right or any portion thereof. In the event the Committee exercises its discretion to cause such cash payment to be made, the amount of such cash payment shall be equal to the amount by which (i) the aggregate fair market value (on the date of the Change in Control) of the Shares that are subject to such Option or Stock Appreciation Right exceeds (ii) the aggregate Exercise Price or Grant Price (as applicable) of such Shares under such Option or Stock Appreciation Right. If the aggregate fair market value (on the date of the Change in Control) of the Shares that are subject to such Option or Stock Appreciation Right is less than the aggregate Exercise Price or Grant Price (as applicable) of such Shares under such Option or Stock Appreciation Right, such Option or Stock Appreciation Right shall be cancelled without any payment.

(b) Unless otherwise provided for in an Award Agreement, in the event of a Change in Control, with respect to an Award (other than an Option or Stock Appreciation Right) that would otherwise be payable in Common Shares, the Committee shall have discretion to cause the payment of such Award to be made in cash instead of Shares. In the event the Committee exercises its discretion to cause such cash payment to be made, the amount of such cash payment shall be equal to the aggregate fair market value, on the date of the Change in Control, of the Shares that would otherwise then be payable under such Award.

Section 18. Dividends and Dividend Equivalents

18.1 Payment of Dividends on Restricted Stock.    With respect to an Award of Restricted Stock, the Committee may grant or limit the right of a Participant to receive dividends declared on Shares that are subject to such Award to the extent the Award is not yet vested. If the Committee grants the right of a Participant to receive dividends declared on Shares subject to an unvested Award of Restricted Stock, then such dividends shall be paid to the Participant as of the applicable dividend payment dates or such other dates as determined by the Committee and set forth in the applicable Award Agreement; provided however, that in the case of an Award of Restricted Stock as to which vesting depends upon the satisfaction of one or more performance conditions, such dividends shall be subject to the same performance conditions and service conditions, as applicable, as the underlying Award. Dividends shall be paid in cash or reinvested in additional Shares or Awards by such formula and at such time and subject to such limitations as may be determined by the Committee.

18.2 Payment of Dividend Equivalents on Awards Other than Options, SARs and Restricted Stock.    Except for Options, SARs and Restricted Stock, the Committee may grant Dividend Equivalents on the units or other Share equivalents subject to an Award based on the dividends actually declared and paid on outstanding Shares. The terms of any Dividend Equivalents will be as set forth in the applicable Award Agreement, including the time and form of payment and whether such Dividend Equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Dividend Equivalents payable with respect to the unvested portion of an Award whose vesting depends upon the satisfaction of one or more performance conditions shall be subject to the same performance conditions and service conditions, as applicable, as the underlying Award.

Section 19. Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing, including electronically, with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator or legal representative.

Section 20. Rights of Participants

20.1 Employment.    Nothing in this Plan or an Award Agreement shall (a) interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment with the Company or any Subsidiary or Affiliate at any time or for any reason not prohibited by law or (b) confer upon any Participant any right to continue his employment or service as a Director for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Subsidiary or Affiliate and, accordingly, subject to Sections 3 and 21, this Plan and the benefits hereunder may be amended or terminated at any time in the sole and exclusive discretion of the Board or Committee without giving rise to any liability on the part of the Company, any Subsidiary, any Affiliate, the Committee or the Board.

20.2 Participation.    No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

20.3 Rights as a Shareholder.    Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Section 21. Amendment and Termination

21.1 Amendment and Termination of this Plan and Awards.

(a) Subject to subparagraphs (b) and (c) of this Section 21.1 and Section 21.3 of this Plan, the Board may at any time amend, suspend or terminate this Plan, and the Board or Committee may at any time amend, suspend or terminate any outstanding Award Agreement.

(b) Without the prior approval of the Company’s shareholders and except as provided for in Section 4.4, no Option or SAR Award may be (i) amended to reduce the Exercise Price or the Grant Price thereof, as applicable; (ii) cancelled in exchange for the grant of any new Option or SAR with a lower Exercise Price or Grant Price, as applicable; or (iii) cancelled in exchange for cash, other property or the grant of any new Award at a time when the Exercise Price of the Option or the Grant Price of the SAR is greater than the current Fair Market Value of a Share.

(c) Notwithstanding the foregoing, no amendment of this Plan shall be made without shareholder approval if shareholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, or applicable U.S. federal laws or regulations.

21.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.

(a) Except as may be limited by Code Section 162(m) with respect to Awards intended to qualify as Performance-Based Compensation, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan.

(b) Any subplan may provide that the Committee or its authorized delegate shall retain the discretion to decrease the amount payable pursuant to a Cash-Based Award granted under such subplan below the amount that would otherwise be payable upon attainment of the applicable performance goal(s) over a Performance Period that does not exceed a term of one (1) year, either on a formula or discretionary basis or any combination, as the Committee or its authorized delegate determines is appropriate.

(c) The determination of the Committee (or its authorized delegate, if applicable) as to any adjustments made pursuant to subparagraphs (a) and (b) above shall be conclusive and binding on Participants under this Plan. By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 21.2 without further consideration or action.

21.3 Awards Previously Granted.    Notwithstanding any other provision of this Plan to the contrary, other than Sections 21.2 and 21.4, no termination or amendment of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

21.4 Amendment to Conform to Law.    Notwithstanding any other provision of this Plan to the contrary, the Board may amend this Plan and the Board or the Committee may amend an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming this Plan or an Award Agreement to (i) any law relating to plans of this or similar nature (including, but not limited to Code Section 409A), and to the administrative regulations and rulings promulgated thereunder, (ii) any applicable stock exchange requirements and (iii) any compensation recoupment policy adopted by the Company. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 21.4 to this Plan and any Award without further consideration or action.

21.5 Deferred Compensation.    It is the intention of the Company that no Award be deferred compensation subject to Code Section 409A unless and to the extent that the Committee specifically determines otherwise. The terms and conditions governing any Awards that the Committee determines will be subject to Code Section 409A, including any rules for payment, including elective or mandatory deferral of the payment or delivery of cash or Shares pursuant thereto, and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement and shall be intended to comply in all respects with Code Section 409A, and this Plan, and the terms and conditions of such Awards shall be interpreted and administered accordingly. The Committee shall not extend the period to exercise an Option or Stock Appreciation Right to the extent that such extension would cause the Option or Stock Appreciation Right to become subject to Code Section 409A. Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit, Performance Unit, Performance Share, Cash-Based Award and/or Other Stock-Based Award shall be paid in full to the Participant no later than the fifteenth day of the third month after the end of the first calendar year in which such Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee provides in an Award Agreement that a Restricted Stock Unit, Performance Unit, Performance Share, Cash-Based Award or Other Stock-Based Award is intended to be subject to Code Section 409A, the Award Agreement shall include terms that are intended to comply in all respects with Code Section 409A. No Dividend Equivalents shall relate to Shares underlying an Option or SAR unless such Dividend Equivalent rights are explicitly set forth as a separate arrangement and do not cause any such Option or SAR to be subject to Code Section 409A.

Section 22. General Provisions

22.1 Forfeiture Events.

(a) In addition to the forfeiture events specified in paragraph (b) below, the Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable treatment of an Award.

(b) Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement) and the Committee, in its sole and exclusive discretion, may require that any Participant reimburse the Company all or part of the amount of any payment in settlement of any Award granted hereunder.

22.2 Tax Withholding.

(a) Tax Withholding Generally.    The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy applicable federal, state and local tax withholding requirements, domestic or foreign, with respect to any taxable event arising as a result of the grant, vesting, exercise or settlement of an Award to the Participant under this Plan.

(b) Share Withholding.    Unless otherwise required by the Committee, the Company may withhold, or permit a Participant to elect to have withheld from a “Share Payment” the number of Shares having a Fair Market Value equal to the minimum statutory withholding requirements but in no event shall the Participant be allowed to elect for such withholding to exceed the minimum statutory withholding requirements. Notwithstanding the immediately preceding sentence, the Company, in its discretion, may withhold Shares or permit a Participant to elect to have withheld from a Share Payment, the number of Shares having a Fair Market Value up to, but not in excess of, the maximum statutory withholding requirements, provided that withholding Shares with a Fair Market Value in excess of the minimum statutory withholding requirements will not result in an Award otherwise classified as an equity award under ASC Topic 718 or any successor provision to be classified as a liability award under ASC Topic 718 or any successor provision). The term Share Payment shall mean the issuance or delivery of Shares upon the grant, vesting, exercise or settlement of an Award, as the case may be.

22.3 Legend.    The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

22.4 Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

22.5 Severability.    In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

22.6 Requirements of Law.    The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. It is the intent of the Company that this Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3, as promulgated under Section 16 of the Exchange Act, so that Participants will be entitled to the benefit of Rule 16b-3 (or any successor provisions) and will not be subject to short-swing liability under Section 16 of the Exchange Act. If any provision of this Plan would conflict with this intent, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

22.7 Delivery of Shares.    The Company shall have no obligation to issue or deliver Shares under this Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

22.8 Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or deliver such Shares as to which such requisite authority shall not have been obtained.

22.9 Investment Representations.    The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

22.10 Employees Based Outside of the United States.    Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company or any Subsidiaries or Affiliates operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Subsidiaries and Affiliates shall be covered by this Plan;

(b) Determine which Employees or Directors outside the United States are eligible to participate in this Plan;

(c) Modify the terms and conditions of any Award granted to Employees or Directors outside the United States to comply with applicable foreign laws;

(d) Establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any sub-plans and modifications to Plan terms and procedures established under this Section 22.10 by the Committee shall be attached to this Plan document as appendices; and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

22.11 Uncertificated Shares.    To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

22.12 Unfunded Plan.    Participants shall have no right, title or interest whatsoever in or to any investments that the Company or any Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary or Affiliate under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary or the Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary or the Affiliate, as the case may be, and no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

22.13 No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

22.14 Retirement and Welfare Plans.    Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

22.15 Nonexclusivity of this Plan.    The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

22.16 No Constraint on Corporate Action.    Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or Affiliate’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or Affiliate to take any action that such entity deems to be necessary or appropriate.

22.17 Governing Law.    This Plan and each Award Agreement shall be governed by the laws of the state of Georgia excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Georgia to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

22.18 Delivery and Execution of Electronic Documents.    To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company) all documents relating to this Plan or any Award thereunder (including without limitation, prospectuses required by the Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit Participant’s to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed to the Committee.

22.19 No Representations or Warranties Regarding Tax Effect.    Notwithstanding any provision of this Plan to the contrary, the Company, Affiliates, Subsidiaries, the Board and the Committee neither represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under this Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

22.20 Indemnification.    Subject to requirements of the laws of the state of Georgia, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company or other person to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

22.21 Successors.    All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

22.22 Right of Offset.    The Company and its Affiliates shall have the right to offset against the obligations to make payment or issue any Shares to any Participant under this Plan, any outstanding amounts (including travel and entertainment advance balances, loans, tax withholding amounts paid by the employer or amounts repayable to the Company or Affiliate pursuant to tax equalization, housing, automobile or other employee programs) such Participant then owes to the Company or an Affiliate and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement.

TOTAL SYSTEM SERVICES, INC. P.O. BOX 2506 COLUMBUS, GA 31902-2506	SCAN TO VIEW MATERIALS & VOTE

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TOTAL SYSTEM SERVICES, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2, 3 AND 5 AND “1 YEAR” ON PROPOSAL 4.

1.	Election of 11 Nominees as Directors:		For	Against	Abstain

	1a. Kriss Cloninger III		☐	☐	☐				For	Against	Abstain

	1b. Walter W. Driver, Jr.		☐	☐	☐		1i. John T. Turner		☐	☐	☐

	1c. Sidney E. Harris		☐	☐	☐		1j. Richard W. Ussery		☐	☐	☐

	1d. William M. Isaac		☐	☐	☐		1k. M. Troy Woods		☐	☐	☐

	1e. Pamela A. Joseph 1f. Mason H. Lampton 1g. Connie D. McDaniel		☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐	2.	Ratification of the appointment of KPMG LLP as TSYS’ independent auditor for the year 2017.		☐	☐	☐
						3.	Approval of the advisory resolution to approve executive compensation.		☐	☐	☐
								1 Year	2 Years	3 Years	Abstain
	1h. Philip W. Tomlinson		☐	☐	☐	4.	Advisory vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.					☐				For	Against	Abstain
						5.	Approval of the Total System Services, Inc. 2017 Omnibus Plan.		☐	☐	☐

The undersigned hereby acknowledges receipt of NOTICE of the ANNUAL MEETING and the PROXY STATEMENT and hereby revokes all Proxies previously given by the undersigned for the ANNUAL MEETING.

Note:   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)		Date

V.1.1

Important notice regarding the Internet availability of proxy materials for the

Annual Meeting of Shareholders:

The Notice and Proxy Statement and the 2016 Annual Report to Shareholders are available at:

http://annualreport.tsys.com

E18254-P85930

TOTAL SYSTEM SERVICES, INC.

POST OFFICE BOX 2506, COLUMBUS, GEORGIA 31902-2506

ANNUAL MEETING OF SHAREHOLDERS OF TSYS TO BE HELD April 27, 2017

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TSYS

By signing on the reverse side, I hereby appoint Dorenda K. Weaver and Joseph J. Bialoncik as Proxies, each of them singly and each with power of substitution, to vote all shares of Common Stock of TSYS of the undersigned or with respect to which the undersigned is entitled to vote on February 17, 2017 at the ANNUAL MEETING OF THE SHAREHOLDERS OF TSYS to be held on the 27th day of April, 2017, and at any adjournments or postponements thereof.

The Board of Directors is not aware of any matters likely to be presented for action at the Annual Meeting of Shareholders of TSYS, other than the matters listed herein. However, if any other matters are properly brought before the Annual Meeting, the persons named in this Proxy or their substitutes will vote upon such other matters in accordance with their best judgment. This Proxy is revocable at any time prior to its use.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THIS PROXY WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2, 3 AND 5 AND “1 YEAR” ON PROPOSAL 4, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

IF YOU DO NOT VOTE BY PHONE OR OVER THE INTERNET, PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side.)

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